UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

We have enclosed with this letter the proxy statement for our 2011 Annual Meeting of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”).

This year’s Annual Meeting will be held on Tuesday, December 20, 2011, at 10:00 a.m. Central Time, at our offices at 305 Hartmann Drive, Lebanon, Tennessee 37087, and you are most welcome to attend. You will find directions to the Annual Meeting on the inside back cover of the accompanying proxy statement.

At the Annual Meeting, you will have an opportunity to vote on the following proposals: (1) the election of eleven directors, (2) approval of the Company’s shareholder rights plan, (3) approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement, (4) selection, on an advisory basis, of the frequency (annual, biennial or triennial) with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers, (5) approval of an Agreement and Plan of Merger effecting an internal restructuring of the Company through a merger of the Company with and into CBOCS, Inc., the Company’s wholly owned subsidiary, and (6) ratification of the appointment of Deloitte & Touche LLP as Cracker Barrel’s independent registered public accounting firm. Representatives from Deloitte & Touche LLP will be available at the Annual Meeting, and we will address questions that you may have.

Your vote will be especially important at the Annual Meeting. As you may have heard, Biglari Holdings Inc. and certain affiliated entities (collectively, “Biglari Holdings”) have stated their intention to propose one alternative director nominee, Sardar Biglari, the chairman and chief executive officer of Biglari Holdings, for election at the Annual Meeting.

We strongly urge you (1) to read the accompanying proxy statement carefully and vote FOR the nominees proposed by the Board of Directors and in accordance with the Board’s recommendations on the other proposals by using the enclosed WHITE proxy card and (2) not to return any proxy card sent to you by Biglari Holdings. If you vote using a COLOR proxy card sent to you by Biglari Holdings, you can subsequently revoke it by using the WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

We want your vote to be represented at the Annual Meeting. For those of you who plan to visit with us in person at the Annual Meeting, we look forward to seeing you, and please have a safe trip.

Sincerely,

/s/ Michael A. Woodhouse	/s/ Sandra B. Cochran

Michael A. Woodhouse	Sandra B. Cochran
Executive Chairman	President and Chief Executive Officer

                    , 2011

YOUR VOTE IS IMPORTANT

Please mark, sign and date your WHITE proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. If you own shares in a brokerage account, your broker cannot vote your shares on any of the proposals, except for the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a shareholder and vote on all proposals.

305 Hartmann Drive

Lebanon, Tennessee 37087

Notice of Annual Meeting of Shareholders

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE OF MEETING:	December 20, 2011

TIME OF MEETING:	10:00 a.m. Central Time

PLACE OF MEETING:	305 Hartmann Drive

Lebanon, Tennessee 37087

ITEMS OF BUSINESS:

(1)    to elect eleven directors;

(2)    to approve the Company’s shareholder rights plan;

(3)    to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;

(4)    to select, on an advisory basis, the frequency (annual, biennial or triennial) with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers;

(5)    to approve an Agreement and Plan of Merger effecting an internal restructuring of the Company through a merger of the Company with and into CBOCS, Inc., the Company’s wholly owned subsidiary;

(6)    to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2012 fiscal year; and

(7)    to conduct other business properly brought before the meeting.

WHO MAY VOTE/ RECORD DATE:	You may vote if you were a shareholder of record on October 14, 2011.

DATE OF MAILING:	This proxy statement and the form of proxy are first being mailed or provided to shareholders on or about [ ], 2011.

YOUR VOTE IS IMPORTANT. The Company cordially invites all shareholders to attend the meeting in person. Whether or not you personally plan to attend, please take a few minutes now to vote by telephone or by Internet by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.

Please note that Biglari Holdings Inc. and certain affiliated entities (collectively, “Biglari Holdings”) have provided notice to the Company that Biglari Holdings intends to nominate an alternative director candidate, Sardar Biglari, the chairman and chief executive officer of Biglari Holdings. Our Board of Directors does not endorse the election of Biglari Holdings’ nominee. You may receive proxy solicitation materials from Biglari Holdings, including its proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Biglari Holdings or its nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari Holdings or any other statements that Biglari Holdings may otherwise make.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY BIGLARI HOLDINGS.

Even if you have previously signed a proxy card sent by Biglari Holdings, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any proxy card sent to you by Biglari Holdings.

By Order of our Board of Directors,

/s/ N.B. Forrest Shoaf

N.B. Forrest Shoaf

Secretary

Lebanon, Tennessee

                    , 2011

CRACKER BARREL OLD COUNTRY STORE, INC.

305 Hartmann Drive

Lebanon, Tennessee 37087

Telephone: (615) 444-5533

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

i

GENERAL INFORMATION

What is this document?

This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with our Annual Meeting of shareholders to be held on Tuesday, December 20, 2011. A form of WHITE proxy card also is being furnished with this document.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (the “SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Cracker Barrel Old Country Store, Inc. throughout this proxy statement as “we,” “us,” the “Company” or “Cracker Barrel.”

Why am I receiving a proxy statement?

You are receiving this document because you were one of our shareholders on October 14, 2011, the record date for our 2011 Annual Meeting. We are sending this proxy statement and the form of WHITE proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Annual Meeting. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. Because our shares are widely held, it would be impractical, if not impossible, for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our shareholders. United States federal securities laws require us to send you this proxy statement and specify the information required to be contained in it.

What does it mean if I receive more than one proxy statement or WHITE proxy card?

If you receive multiple proxy statements or WHITE proxy cards, that may mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company (“AST”), which may be contacted at (800) 485-1883.

If Biglari Holdings proceeds with its previously announced alternative director nomination, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board of Directors then you should only submit WHITE proxy cards.

What information is available on the Internet?

This proxy statement, our Annual Report on Form 10-K and other financial documents are available free of charge at the SEC’s website, sec.gov. Our proxy statement and annual report to shareholders are available at the Investor Relations section of our corporate website, crackerbarrel.com.

Are you “householding” for shareholders sharing the same address?

Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Cracker Barrel shareholder at your address an individual WHITE proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our transfer agent, AST, at toll free (800) 485-1883, or to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Is there any other information that I should be receiving?

Yes. You should have already received a copy of our 2011 annual report to shareholders, which contains financial and other information about the Company and our most recently completed fiscal year, which ended July 29, 2011. References in this document to a year (e.g., “2011”), unless the context clearly requires otherwise, mean and will be deemed a reference to our fiscal year that ended on the Friday closest to July 31 of that year.

Who pays for the Company’s solicitation of proxies?

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but MacKenzie Partners, Inc. (“MacKenzie”), our proxy solicitor, will be paid a fee, estimated to be about $[        ], for rendering solicitation services.

MacKenzie expects that approximately 50 of its employees will assist in the solicitation. MacKenzie will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock.

Our aggregate expenses, including those of MacKenzie, related to our solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the potential proxy contest and excluding salaries and wages of our regular employees, are expected to be approximately $[        ], of which approximately $[        ] has been spent to date. Annex A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.

An independent inspector of election will receive and tabulate the proxies and certify the results.

Who may attend the Annual Meeting?

The Annual Meeting is open to all of our shareholders. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Cracker Barrel shares, it is possible that you will not be admitted to the meeting.

May shareholders ask questions at the Annual Meeting?

Yes. Our officers will be available to respond to shareholder questions at the end of the meeting. In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions or requiring questions to be submitted in writing.

What if I have a disability?

If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary, at least two weeks before the meeting.

What is Cracker Barrel Old Country Store, Inc. and where is it located?

We are the parent corporation and owner of the Cracker Barrel Old Country Store® restaurant and retail concept. We operate over 600 Cracker Barrel stores in 42 states through a number of related operating companies. Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is (615) 444-5533.

Where is Cracker Barrel Old Country Store, Inc. common stock traded?

Our common stock is traded and quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CBRL.”

Who will count the votes cast at the Annual Meeting?

The independent inspector of election for the Annual Meeting shall determine the number of votes cast by holders of common stock for all matters. The Board of Directors will appoint an independent inspector of election to serve at the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, if practicable.

How can I find the voting results of the Annual Meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting.

VOTING MATTERS

What am I voting on?

You will be voting on the following matters:

•	the election of eleven directors;

•	the approval of the Company’s shareholder rights plan;

•	the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•

the selection, on an advisory basis, of the frequency (annual, biennial or triennial) with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers;

•	the approval of an Agreement and Plan of Merger effecting an internal restructuring of the Company through a merger of the Company with and into CBOCS, Inc., the Company’s wholly owned subsidiary; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2012 fiscal year.

Has the Company been notified that a shareholder intends to propose alternative director nominee at the Annual Meeting?

Yes. Biglari Holdings Inc. (“Biglari Holdings”) has notified the Company of its intention to propose an alternative director nominee, Sardar Biglari, the chairman and chief executive officer of Biglari Holdings, for election at the Annual Meeting. Our Board of Directors unanimously recommends a vote FOR each of the Board’s nominees for director on the enclosed WHITE proxy card. The Biglari Holdings nominee has NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to Biglari Holdings or its nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari Holdings or any other statements that Biglari Holdings may otherwise make.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on October 14, 2011. As of October 14, 2011, there were [        ] shares of our common stock outstanding.

How many votes must be present to hold the Annual Meeting?

In order to lawfully conduct the Annual Meeting, a majority of our outstanding common shares as of October 14, 2011 must be present at the meeting either in person or by proxy. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by one of the methods described below under the question “How do I vote before the meeting?” Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) also will be counted for purposes of establishing a quorum.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

May I vote my shares in person at the Annual Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting in person, however, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by returning your WHITE proxy card or by using the telephone or Internet.

How do I vote before the meeting?

Before the meeting, you may vote your shares in one of the following three ways:

•	by completing, signing and returning the enclosed WHITE proxy card in the postage-paid envelope;

•	by using the telephone (within the United States and Canada) by calling (800) 690-6903; or

•	by using the Internet by visiting the following website: proxyvote.com.

Please use only one of the three ways to vote. Please follow the directions on your WHITE proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?” The Tennessee Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you a request for directions for voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.

What is a “broker non-vote”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. See “How will abstentions and broker non-votes be treated?” and “Will my shares held in street name be voted if I do not provide my proxy?” below. If, as expected, Biglari Holdings initiates a proxy contest, there will be no routine matters.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.

Will my shares held in street name be voted if I do not provide my proxy?

If your shares are held in street name, your shares might be voted even if you do not provide the brokerage firm with voting instructions. On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. Unless Biglari Holdings initiates a proxy contest, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will be considered a routine matter for this purpose. The election of directors, the approval of our shareholder rights plan, the approval, on an advisory basis, of the compensation of the Company’s executive officers, the selection, on an advisory basis, of the frequency with which shareholders of the Company will have a vote on the compensation of the Company’s named executive officers and the approval of the merger of the Company with and into CBOCS, Inc. are not considered routine matters, and, therefore, your shares will not be voted on these matters unless you instruct your brokerage firm to vote in a timely manner.

How will my proxy be voted?

The individuals named on the WHITE proxy card will vote your proxy in the manner you indicate on the WHITE proxy card.

What if I return my WHITE proxy card or vote by Internet or telephone but do not specify my vote?

If you sign and return your WHITE proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:

•	FOR the election of each of the eleven nominees named in this proxy statement;

•	FOR the approval of the Company’s shareholder rights plan;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•	FOR having an advisory vote on the compensation of the Company’s named executive officers once every year;

•

FOR the approval of an Agreement and Plan of Merger effecting an internal restructuring of the Company through a merger of the Company with and into CBOCS, Inc., the Company’s wholly owned subsidiary; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2012 fiscal year.

Can I change my mind and revoke my proxy?

Yes. To revoke a proxy given pursuant to this solicitation, you must:

•	sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087 at or before the Annual Meeting;

•	provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

•	re-vote by using the telephone and calling (800) 690-6903;

•	re-vote by using the Internet and visiting the following website: proxyvote.com; or

•	attend the Annual Meeting and vote in person—note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

If you have previously signed a COLOR proxy card sent to you by Biglari Holdings, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Submitting a Biglari Holdings proxy card will revoke votes you have previously made via the Company’s WHITE proxy card.

What vote is required to approve each proposal?

•	Proposal 1: Election of eleven directors.

As a result of Biglari Holdings’ declared intention to propose Sardar Biglari as an alternative director nominee, and assuming this nominee is in fact proposed for election at the Annual Meeting and has not been withdrawn by Biglari Holdings on or prior to the tenth day before we mail the Notice of Meeting in this proxy statement to our shareholders, there will be more than eleven nominees. This means that the eleven candidates receiving the highest number of “FOR” votes will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Broker non-votes will also not be considered to have been voted for any director nominee.

THE ONLY WAY TO SUPPORT ALL ELEVEN OF YOUR BOARD OF DIRECTORS’ NOMINEES IS TO VOTE “FOR” THE BOARD’S NOMINEES ON THE WHITE PROXY CARD. PLEASE DO NOT SIGN OR RETURN BIGLARI HOLDINGS’ COLOR PROXY CARD, EVEN IF YOU VOTE “AGAINST” OR WITHHOLD ON THEIR DIRECTOR NOMINEE. DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S WHITE PROXY CARD.

•	Proposal 2: Approval of the Company’s shareholder rights plan.

The Company’s shareholder rights plan will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

•	Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice.

The approval of the compensation of the Company’s named executive officers as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.

•	Proposal 4: The selection, on an advisory basis, of the frequency (annual, biennial or triennial) with which shareholders of the Company will have an advisory vote on the compensation of the Company’s named executive officers.

Shareholders of the Company have a choice of having an advisory vote on the compensation of the Company’s named executive officers once every year, once every two years or once every three years. In addition, shareholders are entitled to mark “ABSTAIN.” The alternative (once every year, once every two years or once every three years) receiving the most votes will be the frequency the shareholders approve. If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast for any of the three options under this proposal. Broker non-votes likewise will not be treated as cast for any of the three options under this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on which of the three options is approved.

•	Proposal 5: Approval of an Agreement and Plan of Merger effecting an internal restructuring of the Company through a merger of the Company with and into CBOCS, Inc., the Company’s wholly owned subsidiary.

Approval of the Agreement and Plan of Merger requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to be cast. If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone or if you do not submit a properly executed WHITE proxy card or use the Internet or telephone to vote on this proposal, it will have the same effect as a vote “AGAINST” this proposal. Broker non-votes likewise will have the same effect as a vote “AGAINST” this proposal.

•	Proposal 6: Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.

Shareholder ratification of the appointment of our independent registered public accounting firm is not required, but the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification in order to obtain the views of our shareholders. Under Tennessee law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed WHITE proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast on this proposal. Broker non-votes likewise will not be treated as cast on this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved. However, this proposal is considered to be a routine proposal (unless Biglari Holdings initiates a proxy contest, in which event this proposal will not be considered routine); therefore, if your shares are held in street name, your broker will have discretion to vote your shares even if you do not provide instructions. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider its appointment.

How do you recommend that I vote on these items?

The Board of Directors recommends that you vote:

•	FOR the election of each of the eleven director nominees named in this proxy statement;

•	FOR the approval of the Company’s shareholder rights plan;

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;

•	FOR having an advisory vote on the compensation of the Company’s named executive officers once every year;

•

FOR the approval of an Agreement and Plan of Merger effecting an internal restructuring of the Company through a merger of the Company with and into CBOCS, Inc., the Company’s wholly owned subsidiary; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2012 fiscal year.

What should I do if I receive a proxy card from Biglari Holdings?

Biglari Holdings has stated its intention to propose Sardar Biglari as an alternative director nominee for election at the Annual Meeting. If Biglari Holdings proceeds with its alternative nomination, you may receive proxy solicitation materials from Biglari Holdings, including an opposition proxy statement and COLOR proxy card. Our Board of Directors unanimously recommends that you disregard it. We are not responsible for the accuracy of any information provided by or relating to Biglari Holdings or its nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari Holdings or any other statements that Biglari Holdings may otherwise make. If you have already voted using the COLOR proxy card, you have every right to change your vote by executing and returning the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against the Biglari Holdings nominee using the COLOR proxy card, your vote will not be counted as a vote for all eleven of the Board’s nominees and will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive other than the WHITE proxy card. If you have any questions or need assistance voting, please call MacKenzie Partners, Inc., our proxy solicitors, at (800) 322-2885.

May other matters be raised at the Annual Meeting; how will the meeting be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Executive Chairman has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Executive Chairman is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

BOARD OF DIRECTORS AND COMMITTEES

Who are the current members of the Board of Directors?

The names and biographies of each member of our Board of Directors are set forth in this proxy statement under “PROPOSAL 1: ELECTION OF DIRECTORS,” beginning on page 47 of this proxy statement. Except for Messrs. Hilton and White, who, on July 28, 2011, informed us of their decision not to stand for re-election, all of the current members of our Board of Directors are nominees for re-election to the Board. Neither Mr. Hilton’s nor Mr. White’s decision is due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Prior to the Annual Meeting, Messrs. Hilton and White will resign, and the size of our Board of Directors will be set at eleven directors by action of our Board of Directors pursuant to our Bylaws.

How often did the Board of Directors meet in 2011?

Our Board of Directors met 11 times during 2011. Each director attended at least 75% of the aggregate number of meetings of the full Board of Directors that were held during the period he or she was a director during 2011 and all meetings of the committee(s) on which he or she served that were held during the period he or she served on such committee in 2011.

What are the committees of the Board?

Our Board of Directors has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, Public Responsibility, and Executive. All members of the Audit, Compensation, and Nominating and Corporate Governance committees are independent under the Nasdaq Marketplace Rules and our Corporate Governance Guidelines. Our Board of Directors has adopted a written charter for each of the committees, with the exception of the Executive Committee. A copy of the charter of each of the Audit, Compensation, and Nominating and Corporate Governance committees, as well as our Corporate Governance Guidelines, is posted on our Internet website, crackerbarrel.com. Current information regarding all of our standing committees is set forth below. As part of their process of becoming more familiar with the Company and its business during their initial period of service on our Board of Directors, our three independent directors who joined us in June through August of 2011, Coleman H. Peterson, James W. Bradford and William W. McCarten, have been participating in meetings of the various standing committees of the Board of Directors on an informal basis. It is anticipated that all three of the new independent directors will begin formally serving on the standing committees of the Board of Directors immediately following the Annual Meeting.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2011
AUDIT: Richard J. Dobkin, Chair Robert V. Dale Robert C. Hilton Jimmie D. White

•    Acts as liaison between our Board of Directors and independent auditors

•    Reviews and approves the appointment, performance, independence and compensation of independent auditors

•    Has authority to hire, terminate and approve payments to the independent registered public accounting firm and other committee advisors

•    Responsible for developing procedures to receive information and address complaints regarding our accounting, internal accounting controls or auditing matters

•    Reviews internal accounting controls and systems, including internal audit plan

•    Reviews results of the internal audit plan, the annual audit and related financial reports

•    Reviews quarterly earnings press releases and related financial reports

8

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2011

•    Reviews our significant accounting policies and any changes to those policies

•    Reviews policies and practices with respect to risk assessment and risk management

•    Reviews and pre-approves directors’ and officers’ related-party transactions and annually reviews ongoing arrangements with related parties and potential conflicts of interest

•    Reviews the appointment, performance and termination or replacement of the senior internal audit executive

•    Determines financial expertise and continuing education requirements of members of the committee

COMPENSATION: Charles E. Jones, Jr., Chair Robert V. Dale Richard J. Dobkin Andrea M. Weiss

•    Reviews management performance, particularly with respect to annual financial goals

•    Administers compensation plans and reviews and approves salaries, bonuses and equity compensation grants of executive officers

•    Monitors compliance of directors and officers with our stock ownership guidelines

•    Evaluates the risk(s) associated with our compensation plans

•    Selects and engages independent compensation consultants and other committee advisors

•    Reviews, in conjunction with the Nominating and Corporate Governance Committee, a succession plan with the Chairman of the Board and the Chief Executive Officer and provides insights with respect to succession planning to the Nominating and Corporate Governance Committee

		7

NOMINATING AND CORPORATE GOVERNANCE: Robert V. Dale, Chair Charles E. Jones, Jr. B.F. “Jack” Lowery Martha M. Mitchell

•    Identifies and recruits qualified candidates to fill positions on our Board of Directors

•    Considers nominees to our Board of Directors recommended by shareholders in accordance with the nomination procedures set forth in our bylaws

•    Reviews corporate governance policies and makes recommendations to our Board of Directors

•    Reviews and recommends candidates to serve on committees of our Board of Directors

•    Oversees annual performance review of our Board of Directors and the Committees thereof

•    Reviews, on behalf of our Board of Directors, a succession plan with the Chairman of the Board and the Chief Executive Officer and reports to our Board of Directors on that issue

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PUBLIC RESPONSIBILITY: Martha M. Mitchell, Chair B.F. “Jack” Lowery Andrea M. Weiss Jimmie D. White	• Oversees the identification, evaluation and monitoring of social, legislative, regulatory and public policy issues that affect our business reputation, business activities and performance • Monitors our activities as a responsible corporate citizen, and in that role, reviews and makes recommendations with	1

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2011

respect to social responsibility and public policy issues as they affect us, our employees, guests, vendors, shareholders and the communities in which we operate

•    Oversees external relations and public affairs activities and the manner in which we conduct our public policy and government relations activities

•    Offers advice and makes recommendations to assist us in responding appropriately to our social responsibilities and the public interest in our affairs

EXECUTIVE: Michael A. Woodhouse, Chair Sandra B. Cochran Robert V. Dale Richard J. Dobkin Charles E. Jones, Jr. Martha M. Mitchell	• Meets at the call of the Chairman of the Board • Meets when the timing of certain actions makes it appropriate to convene the committee rather than the entire Board of Directors • May carry out all functions and powers of our Board of Directors subject to certain exceptions under applicable law • Advises senior management regarding actions contemplated by the Company whenever it is not convenient or appropriate to convene the entire Board of Directors	0

What is the leadership structure of our Board of Directors and why is it appropriate for Cracker Barrel?

From November 23, 2004 until September 11, 2011, the positions of Chief Executive Officer and Chairman of our Board of Directors were held by the same individual, Michael A. Woodhouse. As a result of our Board of Directors’ ongoing review of the leadership structure of the Board of Directors and the Company’s succession planning process, together with Mr. Woodhouse’s discussions with our Board of Directors about stepping down as Chief Executive Officer, in July 2011, our Board of Directors determined that the positions of the Chief Executive Officer and Chairman should be held by two separate individuals. Accordingly, the Board of Directors appointed Sandra B. Cochran as the Company’s Chief Executive Officer and Mr. Woodhouse as the Company’s Executive Chairman, effective September 12, 2011.

Each year, our Board of Directors elects an independent Lead Director, currently Robert V. Dale. The Lead Director has the authority to call meetings of the independent directors, can be contacted directly by shareholders, acts as a key liaison with the Chief Executive Officer, chairs the executive sessions of the independent directors and communicates the Board of Directors’ feedback to the Chief Executive Officer. This ensures full involvement in decision-making by the non-employee directors. The Lead Director also approves meeting agendas and other information sent to our Board of Directors and ensures that there is sufficient time for discussion of all agenda items.

Our Board of Directors regularly considers the appropriate leadership structure for the Company. The Board of Directors has concluded that it is important to retain flexibility in determining whether the same individual should serve as both Chief Executive Officer and Chairman of the Board at any given point in time based on what the Board of Directors believes will provide the best leadership structure for the Company at that time, rather than by adhering to a formal standing policy on the subject. This approach allows our Board of Directors to use its considerable experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman and Chief Executive Officer roles when appropriate. Accordingly, at different points in time, the Chief Executive Officer and Chairman of the Board roles may be held by the same person. At other times, as currently, they may be held by different individuals. In each instance, the decision on whether to combine or separate the roles is determined by what the Board of Directors believes is in the best interests of our shareholders, based on the circumstances at the time.

Our Board of Directors believes that its current leadership structure, with Mr. Woodhouse serving as the Executive Chairman and Ms. Cochran serving as the Chief Executive Officer, together with the appointment of Mr. Dale as Lead Director, is the most appropriate structure for the Company for fostering the achievement of our corporate goals and objectives and establishes a favorable balance between effective Company leadership and appropriate oversight by non-employee directors. Because Mr. Woodhouse has an extensive knowledge of our business, our Board of Directors has concluded that he is in the best position to lead the Board of Directors most effectively and to support Ms. Cochran in her transition as the new Chief Executive Officer by serving in the position of Executive Chairman. Nevertheless, our Board of Directors will continue to evaluate the Company’s leadership structure on an ongoing basis to ensure that it is appropriate at all times.

What role does our Board of Directors play in the oversight of risk management?

It is the responsibility of our senior management to develop and implement our strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the responsibility of our Board of Directors to understand and oversee our strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board of Directors takes an active approach to its risk oversight role. This approach is bolstered by our Board of Directors’ leadership and committee structure, which ensures: (1) proper consideration and evaluation of potential enterprise risks by the full Board of Directors under the auspices of the Executive Chairman and Lead Director; and (2) further consideration and evaluation of discrete risks at the committee level.

To ensure proper oversight of our management and the potential risks that face the Company, the non-employee members of our Board of Directors elect annually a Lead Director from our independent directors. In addition, our Board of Directors is comprised predominantly of independent directors (currently, 11 of 13), and all members of the key committees of our Board of Directors (Audit, Compensation, Nominating and Corporate Governance and Public Responsibility) are independent under the Nasdaq Marketplace Rules and our Corporate Governance Guidelines. This system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the Chief Executive Officer, are reviewed and overseen by the non-employee directors of our Board of Directors.

Risk management oversight by the full Board of Directors includes a comprehensive annual review of our overall strategic plans, including the risks associated with these strategic plans. Our Board of Directors also conducts an annual review of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of our senior management that, on a continual basis, identifies current and future potential risks facing us and ensures that actions are taken to manage and mitigate those potential risks. Our Board of Directors also has overall responsibility for leadership succession for our most senior officers and reviews succession plans each year.

In addition, our Board of Directors has delegated certain risk management oversight responsibilities to certain of its committees, each of which reports regularly to the full Board of Directors. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee has primary overall responsibility for overseeing our risk management. It oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our ethics and compliance program. It also regularly receives reports regarding our most significant internal control and compliance risks, along with management’s processes for maintaining compliance within a strong internal control environment. In addition, the Audit Committee receives reports regarding potential legal and regulatory risks and management’s plans for managing and mitigating those risks. Representatives of our independent registered public accounting firm attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, our Chief Financial Officer, Chief Legal Officer, chief internal auditor and representatives of our independent registered public accounting firm individually meet in private sessions with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.

The Compensation Committee evaluates the risks associated with our compensation philosophy and programs. The Compensation Committee employs an independent compensation consultant who reports directly to the Compensation Committee and performs additional services for management only with the permission of the Compensation Committee. Among other tasks, the compensation consultant reviews our compensation programs, including the potential risks and other effects of incentives created by these programs. At the same time, this consultant reviews the design of our executive compensation programs, including those features that mitigate any potential risks, such as the combination of performance based compensation, the use of equity as a significant portion of incentive compensation, stock ownership and retention requirements, and clawback provisions. Based upon the comprehensive review of the executive compensation programs provided by the independent compensation consultant, and the assessment of other compensation programs provided by our management, the Compensation Committee has concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company as a whole.

Finally, the Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, our ethics and compliance program. The Nominating and Corporate Governance Committee also reviews annually our key corporate governance documents to ensure they are in compliance with the changing legal and regulatory environment and appropriately enable our Board of Directors to fulfill its oversight duties. In addition, our Board of Directors is routinely informed of developments at the Company that could affect our risk profile and business in general.

How were non-management directors compensated in 2011?

During 2011, each outside director was paid an annual retainer of $45,000, other than our independent Lead Director who was paid an annual retainer of $75,000. Each outside director also was paid a director’s fee of $1,500 for each committee meeting attended, other than the Audit Committee and the Compensation Committee members, who were paid $2,000 for each committee meeting attended. The Chairman of each committee, other than the Audit Committee and the Compensation Committee, was paid an additional annual retainer of $13,000, while the Chairman of the Audit Committee and Compensation Committee each was paid an additional annual retainer of $18,000. Directors also receive $2,000 for each meeting of our Board of Directors attended, in addition to the annual retainer described above. We reimburse all non-employee directors for out-of-pocket expenses incurred in connection with attendance at meetings.

Non-employee directors are also offered the option to participate in our Deferred Compensation Plan. The Deferred Compensation Plan allows a participant to defer a percentage or sum of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar month) plus 1.5%. Additionally, our non-employee directors have an option to participate in our medical, prescription and dental group insurance programs.

Each non-employee director who is elected at an annual meeting also currently receives a grant of shares of restricted stock having a value equal to $85,000, with the number of shares of restricted stock included in such grant to be determined based on the closing price of our common stock on the date of the applicable annual meeting, as reported by Nasdaq, and to be rounded to the nearest whole share. These awards vest in their entirety one year from the date of the grant.

The compensation of our directors during 2011 is detailed in the Director Compensation Table, which can be found on page 39 of this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

What is the purpose of Compensation Discussion and Analysis?

This portion of the proxy statement, called Compensation Discussion and Analysis or “CD&A,” has been prepared in order to provide an overview of the objectives of our compensation programs for our executive officers who qualify as “named executive officers” under applicable SEC rules (the “Named Executive Officers”) and to summarize the process by which the elements of compensation of Named Executive Officers were established during fiscal 2011. It is meant to give shareholders insight into how our executive compensation programs work, including why we pay what we do and when we pay it. It is also meant to help you understand the deliberative process and the underlying compensation philosophy that inform how we design our pay packages for our Named Executive Officers and should be read in conjunction with the detailed executive compensation tables that immediately follow this CD&A and the related Compensation Committee report.

Our Named Executive Officers are as follows:

•

Sandra B. Cochran, our President and Chief Executive Officer, who served during the 2011 fiscal year as our Executive Vice President and Chief Financial Officer from August through November 2010 and as our President and Chief Operating Officer from November 2010 through the end of the 2011 fiscal year and assumed her current position in September 2011;

•	Michael A. Woodhouse, our Executive Chairman, who served throughout the 2011 fiscal year as our Chairman and Chief Executive Officer and assumed his current position in September 2011;

•	Lawrence E. Hyatt, our Senior Vice President and Chief Financial Officer, who assumed his position with us in January 2011;

•	N.B. Forrest Shoaf, our Senior Vice President, Secretary and Chief Legal Officer, who also served as our Interim Chief Financial Officer from November 2010 through January 2011;

•	Douglas E. Barber, our Executive Vice President and Chief People Officer;

•	Terry A. Maxwell, our Senior Vice President—Retail; and

•	Edward A. Greene, our Senior Vice President—Strategic Initiatives.

What are the overall objectives of our executive compensation programs?

In simple terms—our central compensation objective is to enhance the long-term total return to our shareholders and build a better company by implementing compensation programs that reward both company-wide and individual performance, align our executives’ interests with those of our shareholders and allow us to attract and retain talented executives. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage them to remain with the Company for long and productive careers.

How did the Company perform during 2011?

This was a year of progress and achievement despite severe economic headwinds and intense competitive pressures. Same store sales grew for the year, but persistently high unemployment, weak consumer sentiment, widespread industry discounting, high gasoline prices and a weak summer travel season contributed to same-store sales declines in the second half of 2011. Commodity inflation accelerated throughout the year, peaking at 5.4% in the fourth quarter, and had a substantial effect on second-half margins. Nevertheless, the Company controlled expenses and was able to deliver operating income growth for fiscal 2011. The Company generated significant levels of cash from operations, invested $77.7 million in capital expenditures, paid $19.8 million in dividends, repurchased $33.6 million of common stock, reduced long-term debt by $30.3 million, and increased its cash balance by $4.6 million.

In addition to the key financial metrics outlined above, the Company reached a number of major milestones in 2011. The following summarize some of our key achievements for the 2011 fiscal year and were a part of the basis of the Compensation Committee’s decisions discussed in this CD&A:

•

Received numerous awards and recognition for excellence, including taking first place in the family dining category in a new independent consumer survey, Consumer Picks, which was sponsored by Nation’s Restaurant News. The Company had the highest ranking in food quality, cleanliness, service, menu variety, atmosphere, reputation, likely to recommend, and likely to return. The Company was also chosen as having the best breakfast at a full-service restaurant in Zagat® 2011 consumer survey and was selected as the most RV-friendly sit-down restaurant in America by members of the Good Sam Club for the tenth consecutive year

•	Completed the roll out of the “Seat to Eat” initiative in all stores and achieved faster and more consistent ticket times as a result.

•	Opened 11 new Cracker Barrel Old County Stores bringing the chain total to 603 stores in 42 states. As a group, these new stores have exceeded their projections.

•

As part of an organizational streamlining and cost reduction initiative, the Company eliminated approximately 60 management and staff positions, which it expects to result in annual pretax cost savings of approximately $10 million.

•

After four years of outperformance, the Company fell short against the Knapp-Track® casual dining same-store sales index in 2011. Nevertheless, we outperformed the Knapp-Track® family dining index for the year by 0.5 percentage points.

•

Delivered operating income of $167.2 million in 2011, increased from $164.7 million in 2010, as tight expense management helped partially offset the effects of lower same store sales and higher commodity inflation. The operating income of $167.2 million includes the following charges and expenses: (i) approximately $1.0 million for an impairment charge related to office space that we expect to sell before the end of 2012, (ii) approximately $1.8 million in severance charges incurred in connection with a cost reduction and organizational streamlining initiative carried out in July 2011 and (iii) approximately $0.4 million in expenses incurred in the fourth quarter of 2011 related to the potential proxy contest with Biglari Holdings Inc.

•

Delivered “return on invested capital,” or ROIC, which the Company believes is an appropriate measure of how the Company is utilizing the capital that has been invested in its business and calculates as net income divided by the sum of debt plus equity, of 15.2%, or, following adjustment for the changes and expenses described in the previous item, 15.5%, in 2011. This compares to ROIC of 15.3% in 2010.

•

Delivered “total shareholder return,” or TSR, which the Company believes is an appropriate measure of value returned on shareholders’ investment and calculates as increases in share price plus dividends paid over the relevant index period, of 91% cumulatively over the three year period from fiscal 2009 through fiscal 2011. This equates to an annualized TSR of 25% during the same period.

•

Increased the dividend by 10 percent, marking the 29th consecutive year during which the Company has paid a dividend and the 8th time in the past 10 years that the Company has increased the dividend paid to shareholders.

•

Completed a new $750 million bank credit facility, which was one of the largest all-bank financing transactions ever completed by a full-service restaurant company. The refinancing simplified and extended debt maturities and increased the Company’s financial flexibility. The Company remains well within the limits of its financial covenants.

•

Engaged Euro RSCG Worldwide, the largest unit of Havas, a world leader in communications and one of the largest integrated marketing communications agencies in the world, as its new advertising agency.

What does the Compensation Committee do?

The Compensation Committee’s functions and members are described on page 11 of this proxy statement, and its Charter is posted on the corporate and investor relations page of our website (crackerbarrel.com). The Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers that further the overall objectives of our executive compensation scheme. In fulfilling this responsibility, the Compensation Committee reviews and approves corporate performance goals for our executive officers sets cash- and equity-based compensation and administers our equity incentive arrangements, assesses (together with management) potential risks to the Company associated with our compensation programs and reviews and approves employment and change in control agreements of our executive officers. Among other things, the Compensation Committee may conduct or authorize studies of matters within its scope of responsibilities and may retain, at the Company’s expense, independent counsel or other consultants necessary to assist the Compensation Committee in any such studies.

The Compensation Committee meets as necessary throughout the year to enable it to fulfill its responsibilities. The majority of the compensation decisions for our executive officers generally are made annually during the July meetings of the Compensation Committee and the Board of Directors. The Chairman of the Compensation Committee is responsible for leadership of the Compensation Committee, presiding over its meetings, making committee assignments and reporting the Compensation Committee’s actions to the Board from time to time as requested by the Board. The Chairman, with the assistance of management, also sets the agenda for Compensation Committee meetings.

Does the Compensation Committee use the services of an independent consultant?

Yes—to assist the Compensation Committee with establishing executive compensation for 2011 and 2012, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”), a nationally recognized executive compensation consulting firm, to provide competitive market data, assist in establishing a peer group of companies and provide guidance to compensation structure as well as levels of compensation for our senior executives and the Board. The Compensation Committee and the Board of Directors consulted with Cook & Co. in determining the executive compensation to be awarded to all of the Named Executive Officers, including Ms. Cochran and Mr. Woodhouse, in 2012. Cook & Co. reports directly to the Compensation Committee and performs additional services for management only with the permission of the Compensation Committee. We believe that Cook & Co. is independent of management and provides the Compensation Committee with objective advice.

Does the Compensation Committee benchmark using a peer group of companies?

Yes—the Compensation Committee uses a peer group to help evaluate the targeted compensation levels and the type of reward programs offered to our Named Executive Officers. The peer group is reviewed annually by the Compensation Committee, working with Cook & Co., and is comprised of the following:

•	Organizations of similar business characteristics (i.e., publicly traded organizations in the restaurant and retail industries);

•	Organizations against which we compete for executive talent;

•	Organizations of comparable size to Cracker Barrel (measured by sales); and

•	Organizations with similar geographic dispersion and workforce demographics.

The peer group approved and used by the Compensation Committee during 2011 comprised the following publicly-traded companies:

• AnnTaylor Stores Corp.	• Jack-in-the-Box, Inc.

• Big Lots, Inc.	• Landry’s Restaurants, Inc.

• Bob Evans Farms, Inc.	• P F Chang’s China Bistro Inc.

• Brinker International, Inc.	• Panera Bread Co.

• Burger King Holdings, Inc.	• Petsmart Inc.

• Cheesecake Factory, Inc.	• RadioShack Corp.

• Chipotle Mexican Grill, Inc.	• Ruby Tuesday, Inc.

• Darden Restaurants, Inc.	• Tractor Supply, Inc.

• DineEquity, Inc.	• Wendy’s/Arby’s Group, Inc.

During 2011, both Burger King Holdings, Inc. and Landry’s Restaurants, Inc. ceased to be publicly traded companies and were removed from the peer group for purposes of compensation decisions made after their removal.

What is management’s role in determining executive compensation?

The significant aspects of management’s role in the compensation process are as follows:

•	Management recommends to our Board of Directors business performance targets and objectives and provides background information about the underlying strategic objectives;

•	Management evaluates employee performance;

•	Management recommends cash compensation levels and equity awards;

•	The Chief Executive Officer works with the Compensation Committee Chairman to establish the agenda for Compensation Committee meetings;

•	The Chief Executive Officer generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process;

•	The Chief Executive Officer provides his or her perspective on recommendations provided by the consulting firm hired by the Compensation Committee regarding compensation program design issues;

•	The Chief Executive Officer does not play a role in setting his or her own compensation; and

•

Other members of management, at the request of the Compensation Committee, work with the outside consultants hired by the Compensation Committee, to provide data about past practices, awards, costs and participation in various plans, as well as information about our annual and longer-term goals. When requested by the Compensation Committee, selected members of management may also review consultant recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention and motivation of our employees as well as how they may affect us from an administrative, accounting, tax or similar perspective.

Management and the Compensation Committee, with Cook & Co.’s assistance, regularly evaluate the marketplace to ensure that our compensation programs remain competitive. In addition to its review of data from the peer group, the Compensation Committee also from time to time consults data from published compensation surveys to assess more generally the competitiveness and the reasonableness of our compensation programs. To the extent that the Compensation Committee “benchmarks” compensation, it relies only on comparisons to the enumerated peer group. The Compensation Committee, however, does not believe that compensation levels and design should be based exclusively on benchmarking and, therefore, considers various business factors and each executive’s individual circumstances and role within our organization.

How are our executive compensation programs structured in order to address our objectives?

Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. We use a combination of cash and equity compensation and benefits to compensate and reward our Named Executive Officers: base salary, an annual cash bonus and long-term incentive (“LTI”) equity compensation, all of which are described in greater detail below. The Compensation Committee believes it utilizes elements of compensation that create appropriate flexibility and help focus and reward executives for both near-term and long-term performance while aligning the interests of executive officers with the interests of our shareholders.

How are our compensation objectives implemented?

The Committee relies upon its judgment in making compensation decisions after reviewing the performance of the Company and carefully evaluating both objective and subjective factors such as an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, long-term potential to enhance shareholder value, current compensation arrangements and tenure with the Company. Specific factors affecting compensation decisions for our executive officers, including the Named Executive Officers, include:

•

the Company’s achievement of key financial measurements such as revenue, operating profit, earnings per share, operating margins, return on invested capital and total shareholder return (which we defined to mean capital appreciation through increases in the price of our common stock plus dividends paid to shareholders);

•	the Company’s achievement of strategic and operational objectives consistent with our strategic plan adopted on an annual basis by the Board of Directors;

•	the executive officer’s subjective individual contributions to the Company, performance, experience and expertise; and

•

the executive officer’s demonstrated commitment to supporting our values by promoting a culture of unyielding integrity through compliance with laws and our ethics policies, as well as dedication to community leadership and diversity.

The Compensation Committee does not adhere strictly to formulas or necessarily adjust compensation in reaction to near-term changes in business performance when it determines the amount and mix of compensation elements. Rather, the Compensation Committee evaluates the above and other factors in the context of establishing an overall compensation program that best fits our overarching goals of maximizing shareholder return and building a stronger company. As one element of this evaluative process, the Compensation Committee, with the assistance of Cook & Co., considers competitive market compensation paid by other similarly situated companies and attempts to maintain a certain target percentile (as discussed below) within the peer group of companies against which we compare our compensation programs.

We strive to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our objectives by rewarding recent results and motivating long-term performance. While each element of our compensation programs is compared to the market separately and the target opportunities for each element are established on an independent basis, the Compensation Committee nevertheless evaluates the overall total direct compensation package (base salary, annual bonus and LTI and other equity compensation) relative to market conditions. In conducting this evaluation, the Compensation Committee does not have a specific apportionment goal in mind other than to deliver a majority of each executive officer’s compensation opportunity that is contingent upon Company performance and stock price appreciation. Instead, the Compensation Committee reviews the compensation mix of each executive on a subjective basis as another tool to assess an executive’s total compensation opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives.

In general, our compensation policies have provided for a more significant emphasis on long-term equity compensation than on current cash compensation for our executive officers. This pay mix supports their roles in enhancing value to shareholders over the long-term.

What are the elements of our executive compensation program?

Our executive compensation program includes the following principal elements of compensation:

•	Base salary;

•	Annual incentive bonuses, including special bonuses when appropriate;

•	Long-term incentive compensation, which consist of equity-based awards;

•	Health and welfare benefits; and

•	Severance and change in control provisions.

We offer only very limited perquisites for executive officers and do not offer supplemental executive retirement programs (“SERPs”) or defined benefit pension plans.

Why do we pay each element of executive compensation?

The following table summarizes the basic elements of our compensation programs and describes the behavior and/or qualities exhibited by our executive officers that each element is designed to encourage as well as the underlying purpose for that element of our compensation program:

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Provide fixed compensation for daily responsibilities

Annual Bonus Plan	Rewards annual achievement of profitability targets, as well as other annual achievements of the Company	Focus attention on meeting annual performance targets and our near-term success Provide additional cash compensation and incentives based on our annual performance

Long-Term Incentives	Achieving long-term revenue growth and profitability and positive ROIC and TSR over performance period Appreciation in value of shares Continued employment (i.e., retention) with us during the vesting period	Focus attention on meeting longer-term performance targets and our long-term success Create alignment with shareholders by focusing efforts on longer-term stock price appreciation Management retention in a competitive marketplace

Health and welfare benefits	Provides benefits upon death or disability; provides medical coverage	Designed to provide a level of safety and security that allows employees to focus their efforts on running the business effectively

Severance and change-in-control provisions/agreements	Provides payments and other benefits upon termination of employment	Designed to ensure that executive officers remain focused on maximizing shareholder value even during transitions or potential transactions

How do we determine the types and amounts of executive compensation?

Our compensation includes the following market targets:

•	Base salaries generally are targeted at the 60th percentile of market relative to our peer group, with variations for experience, leadership, contribution and critical skills; and

•	Incentive compensation (which includes the annual cash bonus and the value of LTI compensation) generally is targeted at the 50th percentile (median) of market relative to our peer group.

Although we target compensation at the median level, we target base salaries above the median in order to maintain our ability to attract and retain high caliber executives even though we offer only limited perquisites and no defined benefit plan or SERP. Additionally, because the Compensation Committee considers each executive officer’s compensation in light of his or her individual circumstances and contributions to the Company, including individual performance, experience, expertise, level of responsibility and leadership skills, there may be variations in individual executive officers’ compensation packages from the target norms.

In deciding on the type and amount of compensation for each executive officer, we focus on both current pay and the opportunity for future compensation. The Compensation Committee determines the allocation of long-term versus near-term compensation on the basis of both objective and subjective criteria. First, the Compensation Committee evaluates each executive officer’s compensation based on objective market data for comparable positions from our peer group as supplemented by broader industry survey data. The Compensation Committee then adjusts this objective analysis based on the executive officer’s individual contribution to the Company and performance in his or her role as well as internal equity considerations. In establishing the specific components of compensation of our executive officers for 2011, the Compensation Committee based its decisions, in part, on the peer group data and recommendations provided to it by Cook & Co.

Our Named Executive Officers have a combined total of 173 years in the restaurant and retail industries and 71 years with the Company, during which several of them have held different positions and been promoted to increasing levels of responsibility. The compensation for the Named Executive Officers reflects the Compensation Committee’s assessment of their management experience, performance and service to the Company over a long period of time.

A substantial amount of the compensation for our executives is “at risk” based on performance. In 2011, the Named Executive Officers as a group had 72% of their total target compensation linked to performance, and Mr. Woodhouse had 79% of his total target compensation linked to performance (total target compensation refers to the sum of base salaries and annual bonus plan and LTI equity compensation opportunities). Because a significant portion of total compensation is performance-based and thus “at risk,” the eventual compensation received by our Named Executive Officers may vary significantly from target based on their achievements and their ability to generate stock price improvement.

Base Salary. Base salary for our executive officers is determined based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions and the recommendation of the Chief Executive Officer (except in the case of his or her own compensation). Mr. Woodhouse’s and Ms. Cochran’s salaries are set per their employment agreements, subject to increases at the discretion of the Compensation Committee. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year.

The Compensation Committee reviews our executive officers’ base salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. Each executive officer is assigned a salary range based on objective data relating to similarly situated executives at other companies in the peer group. The Compensation Committee, with the Chief Executive Officer present to provide his or her input, then considers many subjective factors, including individual performance, experience and expertise, as well as internal equity considerations, in setting base salary increases within this range. The greater an individual’s performance and contribution within these subjective criteria, the larger the annual increase may be. In addition, the Compensation Committee may identify certain positions as critical to our business and target base salaries for these positions above the 60th percentile target.

Among the Named Executive Officers, in 2011, the Compensation Committee, in light of the prior year’s salary freeze and relying on competitive information supplied by Cook & Co., increased the base salaries of Mr. Woodhouse by 10% over 2010, of Mr. Maxwell by 3.7% over 2010, and of Mr. Shoaf by 5% over 2010. Ms. Cochran’s base salary was increased during 2011 from $500,000 to $625,000, or 25%, in connection with her promotion to President and Chief Operating Officer in November 2010. Mr. Barber’s salary was decreased from $500,000 to $435,000, or 13%, during 2011 to reflect his change in duties from Chief Operating Officer to Chief People Officer. In January 2011, Mr. Hyatt was hired as our Senior Vice President and Chief Financial Officer at a base salary of $475,000.

When reviewing salaries for 2012, the Compensation Committee, in recognition of the difficult economic climate, determined not to change the base salaries of our Named Executive Officers over their levels in 2011, except that Ms. Cochran’s salary was increased from $625,000 in 2011 to $900,000 in 2012, or 44%, in connection with her promotion to Chief Executive Officer in September 2011, and Mr. Woodhouse’s base salary was decreased from $1,100,000 in 2011 to $750,000 in 2012, or 31.8%, in connection with his resignation as Chief Executive Officer and his appointment as Executive Chairman.

Annual Bonus Plan. The annual bonus plan generally provides our executive officers with the opportunity to receive additional cash compensation based on a percentage of base salary and contingent upon our meeting established performance targets. The Company intends for payments under the annual bonus plan to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, if the performance metrics for the annual bonus plan are not met, then no payments will be made under the annual bonus plan to any executive officer participating in the plan. If the applicable performance metric is met, the participants in the annual bonus plan are eligible for annual bonuses of up to 200% of their respective target amounts.

For 2011, executive officers were eligible to receive a bonus of up to 200% of target (target being median reflected by our peer group) if operating income met or exceeded $90 million. Once eligibility was established, the Compensation Committee retained discretion to set bonus payments within the eligible range based upon such factors as the Committee, in its discretion, deemed appropriate.

In determining whether the operating income performance metrics were satisfied in 2011, the Compensation Committee used adjusted operating income of $170.4 million rather than operating income calculated according to GAAP of $167.2 million. The adjusted operating income figure excludes the effects of the following charges and expenses: (i) approximately $1.0 million for an impairment charge related to office space that we expect to sell before the end of 2012, (ii) approximately $1.8 million in severance charges incurred in connection with a cost reduction and organizational streamlining initiative carried out in July 2011 and (iii) approximately $0.4 million in expenses incurred in the fourth quarter of 2011 related to the potential proxy contest with Biglari Holdings Inc. In exercising its discretion to set bonus payments within the eligible range after the performance metric was satisfied, the Compensation Committee considered, among other factors, the Company’s operating income performance in 2011 relative to internal goals set by the Company’s annual business plan adopted at the beginning of the fiscal year. Based on this review, the Committee determined to exercise its discretion to set annual bonus payouts for the Named Executive Officers at approximately 91% of the target amounts set forth in the table below.

The following table sets forth (i) target bonuses during 2011 for the Named Executive Officers, expressed both as a percentage of base salary and in absolute amounts, and (ii) the actual bonuses received by the Named Executive Officers under the 2011 annual bonus plan:

Named Executive Officer	2011 Bonus Target (% of Salary)	2011 Bonus Target	2011 Actual Bonus
Sandra B. Cochran(1)	100%	$593,750	$542,984
Michael A. Woodhouse	125%	$1,375,000	$1,257,437
Lawrence E. Hyatt(2)	70%	$193,958	$177,375
N.B. Forrest Shoaf	70%	$304,643	$278,596
Douglas E. Barber(3)	77%	$353,375	$323,160
Terry A. Maxwell	70%	$252,295	$230,632
Edward A. Greene	50%	$182,310	$166,722

(1)	Reflects a prorated amount based on Ms. Cochran’s service during fiscal 2011 as both our Executive Vice President and Chief Financial Officer, when she had a base salary of $500,000, and on her service as our President and Chief Operating Officer, when she had a base salary of $625,000; in both positions, Ms. Cochran had a bonus target at 100% of the applicable base salary.
(2)	Reflects a prorated amount based on Mr. Hyatt’s service as our Senior Vice President and Chief Financial Officer since joining the Company in January 2011 at a base salary of $475,000 with a bonus target at 70% of base salary.
(3)	Reflects a prorated amount based on Mr. Barber’s service during fiscal 2011 as both our Executive Vice President and Chief Operating Officer, when he had a base salary of $500,000 and a bonus target at 100% of base salary, and on his service as our Executive Vice President and Chief People Officer, when he had a base salary of $435,000 and a bonus target at 70% of base salary.

The above 2011 annual bonuses are reflected in the 2011 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 32 of this proxy statement.

When setting annual bonus targets for 2012, the Compensation Committee opted not to increase any of our Named Executive Officers’ targets, expressed as a percentage of base salary. However, in connection with her promotion to Chief Executive Officer in September 2011, Ms. Cochran’s target bonus was increased to 100% of her annual salary of $900,000. Likewise, Mr. Woodhouse’s target bonus was decreased to 100% (from 125%) of his annual salary of $750,000 upon his resignation as Chief Executive Officer and appointment as our Executive Chairman. As has been the Company’s past practice when Named Executive Officers have changed roles during the fiscal year, each of Ms. Cochran’s and Mr. Woodhouse’s target bonus opportunity for 2012 will be calculated as a prorated target based on the portion of the year spent in each of their respective roles.

Long-Term Incentives. The Compensation Committee believes that long-term incentives, particularly equity-based awards, provide the strongest alignment of the interests of shareholders and executives. Therefore, a significant portion of our executive officers’ total compensation is provided in the form of equity. Long-term incentives may include: stock options; restricted stock; restricted stock units; performance-based share units; stock appreciation rights; dividend equivalents; stock awards; other stock-based awards and restricted cash awards. Some incentives, such as stock options, are specifically designed to provide rewards based on stock price appreciation, while others, such as restricted stock and performance-based share units, deliver rewards based upon generating long-term shareholder returns through business-building efforts.

In 2011, the Company’s equity compensation to executive officers was governed by the Company’s 2011 Long-Term Incentive Plan (the “2011 LTI”). Under the 2011 LTI, target awards to the executive officers were calculated as a function of each executive officer’s “2011 LTI Percentage,” which represents the target opportunity, expressed as a percentage of the executive officer’s 2011 base salary, that is available to the executive officer under the 2011 LTI. The 2011 LTI Percentages for the executive officers were established by the Committee simultaneously with the establishment of the 2011 LTI. Please see the tables below.

The 2011 LTI consists of two components of substantially equal value: (i) the 2011 Long-Term Performance Plan (the “2011 LTPP”), which provides for awards of stock options or Performance Shares (as that term is defined in the Company’s 2010 Omnibus Stock and Incentive Plan (the “2010 Omnibus Plan”)), and (ii) the annual stock incentive grant (the “2011 LTI Incentive Grant”), which provides for awards of performance-based stock units. The Company intends that awards under both the 2011 LTPP and 2011 Incentive Grant qualify as “performance based” compensation under Section 162(m) of the Code to the maximum extent permitted under the 2010 Omnibus Plan. The payment of awards under both the 2011 LTPP and the 2011 LTI Incentive Grant is dependent upon the Company’s achieving a minimum level of operating income from continuing operations during the relevant performance period for each component of the 2011 LTI: $250 million in cumulative operating income for fiscal years 2011 and 2012 for the 2011 LTPP (the “2011 LTPP Performance Goal”) and $380 million in cumulative operating income for fiscal years 2011, 2012 and 2013 for the 2011 LTI Incentive Grant (the “2011 LTI Unit Award Performance Goal”). If either the 2011 LTPP Performance Goal or the 2011 LTI Unit Award Performance Goal is not met, then no award will be made under the applicable plan to any executive officer participating in the 2011 LTPP or 2011 LTI Incentive Grant, as applicable. If, however, the applicable performance goal is met, then each participant in the 2011 LTI will become eligible to receive an equity incentive grant calculated as a function of the participant’s 2011 LTI Percentage.

Once eligibility is established, the Compensation Committee will retain discretion to set the amount of actual awards under the 2011 LTPP and 2011 LTI Incentive Grant within the eligible range based on such factors as the Committee, in its discretion, may deem appropriate. These factors may include objective measures, such as the Company’s operating income, ROIC or TSR performance, and subjective measures, such as the executive officer’s individual contributions to the Company, performance, experience and expertise.

For the 2011 LTPP, if the 2011 LTPP Performance Goal is met, then the executive officer will be eligible to receive an award (a “2011 LTPP Award”) of up to 200% of a target number of shares that is calculated by dividing (i) the product of (x) half of the executive officer’s 2011 LTI Percentage multiplied by (y) his or her base salary for 2011 multiplied by (z) an adjustment factor of 1.5 by (ii) $47.25, the average closing price of the Company’s common stock during the last 30 calendar days of fiscal 2010 and the first 30 calendar days of fiscal 2011. The adjustment factor of 1.5 was established by the Committee and applies to both the 2011 LTPP and the 2012 Long-Term Performance Plan (defined below) in consequence of the Company’s transition from a one-year performance period under the 2010 Long-Term Performance Plan to a two-year performance period under the 2011 LTPP and the 2012 Long-Term Performance Plan; this transition resulted in no opportunity for awards to be made to participants in these plans at the beginning of fiscal 2012 because no performance period was ending at the end of the 2011 fiscal year. Awards under the 2011 LTPP are distributable at the beginning of our 2013 fiscal year and are forfeited if, prior to that time, a participant is terminated or voluntarily resigns (other than as a result of retirement). Each Named Executive Officer’s target shares and maximum eligible award under the 2011 LTPP were established by the Committee as follows:

Named Executive Officer	2011 LTI Percentage	2011 Base Salary	2011 LTPP Target Shares	Maximum Eligible 2011 LTPP Award Shares
Sandra B. Cochran	193%	$593,750	18,352	36,704
Michael A. Woodhouse	250%	$1,100,000	43,650	87,300
Lawrence E. Hyatt	76%	$277,083	5,717	11,434
N.B. Forrest Shoaf	130%	$435,204	8,980	17,960
Douglas E. Barber	148%	$451,250	10,700	21,400
Terry A. Maxwell	80%	$360,278	4,574	9,148
Edward A. Greene	75%	$364,619	4,340	8,680

Each executive officer’s 2011 LTI Incentive Grant consisted initially of stock options, but these options were defeased and replaced with performance-based share units upon approval by our shareholders of the 2010 Omnibus Plan in December 2010. For the 2011 LTI Incentive Grant, if the 2011 LTI Unit Award Performance Goal is met, then the executive officer will be eligible to receive an award (a “2011 LTI Unit Award”) calculated as a function of a target number of shares that is calculated by dividing (i) the product of (x) half of the executive’s total 2011 LTI Percentage multiplied by (y) his or her base salary for 2011 by (ii) $47.25, the average closing price of the Company’s common stock during the last 30 calendar days of fiscal 2010 and the first 30 calendar days of fiscal 2011. Under the 2011 LTI Incentive Grant, our executive officers are eligible to receive a 2011 LTI Unit Award of up to 150% of these target awards in direct proportion to any percentage increase in the Company’s TSR (up to 150%) over the three-year performance period. Awards under the 2011 LTI Incentive Grant are distributable at the beginning of our 2014 fiscal year and are forfeited if, prior to that time, a participant is terminated or voluntarily resigns (other than as a result of retirement). Each Named Executive Officer’s target shares and maximum eligible award under the 2011 LTI Incentive Grant are as follows:

Named Executive Officer	2011 LTI Percentage	2011 Base Salary	2011 Target LTI Unit Award	Maximum Eligible 2011 LTI Unit Award
Sandra B. Cochran(1)	193%	$593,750	12,235	18,352
Michael A. Woodhouse	250%	$1,100,000	29,100	43,650
Lawrence E. Hyatt(2)	76%	$277,083	3,811	5,716
N.B. Forrest Shoaf	130%	$435,204	5,986	8,979
Douglas E. Barber(3)	148%	$451,250	7,133	10,699
Terry A. Maxwell	80%	$360,278	3,049	4,573
Edward A. Greene	75%	$364,619	2,893	4,340

(1)	Reflects a prorated amount based on Ms. Cochran’s service during fiscal 2011 as both our Executive Vice President and Chief Financial Officer, when she had a base salary of $500,000 and a 2011 LTI Percentage of 175% of base salary, and on her service as our President and Chief Operating Officer, when she had a base salary of $625,000 and a 2011 LTI Percentage of 200% of base salary.
(2)	Reflects a prorated amount based on Mr. Hyatt’s service as our Senior Vice President and Chief Financial Officer since joining the Company in January 2011 at a base salary of $475,000 with a 2011 LTI Percentage at 130% of base salary.
(3)	Reflects a prorated amount based on Mr. Barber’s service during fiscal 2011 as both our Executive Vice President and Chief Operating Officer, when he had a base salary of $500,000 and 2011 LTI Percentage of 200% of base salary, and on his service as our Executive Vice President and Chief People Officer, when he had a base salary of $435,000 and a 2011 LTI Percentage at 130% of base salary.

For 2012, the Company’s equity compensation to our executive officers will be governed by the Company’s 2012 Long-Term Incentive Plan (the “2012 LTI”). Like the 2011 LTI, target awards to our executive officers under the 2012 LTI are calculated as a function of each executive officer’s “2012 LTI Percentage,” which represents the target opportunity, expressed as a percentage of the executive officer’s 2012 base salary, that is available to the executive officer under the 2012 LTI. The 2012 LTI Percentages for the executive officers were established by the Compensation Committee simultaneously with the establishment of the 2012 LTI.

Like the 2011 LTI, the 2012 LTI consists of two components of substantially equal value: (i) the 2012 Long-Term Performance Plan (the “2012 LTPP”), which provides for awards of Performance Shares (as that term is defined in the 2010 Omnibus Plan), and (ii) the annual stock incentive grant (the “2012 LTI Incentive Grant”), which provides for awards of performance-based stock units. Also like the 2011 LTI, the Company intends that awards under both the 2012 LTPP and 2012 Incentive Grant qualify as “performance based” compensation under Section 162(m) of the Code to the maximum extent permitted under the 2010 Omnibus Plan. The payment of awards under both the 2012 LTPP and the 2012 LTI Incentive Grant is dependent upon the Company’s achieving a minimum level of operating income from continuing operations during the relevant performance period for each component of the 2012 LTI: $250 million in cumulative operating income for fiscal years 2012 and 2013 for the 2012 LTPP (the “2012 LTPP Performance Goal”) and $400 million in cumulative operating income for fiscal years 2012, 2013 and 2014 for the 2012 LTI Incentive Grant (the “2012 LTI Unit Award Performance Goal”). If either the 2012 LTPP Performance Goal or the 2012 LTI Unit Award Performance Goal is not met, then no award will be made under the applicable plan to any executive officer participating in the 2012 LTPP or 2012 LTI Incentive Grant, as applicable. If, however, the applicable performance goal is met, then each participant in the 2012 LTI will become eligible to receive an equity incentive grant calculated as a function of the participant’s 2012 LTI Percentage. As with the 2011 LTI, if the 2012 LTPP Performance Goal or the 2012 LTI Unit Award Performance Goal is met, the Compensation Committee has the discretion to reduce, but not to increase, the amount of any award under the 2012 LTPP and the 2012 LTI Incentive Grant, as applicable, at the end of the performance period. In making this determination, the Committee may consider such factors as the Committee, in its discretion, deems appropriate, including, but not limited to, objective measures, such as the Company’s operating income performance, return on invested capital and total return to shareholders (which the Company defines to mean capital appreciation through increases in the price of our common stock plus dividends paid to shareholders), as well as subjective measures, such as the executive officer’s subjective individual contributions to the Company, performance, experience and expertise.

For the 2012 LTPP, if the 2012 LTPP Performance Goal is met, then the executive officer will be eligible to receive an award (a “2012 LTPP Award”) of up to 200% of a target number of shares that is calculated by dividing (i) the product of (x) half of the executive’s 2012 LTI Percentage multiplied by (y) his or her base salary for 2012 multiplied by (z) an adjustment factor of 1.5 by (ii) $44.26, the average closing price of the Company’s common stock during the last 30 calendar days of fiscal 2011 and the first 30 calendar days of fiscal 2012. The adjustment factor of 1.5 was established by the Committee for the 2011 LTPP and the 2012 LTPP in consequence of the Company’s transition from a one-year performance period under the 2010 Long-Term Performance Plan to a two-year performance period under the 2011 LTPP and the 2012 LTPP; this transition resulted in no actual awards being made to participants in these plans at the beginning of fiscal 2012 because no performance period was ending at the end of the 2011 fiscal year. Accordingly, each Named Executive Officer’s target shares and maximum eligible award under the 2012 LTPP were established by the Committee as follows:

Named Executive Officer	2012 LTI Percentage	2012 Base Salary (Estimated)	2012 LTPP Target Shares	Maximum Eligible 2012 LTPP Award Shares
Sandra B. Cochran(1)	244%	$865,625	36,707	73,414
Michael A. Woodhouse(2)	163%	$793,750	22,505	45,010
Lawrence E. Hyatt	130%	$475,000	10,463	20,926
N.B. Forrest Shoaf	130%	$435,204	9,587	19,174
Douglas E. Barber	130%	$435,000	9,582	19,164
Terry A. Maxwell(3)	0%	$360,278	—	—
Edward A. Greene	75%	$364,619	4,633	9,266

(1)	Reflects a prorated amount based on Ms. Cochran’s service during fiscal 2012 as both our President and Chief Operating Officer, with a base salary of $625,000 and a 2012 LTI Percentage of 200% of base salary, and on her service as our President and Chief Executive Officer, with a base salary of $900,000 and a 2012 LTI Percentage of 250% of base salary.
(2)	Reflects a prorated amount based on Mr. Woodhouse’s service during fiscal 2012 as both our Chief Executive Officer, with a base salary of $1,100,000 and a 2012 LTI Percentage of 250% of base salary, and on his service as our Executive Chairman, with a base salary of $750,000 and a 2012 LTI Percentage of 150% of base salary.
(3)	The Compensation Committee determined to set the 2012 LTI Percentage of Mr. Maxwell at 0% in light of his impending retirement as an executive officer of the Company and transition to consultant status, which will be effective January 27, 2012.

For the 2012 LTI Incentive Grant, if the LTI Unit Award Performance Goal is met, then the executive officer will be eligible to receive an award (a “2012 LTI Unit Award”) of up to 150% of a target number of shares that is calculated by dividing (i) the product of (x) half of the executive’s total 2012 LTI Percentage multiplied by (y) his or her base salary for 2012 by (ii) $44.26, the average closing price of the Company’s common stock during the last 30 calendar days of fiscal 2011 and the first 30 calendar days of fiscal 2012. Accordingly, each Named Executive Officer’s target shares and maximum eligible award under the 2012 LTI Incentive Grant are as follows:

Named Executive Officer	2012 LTI Percentage	2012 Base Salary (Estimated)	2012 Target LTI Unit Award	Maximum Eligible 2012 LTI Unit Award
Sandra B. Cochran	244%	$865,625	24,005	36,007
Michael A. Woodhouse	163%	$793,750	15,002	22,503
Lawrence E. Hyatt	130%	$475,000	6,975	10,462
N.B. Forrest Shoaf	130%	$435,204	6,391	9,586
Douglas E. Barber	130%	$435,000	6,388	9,582
Terry A. Maxwell	0%	$360,278	—	—
Edward A. Greene	75%	$364,619	3,089	4,633

Awards under the 2012 LTPP and 2012 LTI Incentive Grant are distributable at the beginning of our 2014 and 2015 fiscal years, respectively, and are forfeited if, prior to that time, a participant is terminated or voluntarily resigns (other than as a result of retirement).

In connection with the approval of the 2010 Omnibus Plan by the Company’s shareholders, our Board of Directors committed to the Company’s shareholders that, in order to address potential shareholder concerns regarding the number of shares subject to options, stock appreciation rights or other stock awards we intend to grant in a given year, during fiscal years 2011, 2012 and 2013 the Board would not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or nonemployee directors at an average rate greater than 3.06% of the weighted-average number of shares of the Company’s common stock outstanding over such three year period. The annual “burn rate” is a ratio in which the numerator is equal to the sum of all shares awarded during the fiscal year (including shares subject to stock options, stock appreciation rights or other stock awards, which includes any form of equity that depletes the plan reserve) and the denominator is equal to the weighted-average basic common shares outstanding for that fiscal year. For purposes of calculating the number of shares granted in a year, any full-value awards (i.e., awards other than stock options and stock appreciation rights (SARs)) will count as equivalent to 2.5 shares. During 2011, the Company’s burn rate calculated according to this formula was 2.15% of the outstanding shares of common stock. During 2012, anticipated awards plus the target shares from the 2012 LTI represent an expected burn rate calculated according to this formula of 2.19%.

Health and Welfare Benefits. We offer a group insurance program consisting of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and a supplemental group term life insurance program, which covers our Named Executive Officers and certain other management personnel. Aside from the annual recalibration of benefit costs and the associated premium changes that affect all participants, no significant changes were made to our health and welfare benefits for our Named Executive Officers during 2011.

Severance and Change in Control Provisions. We have a severance plan that applies to our Named Executive Officers without employment contracts. Under the severance plan, executives receive up to 18 months’ base salary (plus one additional week of base salary for each year of service in excess of 15 years) as a result of termination of their employment by the Company other than for “cause,” which is defined in the severance plan.

We have management retention (change in control) agreements with each of our Named Executive Officers, which agreements are described under “—COMPENSATION TABLES AND INFORMATION—Potential Payments Upon Termination or Change in Control” below, including the table on page 38 of this proxy statement that shows the potential payments for each Named Executive Officer under various termination scenarios. None of our current Named Executive Officers has an employment agreement other than Mr. Woodhouse and Ms. Cochran, whose agreements are described on pages 40 and 41 of this proxy statement. There were no significant changes to our severance or change in control provisions in fiscal 2011.

The change in control agreements would result in severance benefits after a change in control only if the executive is terminated without cause (or terminates his/her employment for “good reason” as defined in the agreements) within two years after such an event. Unvested equity awards (stock options, stock appreciation rights, restricted stock, restricted stock units) will vest immediately upon a change in control, consistent with the provisions of our existing equity compensation plans.

These agreements are intended to ensure that the Company will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company. When establishing our change in control agreements, the Compensation Committee intended to provide our Named Executive Officers with adequate financial security so that they could focus on achieving successful business continuity. We believe that the provision of severance and benefits and change in control protection for our Named Executive Officers is consistent with market practice, is a valuable executive talent retention provision, and is consistent with the objectives of our overall executive compensation program.

Do you provide perquisites and other benefits to Named Executive Officers?

We provide limited perquisites and other benefits to our Named Executive Officers. Any perquisites that are received by Named Executive Officers are reflected in the Summary Compensation Table on page 32 of this proxy statement under the “All Other Compensation” column and related footnote. In particular:

•	Named Executive Officers do not have use of a Company vehicle;

•	Named Executive Officers may not schedule the Company aircraft for personal travel;

•	we do not have a defined benefit pension plan or SERP; and

•

with the exception of certain limited payments that were provided for Messrs. Woodhouse and Barber and Ms. Cochran in reimbursement of expenses relating to home security during 2011, we do not provide a number of perquisites that are provided by other companies, such as club memberships, drivers or financial planning.

Is the compensation of Ms. Cochran and Mr. Woodhouse determined in the same manner as the other Named Executive Officers?

Generally—yes. Each of Ms. Cochran and Mr. Woodhouse is a party, however, to an employment agreement described below in “Do any Named Executive Officers have employment agreements?” As noted above, Ms. Cochran’s base salary was increased in 2011 upon her promotion to President and Chief Operating Officer and was subsequently increased for 2012 upon her promotion to Chief Executive Officer. Mr. Woodhouse’s base salary was increased in 2011, the first increase in Mr. Woodhouse’s base salary since 2007, and was subsequently decreased for 2012 upon his resignation as our Chief Executive Officer and appointment as our Executive Chairman.

How does the Compensation Committee use “tally sheets”?

As part of the Compensation Committee’s efforts to review and structure executive compensation, the Compensation Committee reviews tally sheets for executive compensation, inclusive of the value of equity awards. The tally sheets assist the Compensation Committee in understanding the levels of executive compensation that have been, and are being, received by our executive officers. The tally sheets also reflect the value of each element of compensation that each executive officer could potentially receive under different termination scenarios (e.g., voluntary, involuntary, change-in-control). For the Compensation Committee’s review of tally sheets, total remuneration to each executive officer includes all aspects of the executive officer’s total cash compensation, the value of equity awards (both vested and unvested and including, as applicable, the impact of accelerated vesting upon retirement), the value of any deferred compensation, and the value of retirement and welfare benefits and the value of welfare benefits. The goal of this analysis is to allow the Compensation Committee to see how each element of compensation interacts with the other elements and to understand the potential ramifications from current compensation decisions. To date, the amount of past compensation, including amounts realized or realizable from prior equity awards, has generally not been a significant factor in the Compensation Committee’s considerations. The Compensation Committee will continue to review tally sheets for executive officers on an annual basis.

Does the Compensation Committee delegate any authority to make stock awards?

Yes—but only on a limited basis. The Compensation Committee approves all equity compensation to our executive officers. However, the Compensation Committee, in consultation with our Chief Executive Officer, have determined that the Chief Executive Officer should have the authority to make certain awards, subject to the following limitations:

•	The recipient of any grant is not, or is not expected to be an executive officer;

•	No award may exceed 5,000 shares;

•	No award may vest at an annual rate greater than 33- 1/3% for three years; and

•

At each Compensation Committee meeting, the Chief Executive Officer must report all awards made by him or her pursuant to this delegation of authority since the previous meeting of the Compensation Committee.

What policies are there on timing when equity awards are made?

We have never “backdated,” and have a policy against “backdating,” of option grants. The grant date of our equity awards, including stock options, is the date of approval of the grants, or a specified later date. The exercise price of each stock option that has been awarded to our senior executives is the closing price of our common stock on the date of grant, which generally is the date of the September Compensation Committee meeting at which equity awards for senior executives are determined. The Compensation Committee determines the number of target shares for which participating executive officers may become eligible under our 2011 LTI and 2012 LTI, using the 60-day average closing price of the Company’s common stock during the last 30 calendar days of the prior fiscal year and the first 30 calendar days of the fiscal year during which such awards are made. New hire equity awards and grants to promoted employees are made effective the date of the next Compensation Committee meeting following employment date or promotion, respectively. Other interim or ad hoc equity awards, such as retention awards, are also made effective on the date of the next Compensation Committee meeting.

What factors are considered in decisions to materially modify compensation?

From time to time and at least annually in connection with our fiscal year end, the Compensation Committee will review market data, individual performance and retention needs in making decisions to adjust compensation materially. Other than our current policy of targeting base salary and incentive compensation at the 60th and 50th percentile, respectively, of our peer group, we do not have any set formula for determining the amount of each compensation element as a percentage in our Named Executive Officers’ compensation packages. We consider the competitive landscape for talent in our industry and geography and base our compensation decisions on how we want to position ourselves in the marketplace for executive talent.

Do you have a policy about recovery of performance-based awards if an executive is guilty of misconduct?

Yes—If the Compensation Committee and the Board of Directors determine that an executive officer has engaged in fraudulent behavior or intentional misconduct, including with regard to the reporting of our performance, the Compensation Committee and the Board of Directors will immediately take corrective action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and could include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive officer that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Does Cracker Barrel have stock ownership guidelines for its executive officers?

Yes—We have stock ownership guidelines (the “Ownership Guidelines”) covering all executive officers, which are posted on our website at crackerbarrel.com. The guideline is 70,000 shares for the Chief Executive Officer, 50,000 shares for the Executive Chairman, 15,000 shares for the Chief Financial Officer, 15,000 for any Executive Vice President and 10,000 for any Senior Vice President. No officer may sell or otherwise dispose of any shares until his or her aggregate ownership satisfies these requirements. Similarly, our non-executive directors are subject to a guideline of 5,000 shares and have five years, from the beginning of the first full fiscal year on the Board of Directors, to reach the stated guideline amount.

Shares counted toward achievement of the Ownership Guidelines include shares of our common stock directly or indirectly owned by the Named Executive Officer (whether certificated or in “street name”) and shares of our restricted stock, including shares of restricted stock that are subject to time vesting and, to the extent earned by the Named Executive Officer, shares of restricted stock that are subject to performance vesting. The Compensation Committee reviews executive officer ownership levels annually. At this time, except for Mr. Hyatt, who commenced his employment with us in January 2011, all Named Executive Officers have ownership of shares in excess of the Ownership Guidelines. Directors and executive officers are prohibited from hedging their holdings of our common stock.

What is the impact of accounting and tax treatments of particular forms of compensation?

Although the accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs. As further described below, for example, we have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes). Owing to the adoption of SFAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly, and, therefore, accounting treatment is not expected to have a material effect on the Compensation Committee’s future selection of differing types of equity awards.

Section 162(m). Section 162(m) of the Code imposes a $1 million limit on the amount a public company may deduct for compensation paid to its Chief Executive Officer or any of our four other most highly compensated executive officers (excluding our chief financial officer, who the Internal Revenue Service has indicated may be excluded) who are employed by the Company as of the end of the fiscal year. However, the limit described in Section 162(m) does not apply to compensation that satisfies the requirements of Section 162(m) for “qualifying performance-based” compensation. The Compensation Committee attempts to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee also believes that it must (and does) reserve the right to award compensation which it deems to be in our best interest and our shareholders, but which may not be fully tax deductible under Section 162(m). For example, as noted above, Mr. Woodhouse’s salary has been set at $1 million for the preceding three years and last year’s increase to him was deemed justified irrespective of lack of the deductibility of the excess over $1 million.

Sections 280G and 4999. As described above, we provide our Named Executive Officers with change in control agreements. These agreements provide for severance payments following a termination in connection with a change in control of the Company under certain circumstances. None of our Executive Chairman, Chief Executive Officer or Chief Financial Officer has a right under these change in control agreements or otherwise to receive any gross-up payment to reimburse such executive officer for any excise tax under Sections 280G and 4999 of the Code. Messrs. Shoaf, Barber, Maxwell and Greene do have the right under their existing change in control agreements to receive such gross-up payment to reimburse them for such excise taxes plus any additional income and employment taxes resulting from any such reimbursement.

How are non-management directors compensated?

The compensation of non-management directors in 2011 is described on page 14 of this proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on its review and discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2011.

This report has been submitted by the members of the Compensation Committee:

Charles E. Jones, Jr., Chairman

Robert V. Dale

Richard J. Dobkin

Andrea M. Weiss

COMPENSATION TABLES AND INFORMATION

Summary Compensation Table

The following table sets forth information regarding the compensation for the Named Executive Officers during 2009, 2010 and 2011.

Name and Principal Position	Year	Salary(5)	Stock Awards(6)	Option Awards(6)(7)	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings(8)	All Other Compensation(9)	Total
Sandra B. Cochran, President and Chief Executive Officer(1)	2011	$593,750	$1,659,163	$0	$542,984	$8,714	$258,209	$3,062,820
	2010	$500,000	$742,488	$450,283	$1,000,000	$0	$141,774	$2,834,545
	2009	$160,985	$1,174,613	$272,825	$96,977	$0	$242,398	$1,947,798

Michael A. Woodhouse, Executive Chairman(2)	2011	$1,100,000	$3,946,251	$0	$1,257,437	$0	$133,756	$6,437,444
	2010	$1,000,000	$2,121,471	$1,286,522	$2,500,000	$0	$29,108	$6,937,101
	2009	$1,000,000	$5,250,514	$1,219,769	$753,000	$0	$877,608	$9,100,891

Lawrence E. Hyatt, Senior Vice President, Chief Financial Officer(3)	2011	$277,083	$963,863	$0	$177,375	$0	$50,975	$1,511,270

N.B. Forrest Shoaf, Senior Vice President, General Counsel and Secretary(4)	2011	$435,204	$811,812	$0	$278,596	$19,661	$33,599	$1,578,871
	2010	$414,480	$457,228	$277,284	$580,272	$0	$10,789	$1,740,053
	2009	$414,480	$776,983	$262,890	$174,778	$0	$177,938	$1,807,069

Douglas E. Barber, Executive Vice President, Chief People Officer	2011	$451,250	$967,331	$0	$323,160	$18,326	$39,719	$1,799,786
	2010	$500,000	$848,579	$514,609	$1,000,000	$0	$17,011	$2,880,198
	2009	$500,000	$1,104,227	$487,908	$304,020	$0	$318,655	$2,714,810

Terry A. Maxwell, Senior Vice President, Retail	2011	$360,278	$413,499	$0	$230,632	$3,897	$11,051	$1,019,357
	2010	$347,256	$235,741	$142,961	$486,158	$0	$2,562	$1,214,678
	2009	$347,256	$307,428	$135,536	$146,431	$0	$90,748	$1,027,398

Edward A. Greene, Senior Vice President, Strategic Initiatives	2011	$364,619	$640,045	$0	$166,722	$0	$15,349	$1,186,735
	2010	$347,256	$220,998	$134,026	$347,256	$0	$7,159	$1,056,695
	2009	$347,256	$748,943	$127,069	$104,594	$0	$86,934	$1,414,796

(1)	Ms. Cochran, our President and Chief Executive Officer, served during the 2011 fiscal year as our Executive Vice President and Chief Financial Officer from August through November 2010 and as our President and Chief Operating Officer from November 2010 through the end of the 2011 fiscal year. She assumed her current position in September 2011.
(2)	Mr. Woodhouse, our Executive Chairman, served throughout the 2011 fiscal year as our Chairman and Chief Executive Officer and assumed his current position in September 2011.
(3)	Mr. Hyatt began his employment with us as our Senior Vice President and Chief Financial Officer in January 2011.
(4)	Mr. Shoaf, our Senior Vice President, Secretary and Chief Legal Officer, served as our Interim Chief Financial Officer from November 2010 through January 2011.
(5)	Ms. Cochran’s base salary was increased during 2011 from $500,000 to $625,000 in connection with her promotion to President and Chief Operating Officer in November 2010. Mr. Barber’s base salary was decreased during 2011 from $500,000 to $435,000 to reflect his change in duties from Chief Operating Officer to Chief People Officer.
(6)	The amounts disclosed in this column reflect the aggregate grant date fair value of awards made in 2009, 2010 and 2011 calculated in accordance with Financial Accounting Standards Board Accounting Standard Code Topic 718 (“ASC Topic 718”), without regard to potential forfeiture. The aggregate grant date fair value has been determined assuming the most probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level). The aggregate grant date fair value of awards made in 2011, assuming an outcome of the performance condition at the maximum level, are as follows:

Name	Year	Aggregate Grant Date Fair Value at Maximum Performance Level
Sandra B. Cochran	2011	$2,947,728
Michael A. Woodhouse	2011	$7,011,063
Lawrence E. Hyatt	2011	$979,836
N.B. Forrest Shoaf	2011	$1,442,307
Douglas E, Barber	2011	$1,718,604
Terry A. Maxwell	2011	$734,645
Edward A. Greene	2011	$697,061

For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 2 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Reports on Form 10-K for 2011, 2010 and 2009.

(7)	Each Named Executive Officer’s 2011 LTI Incentive Grant consisted initially of stock options, but these options were defeased and replaced with performance-based stock units upon approval by our shareholders of the 2010 Omnibus Plan in December 2010.
(8)	Under our non-qualified deferred compensation plan applicable to, among other persons, the Named Executive Officers, participants may defer receipt of up to 50% of their compensation and up to 100% of their performance-based compensation into a fully funded, self-directed plan. These amounts are then invested at their discretion in the same mutual funds generally available to all employees who participate in our 401(k) plan. The amounts disclosed in this column indicate the amounts of “above-market” earnings. Applicable SEC rules define earnings as “above-market” “if the rate of interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the [Code]) at the rate that corresponds most closely to the rate under the registrant’s plan at the time the interest rate or formula is set.” Any such amounts require no cash outlay by us because the investments were fully funded at the time of the deferral.
(9)	The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.

Name		Life Insurance	Long Term Disability	Dividend Equivalents on Shares of Restricted Stock(1)	Company Match Under Non-Qualified Deferred Compensation Plan	Company Match Under 401(k) Plan	Other(2)	Total
Sandra B. Cochran	2011	$780	$1,170	$26,680	$28,356	$1,165	$200,059	$258,209
Michael A. Woodhouse	2011	$780	$1,170	$76,231	$53,688	—	$1,888	$133,756
Lawrence E. Hyatt	2011	$390	$585	—	—	—	$50,000	$50,975
N.B. Forrest Shoaf	2011	$780	$1,170	$16,430	$15,219	—	—	$33,599
Douglas E. Barber	2011	$780	$1,170	$30,492	$6,809	—	$468	$39,719
Terry A. Maxwell	2011	$780	$1,170	$8,471	—	$630	—	$11,051
Edward A. Greene	2011	$780	$1,170	$7,941	$5,458	—	—	$15,349

(1)	Reflects dividend equivalents with respect to shares of restricted stock granted under the 2010 Long-Term Performance Plan accrued during the applicable performance period.
(2)	Includes (a) security system expenses as follows: Ms. Cochran—$1,427; Mr. Woodhouse—$888; Mr. Barber—$468; (b) relocation expenses of $198,632 (inclusive of tax reimbursement payments of $39,695) paid to Ms. Cochran in accordance with our relocation policy; (c) a one-time payment of $50,000 for Mr. Hyatt in connection with the commencement of his employment with us; and (d) a matching charitable gift for Mr. Woodhouse of $1,000 under our Board of Directors matching grant program. Under the matching grant program, we match up to $1,000 donated by our directors to a charitable organization of their choice.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers during 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards ($/Share)(7)	Exercise or Base Price of Option Awards ($/Share)(8)	Grant Date Fair Value of Stock and Option Awards(9)
		Target	Maximum	Target		Maximum
Sandra B. Cochran	—	$593,750	$1,187,500
	09/22/10			18,352	(3)	36,704	(5)		—	$917,967
	09/22/10			12,235	(4)	18,353	(6)		—	$741,196

Michael A. Woodhouse	—	$1,375,000	$2,750,000
	09/22/10			43,650	(3)	87,300	(5)		—	$2,183,373
	09/22/10			29,100	(4)	43,650	(6)		—	$1,762,878

Lawrence E. Hyatt	—	$193,958	$387,917
	01/04/11			5,717	(2)	11,434	(5)		—	$356,912
	01/04/11			3,811	(4)	5,717	(6)		—	$237,921
	01/04/11							8,000	—	$414,480

N.B. Forrest Shoaf	—	$304,643	$609,286
	09/22/10			8,980	(3)	17,960	(5)		—	$449,180
	09/22/10			5,986	(4)	8,979	(6)		—	$362,632

Douglas E. Barber	—	$353,375	$706,750
	09/22/10			10,700	(3)	21,400	(5)		—	$535,214
	09/22/10			7,133	(4)	10,700	(6)		—	$432,117

Terry A. Maxwell	—	$252,195	$504,390
	09/22/10			4,574	(3)	9,148	(5)		—	$228,791
	09/22/10			3,049		4,574			—	$184,708

Edward A. Greene	—	$182,310	$364,620
	09/22/10			4,340	(3)	8,680	(5)		—	$217,087
	09/22/10			2,893	(4)	4,340	(6)		—	$175,258

(1)	Our 2011 annual bonus plan did not provide for a threshold payment level. Rather, when the performance metric was satisfied, each Named Executive Officer was eligible to receive up to 200% of his or her target bonus amount. See “COMPENSATION DISCUSSION AND ANALYSIS—How do we determine the types and amounts of executive compensation?—Annual Bonus Plan.”
(2)	The 2011 LTI did not provide for a threshold payment level. Rather, when the performance metric is satisfied, each NEO will be eligible to receive up to 200% of his or her 2011 LTPP target and up to 150% of his or her 2011 LTI Incentive Grant target. See “COMPENSATION DISCUSSION AND ANALYSIS—How do we determine the types and amounts of executive compensation?—Long-Term Incentives.”
(3)	Reflects awards of Performance Shares (as such term is defined in the 2010 Omnibus Plan) pursuant to the 2011 LTPP at target performance level. See “COMPENSATION DISCUSSION AND ANALYSIS—How do we determine the types and amounts of executive compensation?—Long-Term Incentives.”
(4)	Reflects awards of performance-based stock units pursuant to the 2011 LTI Incentive Grant at target performance level. See “COMPENSATION DISCUSSION AND ANALYSIS—How do we determine the types and amounts of executive compensation?—Long-Term Incentives.”
(5)	Reflects awards of Performance Shares (as such term is defined in the 2010 Omnibus Plan) pursuant to the 2011 LTPP at maximum performance level. See “COMPENSATION DISCUSSION AND ANALYSIS—How do we determine the types and amounts of executive compensation?—Long-Term Incentives.”
(6)	Reflects awards of performance-based stock units pursuant to the 2011 LTI Incentive Grant at maximum performance level. See “COMPENSATION DISCUSSION AND ANALYSIS—How do we determine the types and amounts of executive compensation?—Long-Term Incentives.”
(7)	Reflects a one-time grant of 8,000 shares of restricted stock that Mr. Hyatt received in connection with the commencement of his employment with us. All of the shares of restricted stock are subject to vesting on January 3, 2014 and do not have voting rights prior to vesting.
(8)	Except for Mr. Hyatt, each Named Executive Officer’s 2011 LTI Incentive Grant consisted initially of stock options, but these options were defeased and replaced with performance-based stock units upon approval by our shareholders of the 2010 Omnibus Plan in December 2010.
(9)	The amounts disclosed in this column reflect the aggregate grant date fair value of the awards calculated in accordance with ASC Topic 718, without regard to potential forfeiture. The aggregate grant date fair value has been determined assuming the most probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level). For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 2 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2011.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding equity awards held by the Named Executive Officers as of July 29, 2011.

	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)		Market Value Of Shares Of Stock That Have Not Vested(12) ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested(12) ($)
Sandra B. Cochran						16,666	(1)	$751,803
									30,319	(13)	$1,367,690
	16,667	8,333	(1)	$24.27	3/11/2019
	12,481	12,480	(2)	$31.58	9/10/2019
		12,481	(3)	$31.58	9/10/2019

Michael A. Woodhouse									86,625	(13)	$3,907,654
	2,500	0		$40.00	9/21/2016
	140,953	0		$40.05	9/19/2017
	85,670	42,835	(4)	$27.02	9/25/2018
	35,660	35,659	(2)	$31.58	9/10/2019
		35,659	(3)	$31.58	9/10/2019

Lawrence E. Hyatt						8,000	(5)	$360,880

N.B. Forrest Shoaf						6,250	(6)	$281,938
						1,694	(6)	$76,416
						3,387	(6)	$152,788
									18,670	(13)	$842,204
	2,000	0		$40.46	4/11/2015
	10,164	0		$34.60	9/22/2015
	2,500	0		$40.00	9/21/2016
	27,047	0		$40.05	9/19/2017
	6,732	9,232	(4)	$27.02	9/25/2018
	7,686	7,685	(2)	$31.58	9/10/2019
		7,686	(3)	$31.58	9/10/2019

Douglas E. Barber						12,500	(6)	$563,875
									34,650	(13)	$1,563,062
	0	17,134	(4)	$27.02	9/25/2018
	0	14,263	(2)	$31.58	9/10/2019
		14,264	(3)	$31.58	9/10/2019

Terry A. Maxwell						6,250	(6)	$281,938
									9,626	(13)	$434,229
	5,277	0		$40.05	9/19/2017
	4,759	4,760	(4)	$27.02	9/25/2018
	3,963	3,962	(2)	$31.58	9/10/2019
		3,963	(3)	$31.58	9/10/2019

Edward A. Greene						2,500	(6)	$112,775
						8,469	(7)	$382,037
						8,469	(8)	$382,037
						2,500	(9)	$112,775
						1,500	(10)	$67,665
						1,000	(11)	$45,110
									9,024	(13)	$407,073
	4,462	4,462	(4)	$27.02	9/25/2018
	0	3,715	(2)	$31.58	9/10/2019
		3,715	(3)	$31.58	9/10/2019

(1)	The award reflected in the table vests on March 11, 2012.
(2)	The award reflected in the table vested on September 10, 2011.
(3)	The award reflected in the table vests on September 10, 2012.
(4)	The award reflected in the table vested on September 25, 2011.
(5)	The award reflected in the table vests on January 3, 2014.
(6)	The award reflected in the table vested on October 12, 2011.
(7)	The award reflected in the table vested on July 30, 2011.
(8)	The award reflected in the table vests on July 30, 2012.
(9)	The award reflected in the table vests on November 1, 2015.
(10)	The award reflected in the table vests on November 1, 2014.
(11)	The award reflected in the table vests on November 1, 2013.
(12)	Reflects the aggregate market value determined based on a per share price of $45.11, the closing price for our common stock on July 29, 2011.
(13)	The award reflected in the table vests on August 3, 2012.

Option Exercises and Stock Vested

The following table sets forth information, for the Named Executive Officers, regarding (1) stock option exercises during 2011, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number Of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number Of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sandra B. Cochran	—	—	8,334	$413,200

Michael A. Woodhouse	145,330	$2,540,078
	200	$3,562
	74,801	$1,339,955
	88,982	$1,736,554
	5,016	$97,522
			50,000	$2,466,500
			25,000	$1,116,750
			25,000	$1,114,250

Lawrence E. Hyatt	—	—	—	—

N.B. Forrest Shoaf	2,500	$70,808
	5,000	$70,200
	4,500	$69,300
			3,125	$162,656

Douglas E. Barber	16,346	$414,432
	7,500	$135,914
	47,816	$813,805
			6,250	$325,313
			2,500	$126,075

Terry A. Maxwell	—	—	3,125	$162,656

Edward A. Greene	20,573	$315,055
			1,250	$65,063
			1,000	$51,010

Equity Compensation Plan Information

The following table sets forth information with respect to our equity plans as of July 29, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	Options - 939,791	$34.18	1,527,580
	Full Value - 325,131	—	—
Equity compensation plans not approved by security holders(2)	Options - 184,107	$27.02	0
	Full Value - 16,666	—	—
Total	Options - 1,123,898	$33.01	1,527,580
	Full Value - 341,797	—	—

(1)	As of July 29, 2011, options to purchase (i) 543,794 shares of our common stock at a weighted average exercise price of $32.04 per share were outstanding under the Amended and Restated Stock Option Plan, and (ii) 395,997 shares of our common stock at a weighted average exercise price of $37.11 per share were outstanding under the Cracker Barrel 2002 Omnibus Incentive Compensation Plan. No options have been granted under the 2010 Omnibus Plan.
(2)	As of July 29, 2011, options to purchase 184,107 shares of our common stock at a weighted average exercise price of $27.02 per share were outstanding under the CBRL Group, Inc. 2000 Non-Executive Stock Option Plan.

Non-Qualified Deferred Compensation

We maintain a non-qualified deferred compensation plan for our executive officers and certain employees. The deferred compensation plan permits participants to voluntarily defer receipt of up to 50% of their compensation and up to 100% of their performance-based compensation. These deferrals are fully funded from deductions from the participants’ applicable payroll or bonus checks. Amounts deferred under the deferred compensation plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan. Deferred amounts earn rates of return based on the performance of several investment alternatives selected by the participant. These investment alternatives mirror those available to all eligible employees under our 401(k) plan. We also provide a 25% match of the participants’ contributions up to 6% of their compensation (or, a maximum of 1.5% of their compensation, the same matching formula used in our 401(k) plan). The following table provides additional information regarding the deferred compensation accounts for each Named Executive Officer, including the voluntary contributions made by the Named Executive Officers and by us to the non-qualified deferred compensation plan during 2011 and the aggregate deferred compensation balance as of the end of our fiscal year ended July 29, 2011.

Name	Aggregate Balance at Beginning FYE	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Sandra B. Cochran	$20,380	$125,403	$28,356	$16,780	$0	$190,919
Michael A. Woodhouse	$2,890,345	$786,875	$53,688	$399	$0	$3,731,307
Lawrence E. Hyatt	$0	$0	$0	$0	$0	$0
N.B. Forrest Shoaf	$307,198	$101,460	$15,219	$39,295	$0	$463,172
Douglas E. Barber	$146,881	$27,238	$6,809	$26,707	$0	$207,635
Terry A. Maxwell	$28,883	$0	$0	$5,235	$0	$34,118
Edward A. Greene	$43,944	$21,834	$5,458	$6	$3,785	$67,457

(1)	The amounts reported in this column are also included in the “All Other Compensation” column of the Summary Compensation Table above.

Potential Payments Upon Termination or Change in Control

Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by us without cause, termination by the Named Executive Officer for good reason or a change in control of the Company.

In order for a Named Executive Officer to receive the payment and benefits to which he or she is entitled pursuant to any applicable employment agreement or our severance policy, he or she must execute and deliver to us a release of claims against us in a form satisfactory to us. Named Executive Officers are subject to certain restrictive covenants (including, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality covenants). In the event a Named Executive Officer breaches any applicable restrictive covenant, we will cease making any future payments or providing any other benefits to the Named Executive Officer and will also consider pursuing legal and equitable remedies available to us under any applicable employment agreement and applicable law.

The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreements, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change-in-control of the Company. The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change in control of the Company occurred, on July 29, 2011. The closing price for our common stock on July 29, 2011 was $45.11.

Name	Termination by Company without Cause(1)	Termination by Company for Cause before or after Change in Control	Death or Disability(2)	Termination by Named Executive Officer for Good Reason (or for Change in Duties or Compensation) before Change in Control(1)	Termination by Named Executive Officer for Good Reason (or for Change in Duties or Compensation) or by Company without Cause after Change in Control(2)
Sandra B. Cochran	$1,820,584	$0	$1,563,063	$1,820,584	$8,115,343
Michael A. Woodhouse	$9,755,466	$0	$8,805,658	$9,755,466	$15,728,009
Lawrence E. Hyatt	$505,000	$0	$363,627	$0	$1,732,604
N.B. Forrest Shoaf	$1,307,420	$0	$1,413,365	$842,216	$3,635,141
Douglas E. Barber	$682,500	$0	$2,234,818	$0	$6,324,484
Terry A. Maxwell	$943,396	$0	$813,872	$434,226	$2,511,439
Edward A. Greene	$394,619	$0	$742,338	$0	$2,763,319

(1)	With respect to Ms. Cochran and Mr. Woodhouse, the applicable amounts are determined based on their respective employment agreements with us as in effect on July 29, 2011. With respect to the other Named Executive Officers, the applicable amounts are determined based on our severance plan, and, with respect to Messrs. Shoaf and Maxwell, who were Retirement Eligible (as such term is defined in the 2010 Long-Term Performance Plan), also include the value of their awards made under the 2010 Long-Term Performance Plan.
(2)	With respect to Ms. Cochran and Mr. Woodhouse, the applicable amounts are determined based on their respective employment agreements with us as in effect on July 29, 2011. With respect to the other Named Executive Officers, the applicable amounts are determined based on the management retention (change in control) agreements.

For additional information regarding payments required to be made to a Named Executive Officer pursuant to his or her employment agreement or any other arrangement with us in connection with a termination of employment and/or a change-in-control of the Company, please see the sections below that describe Ms. Cochran’s and Mr. Woodhouse’s respective employment agreements and the change in control agreements that are in place for Ms. Cochran and the other Named Executive Officers.

Director Compensation Table

The table below sets forth the compensation of non-employee directors, which is described in greater detail on page 14 of this proxy statement. We have no non-equity incentive plan for non-employee directors and, during 2011, no director received an option award or earned “above-market” (as that term is defined by the SEC) interest on any of his or her compensation that had been deferred.

Name	Fees Earned or Paid in Cash	Stock Awards(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(4)		Total(4)
James W. Bradford(1)	$2,000	—	—	—		$2,000
Robert V. Dale	$152,000	$83,581	—	$10,868	(5)	$246,449
Richard J. Dobkin	$115,000	$83,581	$7,739	—		$206,320
Robert C. Hilton	$83,000	$83,581	$35,294	$1,000	(6)	$202,875
Charles E. Jones	$105,500	$83,581	$46,109	—		$235,190
B. F. “Jack” Lowery	$88,000	$83,581	$54,661	—		$226,242
Martha M. Mitchell	$93,500	$83,581	$38,315	—		$215,396
Coleman H. Peterson(2)	$9,375	—	—	—		$9,375
Andrea M. Weiss	$82,500	$83,581	$24,723	$10,868	(5)	$201,672
Jimmie D. White	$78,500	$83,581	$5,468	$10,868	(5)	$178,417

(1)	Mr. Bradford first became our director in July 2011.
(2)	Mr. Peterson first became our director in June 2011.
(3)	The amounts disclosed in this column reflect the aggregate grant date fair value of the awards calculated in accordance with ASC Topic 718, without regard to potential forfeiture. On December 1, 2011, in accordance with our director compensation policy described under “BOARD OF DIRECTORS AND COMMITTEES—How were non-management directors compensated in 2011?”, each non-employee director received a grant of shares of restricted stock having a value equal to $85,000, with the number of shares of restricted stock included in such grant to be determined based on the closing price of our common stock on December 1, 2011. These awards vest in their entirety one year from the date of the grant. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note 2 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2011. The non-employee director will receive no dividends or other distributions with respect to the shares of restricted stock he or she holds.
(4)	Excludes perquisites and other personal benefits where the aggregate amount of such compensation to the director is less than $10,000.
(5)	Reflects cost to the Company of providing medical, prescription and dental insurance benefits to the director.
(6)	Reflects our match of Mr. Hilton’s charitable donation pursuant to our Board of Directors matching grant program. Under the matching grant program, we match up to $1,000 donated by our directors to a charitable organization of their choice.

Mr. Woodhouse, our Chief Executive Officer for the 2011 fiscal year, was compensated pursuant to his employment agreement and certain benefit plans described above under “EXECUTIVE COMPENSATION” above. He received no additional benefits as a result of his service on our Board of Directors.

Employment and Other Agreements

Do any Named Executive Officers have employment agreements?

Yes. We currently have employment agreements with Ms. Cochran and Mr. Woodhouse, each of which is discussed in more detail below.

What are the terms of Ms. Cochran’s employment agreement?

Under Ms. Cochran’s employment agreement, she serves as our President and Chief Executive Officer. Ms. Cochran’s employment agreement provides for a term of four years.

Pursuant to Ms. Cochran’s employment agreement, she receives an annual base salary of $900,000 and an annual bonus opportunity with a target of 100% of annual base salary. Additionally, with respect to any of our long-term incentive plans, all grants of which are currently performance-based, Ms. Cochran’s target LTI percentage under such plans is 250% of annual base salary. Ms. Cochran’s employment agreement provides that any of her “incentive-based compensation” (as such term is defined in the Exchange Act) will be subject to clawback by us in the manner required by the Exchange Act, as determined by the applicable SEC rules. Ms. Cochran is eligible to participate in the benefit programs generally available to our senior executive officers.

Ms. Cochran is also entitled to severance and change in control benefits under the terms of her employment agreement. In the event that Ms. Cochran’s employment is terminated by the Company without cause or terminated by Ms. Cochran with good reason, Ms. Cochran will be entitled to receive (1) a lump sum payment of accrued obligations, including, among other things, annual base salary through the date of termination to the extent not previously paid and the pro-rata portion of the amounts payable under any then existing incentive or bonus plan applicable to Ms. Cochran for the portion of the year in which the termination occurs (“accrued obligations”); (2) one and a half times the sum of (x) then current annual base salary and (y) target current year bonus, payable in installments ratably over 24 months; and (3) a continuation of life, medical and disability insurance benefits for 24 months. Additionally, Ms. Cochran’s agreement provides for acceleration of vesting of certain equity awards held by Ms. Cochran at the time of termination without cause or with good reason.

In the event that a change in control of the Company occurs prior to the expiration of the term of Ms. Cochran’s employment agreement, and her employment is terminated without cause or terminated by Ms. Cochran with good reason within 90 days prior to or two years following the change in control, Ms. Cochran will be entitled to receive (1) a lump sum payment of accrued obligations; (2) a lump sum payment of three times the sum of (x) then current annual base salary and (y) target current year bonus; and (3) a continuation of life, medical and disability insurance benefits for 24 months. Additionally, Ms. Cochran’s agreement provides for acceleration of vesting of certain equity awards held by Ms. Cochran at the time of termination without cause or with good reason in connection with a change in control.

Pursuant to the terms of Ms. Cochran’s employment agreement, if we cease to employ Ms. Cochran in the capacity of Chief Executive Officer at any time following the expiration of the four-year term of her employment agreement, then we will pay Ms. Cochran one and a half times annual base salary in installments ratably over 18 months.

The payment of the foregoing severance and change in control benefits, exclusive of certain accrued obligations, is subject to execution by Ms. Cochran of a release of claims against us.

Ms. Cochran will be subject to non-competition, non-solicitation and confidentiality covenants following the termination of her employment.

For quantitative disclosure regarding estimated payments and other benefits that would have been received by Ms. Cochran or her estate if her employment had terminated on July 29, 2011, the last business day of 2011, under various circumstances, see “Potential Payments Upon Termination or Change in Control” above.

Who negotiated the terms of Ms. Cochran’s employment agreement?

The terms were negotiated by the Compensation Committee, with the assistance of Cook & Co., and Ms. Cochran, each of whom was represented by separate independent legal counsel.

What are the terms of Mr. Woodhouse’s employment agreement?

Under Mr. Woodhouse’s employment agreement, he serves as our Executive Chairman. Unless extended or earlier terminated, Mr. Woodhouse’s employment agreement will terminate on November 30, 2012.

Pursuant to Mr. Woodhouse’s employment agreement, he receives an annual base salary of $750,000 and an annual bonus opportunity with a target of 100% of annual base salary. Additionally, with respect to any of our long-term incentive plans, Mr. Woodhouse’s target LTI percentage under such plans is equal to 150% of annual base salary. Mr. Woodhouse’s employment agreement provides that any of his “incentive-based compensation” (as such term is defined in the Exchange Act) will be subject to clawback by us in the manner required by the Exchange Act, as determined by the applicable SEC rules. Mr. Woodhouse is eligible to participate in the benefit programs generally available to our senior executive officers.

Mr. Woodhouse is also entitled to severance and change in control benefits under the terms of his employment agreement. In the event that Mr. Woodhouse’s employment is terminated by the Company without cause or terminated by Mr. Woodhouse with good reason, Mr. Woodhouse will be entitled to receive (1) a lump sum payment of accrued obligations; (2) one and a half times annual base salary payable in installments ratably over 24 months; and (3) a continuation of life and medical insurance benefits until the later of (x) 18 months after the date of termination of Mr. Woodhouse’s employment, or (y) the expiration of the term of the employment agreement. Additionally, Mr. Woodhouse’s agreement provides for acceleration of vesting of certain equity awards held by Mr. Woodhouse at the time of termination without cause or with good reason.

In the event that a change in control of the Company occurs during the term of Mr. Woodhouse’s employment agreement, and his employment is terminated without cause or terminated by Mr. Woodhouse with good reason within 90 days prior to or 15 months following the change in control, Mr. Woodhouse will be entitled to receive (1) a lump sum payment of accrued obligations; (2) a lump sum payment of two times the sum of (x) average annual base salary for the five years prior to his termination and (y) greater of (A) actual annual incentive bonus earned in the fiscal year prior to the current fiscal year or (B) target annual incentive bonus for the year in which his termination occurs; and (3) a continuation of life and medical insurance benefits until the later of (x) 18 months after the date of the termination of Mr. Woodhouse’s employment, or (y) the expiration of the term of the employment agreement. Additionally, Mr. Woodhouse’s agreement provides for acceleration of vesting of certain equity awards held by Mr. Woodhouse at the time of termination without cause or with good reason in connection with a change in control.

The payment of the foregoing severance and change in control benefits, exclusive of certain accrued obligations, is subject to execution by Mr. Woodhouse of a release of claims against us.

Mr. Woodhouse will be subject to non-competition, non-solicitation and confidentiality covenants following the termination of his employment.

For quantitative disclosure regarding estimated payments and other benefits that would have been received by Mr. Woodhouse or his estate if his employment had terminated on July 29, 2011, the last business day of 2011, under various circumstances, see “Potential Payments Upon Termination or Change in Control” above.

Who negotiated the terms of Mr. Woodhouse’s employment agreement?

The terms were negotiated by the Compensation Committee, with the assistance of Cook & Co., and Mr. Woodhouse, each of whom was represented by separate independent legal counsel.

Do we have any other agreements with our Named Executive Officers?

Yes. We have a severance plan that applies to our Named Executive Officers without employment contracts. Under the severance plan, executives receive up to 18 months’ base salary (plus one additional week of base salary for each year of service in excess of 15 years) as a result of termination of their employment by us other than for “cause,” which is defined in the severance plan. The severance plan is based on recommendations from an independent, outside compensation consultant and is designed to encourage retention of key employees. Some of our senior officers, including some of our Named Executive Officers, and other key personnel have been provided agreements stating that upon a “change in control,” they will receive specified salary payments and other benefits.

What are the material terms of the change in control agreements?

We have entered into management retention (change in control) agreements with each of our Named Executive Officers, other than Mr. Woodhouse (whose change in control benefits are set forth in his employment agreement). Pursuant to the terms of Ms. Cochran’s employment agreement, her change in control agreement will apply only following the expiration of the term of her employment agreement.

The change in control agreements provide that the Named Executive Officers will receive specified benefits if after a “change in control” there is: (1) a material change in duties and responsibilities resulting in the assignment of duties and responsibilities inferior to the duties and responsibilities in effect at the time of change in control, (2) a reduction in salary or a material change in benefits (excluding discretionary bonuses), or (3) a change in the location of work assignments from the location at the time of change in control to any other location that is further than 50 miles away from the location at the time of change in control. The change in control agreements would result in severance benefits after a change in control only if the executive is terminated without cause (or terminates his/her employment for “good reason” as defined in the agreements) within two years after such an event.

The severance payments payable under the change in control agreements will equal 2.00 times (and, with respect to Mr. Barber and Ms. Cochran (following the expiration of her employment agreement), 2.99 times) the average annual base salary and bonus for the three years immediately preceding the date of the termination of employment, and benefits will include continuation of medical, prescription, dental, employee life and group life insurance benefits for a two-year period following the date of the termination of employment. Generally, the change in control agreements define “change in control” to include certain circumstances (1) in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of then outstanding voting securities of the Company, (2) in which a majority of our Board of Directors changes within a two-year period, with certain exceptions, (3) which involve our merger, consolidation or reorganization, with certain exceptions, or (4) which involve a sale of all or substantially all of our assets.

Unvested equity awards (stock options, stock appreciation rights, restricted stock, restricted stock units) will vest immediately upon a change in control, consistent with the provisions of our existing equity compensation plans.

The transactions contemplated by the Agreement and Plan of Merger effecting an internal restructuring of the Company through a merger of the Company with and into CBOCS, Inc., the Company’s wholly owned subsidiary, that is described in more detailed under “PROPOSAL 5: APPROVAL OF AGREEMENT AND PLAN OF MERGER EFFECTING AN INTERNAL RESTRUCTURING OF THE COMPANY” do not constitute a change in control for purposes of the change in control agreements or the employment agreements.

Compensation Committee Interlocks and Insider Participation

During 2011, Messrs. Jones, Dale and Dobkin and Ms. Weiss served as members of our Compensation Committee. None of the members of the Compensation Committee (1) was an officer or employee of the Company during 2011, (2) was formerly an officer of the Company, or (3) had any relationships requiring disclosure by us under applicable SEC regulations. None of our executive officers has served on the Board of Directors or on the Compensation Committee of any other entity any of whose executive officers served either on our Board of Directors or on our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Were there any conflict of interest transactions during 2011?

During 2011, there have not been any transactions or business relationships in which we were a participant and in which any of our executive officers, directors or director nominees had a material interest that would require disclosure under applicable SEC regulations, and no transactions requiring such disclosure are currently proposed, except for the following:

•

A Cracker Barrel store location in Macon, Georgia is owned and leased to the Company by a limited liability company that is wholly owned by the adult children of Mr. Lowery, one of our directors. Mr. Lowery himself has no direct ownership interest in the limited liability company or the property. The lease for the store location is subject to ordinary commercial terms that were originally negotiated on an arm’s length basis in 1981. The lease was most recently renewed in November 2011 for a five-year term and will expire, or be renewable for a further five-year term at the Company’s option, on June 1, 2016. In 2011, the Company’s total expenditures under the lease, which were comprised of base rent plus a percentage of total sales at the store location, were $187,800.

Although not required to be disclosed under applicable SEC regulations, the Company is a participant in the following other transaction that directly or indirectly involves one of our directors:

•

Mr. Jones is a principal in Corporate Communications, Inc. (“Corporate Communications”), a corporation that provides regular advice and assistance to publicly traded companies in connection with communications to shareholders and the investing public. The Company pays Corporate Communications a fixed annual retainer of $10,000 for its services. The Company also pays directly to third-party vendors all costs and expenses—such as printing and mailing expenses—that are associated with services provided by such vendors in connection with the Company’s relationship with Corporate Communications.

Has our Board of Directors adopted a code of ethics for senior financial officers?

Our Board of Directors has adopted the Financial Code of Ethics that applies to our chief executive officer, chief financial officer and principal accounting officer. The Financial Code of Ethics is posted on our Internet website at crackerbarrel.com under “Investors—Corporate Governance.” Any amendments to, or a waiver from, a provision of the Financial Code of Ethics will be posted on our Internet website.

How does our Board of Directors resolve conflicts of interest?

With respect to conflicts of interest that may arise from time to time between us and any of our executive officers or directors, our Code of Business Conduct and Ethics states that if the alleged violation involves an executive officer or a director, the Chief Executive Officer and the Board of Directors, respectively, will determine whether a violation of the Code of Business Conduct and Ethics has occurred and, if so, will determine the disciplinary measures to be taken against that executive officer or director. The directors expect that each of them will disclose actual or potential conflicts of interest. Not less than annually, each director affirms the existence or absence of actual or potential conflicts, and that affirmation is reported to the Nominating and Corporate Governance Committee and to the Audit Committee.

Who reviews potential related party transactions and how are they reviewed?

Our Board of Directors has assigned responsibility for reviewing related party transactions to the Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between us or our subsidiaries and any director or officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. In addition, the directors are required annually to complete a detailed questionnaire that is designed to elicit disclosure of any potential related party relationships or transactions and to ensure that directors meet the applicable requirements established by Nasdaq and the SEC. The Audit Committee reports to our Board of Directors, for its review, on all related party transactions considered.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The United States securities laws require our executive officers, directors, and greater than 10% shareholders to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and with us. Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2010 and written representations by our directors, executive officers and 10% shareholders, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2011.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information for those who, as of October 4, 2011, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on 22,879,895 shares of our common stock outstanding as of October 4, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	2,321,391	(1)	10.2%

Biglari Holdings Inc. 175 East Houston Street, Suite 1300 San Antonio, Texas 78205	2,136,134	(2)	9.3%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,469,919	(3)	6.4%

(1)	Based solely on Amendment No. 2 to Schedule 13G filed by BlackRock, Inc. on April 8, 2011.
(2)	Based solely on Amendment No. 4 to Schedule 13D filed by Biglari Holdings Inc. on September 23, 2011.
(3)	Based solely on Amendment No. 1 to Schedule 13G filed by The Vanguard Group, Inc. on February 10, 2011. Item 4 of Amendment No. 1 to Schedule 13G reports total beneficial ownership of 1,469,919 shares, with sole voting power over 31,374 shares, sole investment power over 1,438,545 shares and shared investment power over 31,374 shares.

Security Ownership of Management

The following table presents information regarding the number of shares of our common stock beneficially owned, as of October 4, 2011, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class
Sandra B. Cochran	47,757		*
Michael A. Woodhouse	656,847		2.9%
Lawrence E. Hyatt	2,000		*
Douglas E. Barber	31,397		*
N.B. Forrest Shoaf	96,107		*
Terry A. Maxwell	41,520		*
Edward A. Greene	14,706		*
James W. Bradford	1,000		*
Robert V. Dale	18,271		*
Richard J. Dobkin	18,962		*
Robert C. Hilton	35,598		*
Charles E. Jones, Jr.	80,726		*
B. F. “Jack” Lowery	33,853		*
William W. McCarten	0		*
Martha M. Mitchell	38,065		*
Coleman Peterson	0		*
Andrea M. Weiss	20,667	(2)	*
Jimmie D. White	19,849		*

All executive officers and directors as a group (21 persons)	1,343,337		5.9%

*	Less than one percent.
(1)	Includes the following number of shares of restricted stock and shares subject to options exercisable by the named holders within 60 days:

Ms. Cochran	41,628	Mr. Hilton	20,589
Mr. Woodhouse	343,277	Mr. Jones	62,011
Mr. Barber	31,397	Mr. Lowery	15,589
Mr. Shoaf	69,046	Ms. Mitchell	28,901
Mr. Maxwell	22,721	Ms. Weiss	15,589
Mr. Greene	4,462	Mr. White	11,256
Mr. Dale	7,589
Mr. Dobkin	9,962	All executive officers and directors as a group (21)	691,993

The shares of restricted stock described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 1,000 shares held in a margin account that are pledged as security for that account.

PROPOSAL 1: ELECTION OF DIRECTORS

Background to the Board’s Recommendation in Favor of the Company’s Nominees

As a result of a two-year succession planning process, our Board of Directors appointed Sandra B. Cochran, effective September 12, 2011, as our President and Chief Executive Officer. Upon her appointment as our President and Chief Executive Officer, Ms. Cochran was also elected to the Board of Directors. Over the last several months, after significant efforts to identify and review qualified candidates over the past year, we also bolstered our Board of Directors with three new independent directors who have brought valuable industry, leadership and corporate governance experience: (1) Coleman Peterson, President and Chief Executive of Hollis Enterprises, LLC, a human resources consulting firm he founded in 2004 following his retirement as the Chief People Officer of Wal-Mart Stores, Inc., (2) James Bradford, an experienced corporate executive and dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University’s Owen Graduate School of Management, and (3) William McCarten, Chairman of DiamondRock Hospitality Company, a lodging-focused Real Estate Investment Trust. In light of their complementary experience, relevant expertise, and diverse industry and educational backgrounds, we believe that these new directors will contribute substantial executive leadership and insight from their respective fields to a stronger Board of Directors that will be well-suited to lead the Company into the future.

We believe that each of our eleven nominees has professional experience in areas relevant to our strategy and operations and offers experience, leadership and continuity at a critical time for the Company. Among the range of experiences, our nominees’ skill sets reflect, among others, the following experiences: eight of our directors have significant leadership skills having served as chief executive officers/presidents of significant business operations; at least four nominees have substantial financial background, having served as a chief financial officer of a large business organization or a partner in a major national independent accounting firm; and several of our nominees have significant industry expertise in retail and restaurant operations, in consulting, financial/industry analyst services, and in human resources in complex business organizations. We also believe that our eleven nominees have other attributes necessary to create an effective board: strong personal and professional ethics, integrity and values; keen vision and long-term strategic perspective; practical judgment and proven decision-making skills; the ability to devote significant time to serve on our Board of Directors and its committees and to work in a collaborative manner with other board members; and an unwavering commitment to representing the long-term interests of all our shareholders.

Background to Potential Contested Solicitation

On June 13, 2011, Biglari Holdings filed a Schedule 13D with the Securities and Exchange Commission reporting beneficial ownership by Biglari Holdings and its affiliates of approximately 9.7% of our common stock. On June 23, 2011, at the request of Biglari Holdings, representatives of the Company met with Sardar Biglari, Biglari Holdings’ chairman and chief executive officer, and Philip Cooley, the vice chairman of Biglari Holdings. At that meeting, Mr. Biglari requested that both he and Mr. Cooley be invited to join Cracker Barrel’s Board of Directors as soon as possible. In discussions with representatives of the Company during early July 2011 following his initial demand for representation on our Board of Directors, Mr. Biglari indicated that if he and Mr. Cooley were not invited to join our Board of Directors, Biglari Holdings would commence a proxy contest.

On July 21, 2011, members of our Nominating and Corporate Governance Committee traveled to San Antonio, Texas, where Biglari Holdings is headquartered, to meet with Messrs. Biglari and Cooley and consider their candidacy as director nominees in keeping with our usual process for vetting nominees.

Following significant deliberation by both the Nominating and Corporate Governance Committee and the full Board of Directors, both the Committee and the Board unanimously determined in late July 2011 that it would not be in the best interests of the Company and its shareholders to invite Messrs. Biglari and Cooley to join the Board. The Committee and the Board took into consideration many factors in making their determination, including significant business and legal concerns relating to the fact that both Messrs. Biglari and Cooley are directors (and Mr. Biglari is the chief executive officer) of a competing restaurant company, the background and qualifications of the individuals, and uncertainty over Mr. Biglari’s ultimate agenda. On August 1, 2011, Mr. Woodhouse conveyed the Board’s decision to Mr. Biglari. In the same conversation, Mr. Woodhouse presented a settlement offer on behalf of the Company in an effort to avoid a costly proxy contest. Under the settlement offer, the Board offered to add two independent directors who would be proposed by Biglari Holdings, would not be affiliated with Biglari Holdings or another restaurant company and would proceed through our normal Nominating and Corporate Governance Committee evaluation process for director candidates. Following clearance through that process, the two Biglari Holdings independent director nominees would immediately be appointed to the Board. Over the following few weeks, representatives of Cracker Barrel and Biglari Holdings discussed the settlement offer.

On August 22, 2011, following three weeks of inconclusive, limited discussions regarding the proposed offer of settlement, representatives of Cracker Barrel sent to Biglari Holdings a letter reiterating the settlement offer. Biglari Holdings did not directly respond to the letter. On August 23, 2011, Mr. Biglari delivered a letter to Cracker Barrel articulating Mr. Biglari’s personal views on the financial reporting of our restaurant and retail operations, and Biglari Holdings amended its Schedule 13D the next day to attach his letter.

On August 26, 2011, Sandra B. Cochran, who had been announced as our next Chief Executive Officer effective September 12, 2011, and Lawrence E. Hyatt, our Chief Financial Officer, traveled to Biglari Holdings’ offices in San Antonio for a meeting with Messrs. Biglari and Cooley that had been scheduled previously at Mr. Biglari’s request, to discuss Ms. Cochran’s promotion to Chief Executive Officer and matters relating to Cracker Barrel’s business. At that meeting, Mr. Biglari indicated that he was rejecting our Board of Directors’ settlement offer of two independent Board seats and that he intended to commence a proxy contest. That same day, Biglari Holdings’ outside counsel sent to Cracker Barrel a letter stating that Biglari Holdings had a present aim to acquire additional shares of our common stock such that Biglari Holdings would meet or exceed the $131.9 million threshold under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). The letter further stated that Biglari Holdings would file with the Federal Trade Commission and the Antitrust Division of the Department of Justice a Notification and Report Form, pursuant to the HSR Act, seeking clearance to exceed the $131.9 million threshold, thus allowing Biglari Holdings to acquire up to 49.99% of our common stock.

On September 1, 2011, Biglari Holdings delivered to Cracker Barrel its formal notice of nomination of Mr. Biglari for election to our Board of Directors at the 2011 Annual Meeting of Shareholders and amended its Schedule 13D to state its intent to nominate Mr. Biglari.

On September 22, 2011, we were notified that early termination had been granted to Biglari Holdings with respect to the applicable waiting period under the HSR Act. Later that day, after careful consideration of the resulting possibility that Biglari Holdings could accumulate a substantial, and potentially controlling, position in our common stock through market purchases that would not reflect a control premium offered to all of our shareholders, our Board of Directors adopted a shareholder rights plan. The shareholder rights plan will terminate if not approved by our shareholders at the 2011 Annual Meeting (please see “PROPOSAL 2: APPROVAL OF SHAREHOLDER RIGHTS PLAN” below) and does not apply to all-cash, fully financed tender offers made to all Cracker Barrel shareholders and held open for at least 60 business days.

What is the structure of the Board of Directors?

Pursuant to our Bylaws, our Board of Directors must consist of at least five directors, but the exact number is set by the Board. The Board of Directors currently has fixed the size of the Board of Directors at thirteen. Except for Messrs. Hilton and White, who, on July 28, 2011, informed us of their decision not to stand for re-election at the 2011 Annual Meeting, all of the current members of our Board of Directors are nominees for re-election to the Board. Neither Mr. Hilton’s nor Mr. White’s decision is due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Prior to the Annual Meeting,

Messrs. Hilton and White will resign, and the size of our Board of Directors will be set by action of our Board of Directors pursuant to our Bylaws at eleven directors, which is equal to the number of nominees for election by our Board of Directors.

How are nominees evaluated; what are the minimum qualifications?

The Nominating and Corporate Governance Committee identifies, recruits and recommends to the Board only those candidates that the committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, marketing, finance and other areas that are relevant to our business. The Nominating and Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the committee believes that the candidate’s knowledge, experience and expertise would strengthen the Board of Directors and that the candidate is committed to representing the long-term interests of all of our shareholders. A majority of the Board of Directors must consist of independent directors (as defined by Nasdaq’s listing standards and our Corporate Governance Guidelines).

The Nominating and Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as the current Board skill needs and diversity. The committee recommends appropriate candidates with the goal that the Board of Directors be comprised of qualified individuals with education and experience appropriate to guide the Company in meeting its legal, financial, operational and societal objectives. Individual directors and any person nominated to serve as a director should possess the highest moral integrity and should generally have had significant managerial experience in the form of being a current or former senior executive of a publicly traded or privately held company or similar business experience or training. With respect to incumbent directors selected for re-election, the committee assesses each director’s contributions, attendance record at Board of Directors and applicable committee meetings and the suitability of continued service. Under our Corporate Governance Guidelines, no person may be considered for board membership is such person is: (i) an employee or director of a company in significant competition with the Company; (ii) an employee or director of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company; (iii) a recent employee of the Company (other than a former Chief Executive Officer of the Company); or (iv) an executive officer of a company on whose board an employee of the Company serves.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board of Directors that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nomination are included in their individual biographies.

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Leadership Experience. We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer positions, provide the Company with strategic thinking and multiple perspectives. These people generally possess excellent leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, the methods to promote change and growth and the ways to respond to changes in market conditions.

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Financial Experience. We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and auditing are critical to our success and developing shareholder confidence in our reporting processes that are required by the U.S. federal securities laws. Directors with financial experience are critical to ensuring effective oversight of our financial measures and processes; accordingly, we expect all of our directors to be financially literate.

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Industry Experience. As a company that relies upon the strength of our brand, we seek directors who are familiar with the restaurant and retail industries, have marketing and retail experience and who have brand-building expertise.

What role does diversity play in the selection of members of the Board of Directors?

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity of age, gender and ethnic background and professional experience. The Board of Directors believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board of Directors believes that diversity is important because various points of view contribute to a more effective, engaged Board of Directors and better decision-making processes.

Who are the nominees this year?

The nominees for our Board of Directors are: James W. Bradford, Sandra B. Cochran, Robert V. Dale, Richard J. Dobkin, Charles E. Jones, Jr., B. F. “Jack” Lowery, William W. McCarten, Martha M. Mitchell, Coleman H. Peterson, Andrea M. Weiss, and Michael A. Woodhouse. Ms. Cochran, our President and Chief Executive Officer, and Mr. Woodhouse, our Executive Chairman, are the only nominees who hold a management position with the Company. If elected, each nominee would hold office until the 2012 Annual Meeting of Shareholders and until his or her successor is elected and qualified.

What are the ages, backgrounds and qualifications of this year’s nominees?

James W. Bradford, age 64, first became one of our directors in July 2011. Mr. Bradford is dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University’s Owen Graduate School of Management. An experienced corporate executive, Mr. Bradford previously served as President and Chief Executive Officer of United Glass Corporation, a consolidation of glass fabricators in the United States and Canada, from 1999 to 2001. He previously served from 1992 to 1999 as President and Chief Executive Officer of AFG Industries Inc., which during his tenure was North America’s largest vertically integrated glass manufacturing and fabrication company and was traded on the New York Stock Exchange (the “NYSE”). Mr. Bradford presently serves on the boards of directors of CLARCOR Inc. (NYSE: CLC), Genesco, Inc. (NYSE: GCO), and Granite Construction, Inc. (NYSE: GVA).

Director Qualifications:

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Leadership Experience—former President and Chief Executive Officer of United Glass Corporation; former President and Chief Executive Officer of AFG Industries Inc.; serves on the boards of directors of CLARCOR Inc., Genesco, Inc., and Granite Construction, Inc.; serves on the Compensation Committee of the board of directors of CLARCOR, Inc.

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Financial Experience—serves as Chairman of the Finance Committee of the board of directors of Genesco, Inc.; serves on the Audit & Compliance Committee of the board of directors of Granite Construction, Inc.

Sandra B. Cochran, age 53. Ms. Cochran has served as a director and as President and Chief Executive Officer of the Company since September 12, 2011. From April 2009 until November 2010, Ms. Cochran served as Executive Vice President and Chief Financial Officer of the Company and was named President and Chief Operating Officer of the Company on November 3, 2010. Ms. Cochran previously served from 2004 until 2009 as Chief Executive Officer of Books-A-Million, Inc. (Nasdaq: BAMM) (“Books-A-Million”), a leading book retailer in the southeastern United States. She also served as President of Books-A-Million from 1999 to 2004 and as its Chief Financial Officer from 1993 to 1999. As Vice President, Finance at Books-A-Million, she was part of the leadership team which took the company public in 1992. Prior to joining Books-A-Million, Ms. Cochran served as a Vice President, Corporate Finance (as well as in other capacities) of SunTrust Securities, Inc., a subsidiary of SunTrust Banks, Inc. (NYSE: STI), for more than five years.

Director Qualifications:

•	Leadership Experience—President and Chief Executive Officer of the Company; served as Chief Executive Officer of Books-A-Million

•	Financial Experience—served as Chief Financial Officer of the Company; served as Chief Financial Officer of Books-A-Million and as Vice President, Corporate Finance of SunTrust Securities, Inc.

•	Industry Experience—various leadership positions at the Company since 2009

Robert V. Dale, age 75, first became one of our directors in 1986. Mr. Dale was President of Windy Hill Pet Food Company from March 1995 until its sale in July 1998; Partner in PFB Partnership from August 1994 to March 1995; President of Martha White Foods, Inc. from October 1985 to August 1994. Mr. Dale has been a director of Genesco, Inc. (NYSE: GCO) since June 2000 and also serves as a director of Nashville Wire Products, Inc., a privately owned supplier of wire products. Mr. Dale serves as our Lead Independent Director.

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Leadership Experience—former President of Windy Hill Pet Food Company; former President of Martha White Foods, Inc.; former President of Beatrice Specialty Products division and a Vice President of Beatrice Companies, Inc., the owner of Martha White Foods; member of the boards of directors of Genesco, Inc. and Nashville Wire Products, Inc.

•	Financial Experience—serves as a member of the Audit Committee of our Board of Directors and as a member of the Audit Committee of the board of directors of Genesco, Inc.

•

Industry Experience—former President of Martha White Foods, Inc.; director of Genesco, Inc.; former President of Windy Hill Pet Food Company; former President of Beatrice Specialty Products division and a Vice President of Beatrice Companies, Inc., the owner of Martha White Foods

Richard J. Dobkin, age 66, first became one of our directors in 2005. Mr. Dobkin was the Managing Partner of the Tampa, Florida office of Ernst & Young, LLP, an independent registered public accounting firm, from 1987 until June 2005. From 2009 until 2010, Mr. Dobkin served as member of the board of directors of the PBSJ Corporation, which provides planning, design, and construction management services in the U.S. and abroad. Mr. Dobkin has served, since 2008, on the board of directors of Blue Pearl Veterinary Partners, a private company which owns and operates specialty and emergency veterinary hospitals in nine states.

Director Qualifications:

•

Leadership Experience—served as Managing Partner of the Tampa, Florida office of Ernst & Young, LLP; member of the board of directors of Blue Pearl Veterinary Partners; former member of the board of directors of PBSJ Corporation

•

Financial Experience—served as Managing Partner of the Tampa, Florida office of Ernst & Young, LLP; Chairman of the Audit Committee of our Board of Directors; serves as a member of Blue Pearl Veterinary Partners Audit Committee; served as a certified public accountant for 41 years

Charles E. Jones, Jr., age 66, first became one of our directors in 1981. Mr. Jones founded Corporate Communications, Inc., an investor/shareholder communications and public relations firm, in 1975 where he presently serves as Chairman and Chief Executive Officer. Prior to founding Corporate Communication, Inc., Mr. Jones was the Director of Research and a financial analyst at J.C. Bradford & Co., an investment bank.

Director Qualifications:

•	Leadership Experience—Founder, Chairman, and Chief Executive Officer of Corporate Communications, Inc.

•	Financial Experience—former Director of Research and financial analyst at J.C. Bradford & Co.; chartered financial analyst (C.F.A.)

•	Industry Experience—extensive knowledge and experience in our industry as a former restaurant analyst and as a long-standing member of our Board of Directors

B. F. “Jack” Lowery, age 74, first became one of our directors in 1971. Mr. Lowery is the Chairman and Chief Executive Officer of LoJac Companies Inc., a diversified group of companies engaged in the manufacturing of asphalt and building materials, heavy highway construction, asphalt and concrete paving, traffic control, safety devices and sand mining operations.

Director Qualifications:

•	Leadership Experience—Chairman and Chief Executive Officer of LoJac Companies, Inc.

•	Industry Experience—extensive knowledge of our industry as a long-standing member of our Board of Directors

William W. McCarten, age 62, first became one of our directors in August 2011. Mr. McCarten is Chairman of the board of directors of DiamondRock Hospitality Company (NYSE: DRH) (“DiamondRock”), a lodging-focused Real Estate Investment Trust, that he founded in 2004 and took public in 2005. DiamondRock owns 26 high-quality hotels throughout the United States and has assets of nearly $3 billion. Mr. McCarten served as Chief Executive Officer of DiamondRock from its inception until September 2008. Mr. McCarten has agreed to serve as a member of the board of directors of Marriott Vacations Worldwide Corporation, effective upon its spin-off from Marriott International, Inc. (NYSE: MAR). From 2001 through 2003, Mr. McCarten was the President of the Marriott Services Group of Marriott International, Inc. Prior to that position, Mr. McCarten served as President and Chief Executive Officer of HMSHost Corporation. Mr. McCarten was an accountant with Arthur Andersen & Co. from 1970 to 1979.

Director Qualifications:

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Leadership Experience—Founder and Chairman of DiamondRock; member of the board of directors of Marriott Vacations Worldwide Corporation; former Chief Executive Officer of DiamondRock; former President of Marriott Services Group; former President and Chief Executive Officer of HMSHost Corporation

•	Financial Experience—served as accountant with Arthur Andersen & Co.; served as Vice President and Corporate Controller of Marriott International, Inc.

•	Industry Experience—significant knowledge of our industry as Chief Executive Officer of a company that successfully combined both restaurants and retail shops under the same roof

Martha M. Mitchell, age 71, first became one of our directors in 1993. Ms. Mitchell was Senior Partner and Senior Vice President at Fleishman-Hillard, Inc., an international communications consulting and public relations firm in St. Louis, Missouri, from 1987 until July 2005.

Director Qualifications:

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Leadership Experience—served as Senior Partner and Senior Vice President of Fleishman-Hillard, Inc.; significant executive level experience in business and government, including positions of Senior Partner with an international communications organization and Special Assistant to the President of the United States; managed public and private sector business development and outreach initiatives at the United States Department of Commerce and the United States Small Business Administration; experience in corporate crisis management includes work on environmental issues, consumer boycotts and litigation

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Industry Experience—directed consultancies with major consumer products, food and beverage, automotive and telecommunications corporations involving consumer marketing initiatives, executive communications, diversity and multicultural customer development, branding and corporate responsibility

Coleman H. Peterson, age 63, first became one of our directors in June 2011. Mr. Peterson is President and Chief Executive Officer of Hollis Enterprises, LLC, the human resources consulting firm he founded in 2004 following his retirement from Wal-Mart Stores, Inc. (NYSE: WMT), where he served as Chief People Officer from 1994 to 2004. Mr. Peterson serves on the boards of directors of both J.B. Hunt Transport Services, Inc. (Nasdaq: JBHT) and Build-A-Bear Workshop, Inc. (NYSE: BBW)

Director Qualifications:

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Leadership Experience—founder, President, and Chief Executive Officer of Hollis Enterprises, LLC; serves on the Nominating and Corporate Governance Committees of the boards of directors of J.B. Hunt Transport Services, Inc. and Build-A-Bear Workshop, Inc.

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Industry Experience—developed significant retail industry experience and knowledge as Executive Vice President of People for Wal-Mart Stores, Inc., where he had the distinction of being the chief human resources officer of the world’s largest private workforce.

Andrea M. Weiss, age 56, first became one of our directors in 2003. Ms. Weiss is the President and Chief Executive Officer of Retail Consulting, Inc., a retail consulting firm, since October 2002. Prior to that, Ms. Weiss served as President of dELiA*s Corp., a multichannel retailer to teenage girls and young women, from May 2001 to October 2002. From May 1998 until February 2001, Ms. Weiss served as the Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of Limited Brands, Inc. (NYSE: LTD), a women’s retailer. Ms. Weiss has served on the board of directors of Chicos FAS (NYSE: CHS) since February 2009. Previously, Ms. Weiss was the Chairman of Cortefiel Group, SA, a European retailer, from April 2006 to June 2007. Ms. Weiss’ prior retail experience includes positions at The Walt Disney Company (NYSE: DIS), ANN INC., formerly AnnTaylor Stores Corporation (NYSE: ANN), and Guess?, Inc. (NYSE: GES). Ms. Weiss also served on the boards of directors of Brookstone, Inc., GSI Commerce Inc., Tabi International, Inc., Ediets.com, Inc. (Nasdaq: DIET), and Worth Ltd., a direct marketer of luxury apparel and accessories.

Director Qualifications:

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Leadership Experience—President and Chief Executive Officer of Retail Consulting, Inc.; former President of dELiA*s Corp.; Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of Limited Brands, Inc.; former Chairman of Cortefiel Group, SA; member of the board of directors of Chicos FAS; former member of the boards of directors of Brookstone, Inc., GSI Commerce, Inc.; Ediets.com, Inc. and several other private company boards of directors in the retail and consumer sector.

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Industry Experience—over 30 years of experience in retail and consumer sector with major retail brands, such as The Walt Disney Company, AnnTaylor Stores Corporation and Guess?, Inc.; member of the board of directors of Chicos FAS, former member of the boards of directors of Brookstone, Inc., GSI Commerce Inc., and several other private company boards of directors in the retail and consumer sector; Chairman of Cortefiel Group, SA

Michael A. Woodhouse, age 66, first became one of our directors in 1999. Mr. Woodhouse has been Executive Chairman of the Company since September 12, 2011. Mr. Woodhouse served as Chairman of the Board from November 23, 2004 until September 11, 2011, as President and Chief Executive Officer of the Company from August 4, 2001 until November 2, 2010 and as Chief Executive Officer of the Company from November 3, 2010 until September 11, 2011. He served as President and Chief Operating Officer of the Company from July 2000 through August 3, 2001 and as Executive Vice President and Chief Operating Officer of the Company from July 1999 to July 2000. He was Senior Vice President and Chief Financial Officer of the Company from January 1999 to July 1999 and Senior Vice President Finance and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., from December 1995 to December 1998.

Director Qualifications:

•	Leadership Experience—Executive Chairman of the Company, former President and Chief Executive Officer of the Company; former President and Chief Operating Officer of the Company

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Financial Experience—former Senior Vice President and Chief Financial Officer of the Company; former Senior Vice President and Chief Financial Officer of Daka International, Inc.; former Executive Vice President and Chief Financial Officer of Steak & Ale Restaurants; former Executive Vice President and Chief Financial Officer of T.G.I. Friday’s Inc.

•

Industry Experience—various leadership positions at the Company since 1995; served as Senior Vice President and Chief Financial Officer of Daka International, Inc.; served as Executive Vice President and Chief Financial Officer of Steak & Ale Restaurants; served as Executive Vice President and Chief Financial Officer of T.G.I. Friday’s Inc.

What if a nominee is unwilling or unable to serve?

If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors.

Are there any family relationships between any of the nominees?

There are no family relationships between any of the nominees or executive officers.

Who are our independent directors?

In accordance with Nasdaq’s listing requirements, the Nominating and Corporate Governance Committee has evaluated each of its directors’ independence from the Company and its management based on Nasdaq’s definition of “independence.” In its review of each director’s independence, the Nominating and Corporate Governance Committee reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Nominating and Corporate Governance Committee also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review by the Nominating and Corporate Governance Committee and Nasdaq’s definition of “independence,” the Nominating and Corporate Governance Committee has determined that all of our Board members, with the exception of Ms. Cochran and Mr. Woodhouse, are “independent” in accordance with Nasdaq’s listing standards and our Corporate Governance Guidelines, which are posted on our Internet website at crackerbarrel.com. In reaching the conclusion that Messrs. Jones and Lowery were independent, the Nominating and Corporate Governance Committee considered that Mr. Jones is a principal of Corporate Communications, Inc., which is retained by the Company for certain investor and public relations matters, and that the Company leases one restaurant location from a limited liability company that is wholly owned by the adult children of Mr. Lowery under a lease that was entered into in 1981. The Nominating and Corporate Governance Committee has determined that these relationships are not material and that neither of these relationships impairs the independence of either of Messrs. Jones or Lowery.

Has the Cracker Barrel Board of Directors appointed a Lead Director for non-management sessions of the Board of Directors?

Yes. The Board of Directors has appointed Mr. Dale as the Lead Director to preside over independent director executive sessions of the Board of Directors.

How can you communicate with the Board of Directors?

Our Board of Directors provides a process for shareholders to send communications to the Board of Directors. All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent to: via mail, to Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Drive, Lebanon, Tennessee, 37087, or via e-mail, to fshoaf@crackerbarrel.com, or via fax, to (615) 443-9818, or website communication on the Investor Relations section of our website located at crackerbarrel.com.

All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors or any member of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting. The Corporate Secretary will consult with the Chairman of the Nominating and Corporate Governance Committee if there is a question concerning the need for immediate review by the Board of Directors or by any specific member of the Board of Directors.

Are the members of our Board required to attend the Annual Shareholder Meetings?

Our Board has adopted a policy that requires all directors to attend the Annual Shareholder Meetings unless attendance is not feasible owing to unavoidable circumstances. All of our Board members attended our 2010 Annual Meeting of Shareholders.

How are directors nominated?

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying and recommending to the Board all persons to be nominated to serve as a director of Cracker Barrel. The Nominating and Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under “Can shareholders recommend nominees for directors?” The Nominating and Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates. Our Board is responsible for nominating the slate of directors for the Annual Meeting, upon the Nominating and Corporate Governance Committee’s recommendation.

How are nominees identified?

All director nominees are current directors who are standing for re-election. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates that may come to its attention through current members of the Board of Directors, outside advisors, shareholders or other persons. From time to time, the Nominating and Corporate Governance Committee may retain one or more third-party search firms to assist with identifying potential candidates who meet the qualification and experience requirements described above and to compile information regarding each candidate’s qualifications, experience and independence. Any such third-party search firms report directly to the Nominating and Corporate Governance Committee.

Can shareholders recommend nominees for directors?

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by shareholders if shareholders comply with the Company’s advance notice requirements. See “SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING” on page 72 of this proxy statement. The Company’s Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the Secretary of the Company. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, and a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate to the Board of Directors. Shareholders of the Company who wish to recommend a nominee to the Board of Directors should read carefully the Company’s Bylaws, which are available at the Investor Relations tab of our website at crackerbarrel.com.

In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must deliver to the Secretary of the Company a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Shareholder nominations must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING” on page 72 of this proxy statement. Shareholder nominations should be sent to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary.

What does the Board of Directors recommend?

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S ELEVEN NOMINEES FOR DIRECTOR ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 2: APPROVAL OF THE SHAREHOLDER RIGHTS PLAN

Introduction

On September 22, 2011, the Board of Directors adopted a shareholder rights plan (the “Rights Plan”) and declared a dividend distribution of preferred share purchase rights (the “Rights”) to shareholders of record on October 3, 2011. The Board of Directors is submitting the Rights Plan to the shareholders for approval at the Annual Meeting. If shareholders approve the Rights Plan at the Annual Meeting, the Rights Plan will expire on September 22, 2014. If the shareholders do not approve the Rights Plan, the Rights Plan will automatically terminate immediately following the Annual Meeting.

Our Board of Directors has adopted the Rights Plan in response to Biglari Holdings’ clearance under the HSR Act to acquire up to 49.99% of our outstanding common stock, and the resulting threat that Biglari Holdings could accumulate a substantial, and potentially controlling, position in the Company through market purchases without paying all shareholders an appropriate premium for that control.

In general terms, the Rights Plan works by imposing a significant penalty upon any person or group which acquires 10% or more of the outstanding common stock of the Company without the approval of the Board of Directors. The Rights may be redeemed by the Board of Directors for one cent per Right prior to a person or group accumulating 10% or more of the Company’s shares. The Rights will not interfere with any merger or business combination approved by the Board of Directors, or any “qualifying offer” whether or not approved by the Board. The Rights Plan defines a “qualifying offer” as an all-cash, fully financed tender offers for all shares open for at least 60 business days, are subject to a minimum condition of a majority of the outstanding shares and provide for a 20 business day “subsequent offering period” after consummation.

Adoption of the Rights Plan does not weaken the financial strength of the Company or affect its business plans. Issuance of the Rights:

•	has no dilutive effect on the value of the Company’s common stock,

•	will not affect reported earnings per share,

•	is not taxable to the Company or to you, and

•	will not change how you can trade the Company’s shares.

The Rights will be exercisable only if and when a situation arises that the Rights were intended to address.

What is the purpose of the Rights Plan?

The Rights Plan is designed to protect our shareholders from unfair, abusive or coercive takeover strategies, including the acquisition of control of the Company by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly or provide all shareholders an equal opportunity to share in the premium paid on an acquisition of control. The Rights Plan is not intended to prevent a takeover or deter fair offers for securities of the Company. To the contrary, it is designed to encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover. This should enable all shareholders to fully realize the value of their investment in our Company. In addition, the Rights will not interfere with qualifying offers.

How does the Rights Plan work?

The Board of Directors authorized and declared a dividend of one Right for each share of the Company’s common stock outstanding at the close of business on October 3, 2011, and thereafter issued (and will continue to issue, as long as the Rights Plan is in effect) a Right with each new share of common stock. In general terms, the Rights impose a significant penalty upon any person or group that acquires beneficial ownership of 10% or more of our outstanding common stock without the prior approval of the Board of Directors. Shareholders who beneficially own 10% or more of our outstanding common stock as of September 22, 2011, the date of the adoption of the Rights Plan, are exempted from the ownership threshold requirement so long as such shareholders’ beneficial ownership of the Company’s common stock does not increase.

The Rights are issued pursuant to the Rights Plan. The following is a summary of the principal terms of the Rights Plan. The following summary is a general description only and is qualified in its entirety by the full text of the Rights Plan which appears as Annex B to this proxy statement.

Summary of the Rights Plan

The Rights

Currently, the Rights trade with, and are inseparable from, the common stock. The Rights are evidenced by the same stock certificates as the common stock (or, in the case of uncertificated shares of common stock, the same book-entry account that evidences record ownership of such shares) and not by separate Rights certificates. Rights will accompany all new shares of common stock we issue in the future, as long as the Rights Plan remains in effect.

Each Right will entitle the holder to buy one one-hundredth of a share of Series A Junior Participating Preferred Share, par value $0.01 per share (the “Preferred Share”) at a purchase price of $200, subject to adjustment, once the Rights become exercisable. Until a Right is exercised, however, it does not give its holder any additional rights as a shareholder of the Company.

Exercisability

The Rights become exercisable and separate from the common stock on the Distribution Date. The “Distribution Date” means the tenth business day after a public announcement that any person or group of affiliated or associated persons (an “Acquiring Person”) has become the beneficial owner of 10% or more of our common stock.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act—are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s common stock are directly or indirectly held by counterparties to the derivatives contracts.

Issuance of Right Certificates

After the Distribution Date, American Stock Transfer & Trust Company, LLC, the rights agent for the Rights Plan (the “Rights Agent”), will mail separate certificates evidencing the Rights to each record holder of the common stock (or, if the common stock is uncertificated, by appropriate changes to the book-entry account that evidences record ownership of such shares) at the close of business on the Distribution Date. Thereafter, the Rights will be transferable separately from the common stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $200, purchase shares of our common stock with a market value of $400 based on the market price of the common stock prior to such acquisition.

•

Flip Over. If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $200, purchase shares of the acquiring corporation with a market value of $400 based on the market price of the acquiring corporation’s stock, prior to such merger.

•

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and notional shares held by counterparties to a derivatives contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration

The Rights will expire no later than September 22, 2014, but will expire immediately following the Annual Meeting if the Rights Plan is not approved by shareholders.

Redemption

Our Board of Directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Qualifying Offer Provision

The Rights would also not interfere with all-cash, fully financed tender offers for all shares of common stock that remain open for a minimum of 60 business days, are subject to a minimum condition of a majority of the outstanding shares and provide for a 20 business day “subsequent offering period” after consummation (such offers are referred to as “qualifying offers”). In the event the Company receives a qualifying offer and the Board of Directors has not redeemed the Rights prior to the consummation of such offer, the consummation of the qualifying offer shall not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights will immediately expire upon consummation of the qualifying offer.

Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board of Directors may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions

Our Board of Directors may adjust the purchase price of the Preferred Share, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the exercise price of less than 1% will be made.

Amendments

The terms of the Rights Plan may be amended by our Board of Directors without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board of Directors may not amend the agreement in a way that adversely affects holders of the Rights.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE SHAREHOLDER RIGHTS PLAN ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our Named Executive Officers (“executive compensation”) as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”). While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when making compensation decisions for the Named Executive Officers in the future.

We have described the compensation of the Named Executive Officers under “EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION—COMPENSATION TABLES AND INFORMATION” sections of this proxy statement. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage them to remain with the Company for long and productive careers.

The Compensation Committee reviews on an ongoing basis the compensation programs for the Named Executive Officers to ensure that such programs achieve the desired goals of enhancing the long-term total return to our shareholders and building a better company by implementing compensation programs that reward both company-wide and individual performance, aligning our executives’ interests with those of our shareholders and allowing us to attract and retain talented executives. For additional information regarding our executive compensation, including our 2011 executive compensation decisions, please see “EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 15 of this proxy statement.

In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the 2011 Annual Meeting of Shareholders:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2011 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 4: FREQUENCY (ANNUAL, BIENNIAL OR TRIENNIAL) THAT SHAREHOLDERS OF THE COMPANY WILL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act provides that shareholders must be given the opportunity to vote, on an advisory and non-binding basis, for their preference as to how frequently we should seek future advisory votes on the executive compensation of the Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of the Named Executive Officers every three years, every two years or every year.

Our Board of Directors has determined that providing an advisory vote on the compensation of the Named Executive Officers every year is the most appropriate alternative for us. In formulating its recommendation, our Board of Directors determined that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for us, and we look forward to hearing from our shareholders on this proposal.

Our shareholders will have the opportunity to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years or abstain. Shareholders are not voting to approve or disapprove of the recommendation of our Board of Directors. Rather, the outcome of this advisory vote regarding the frequency of a shareholder advisory vote will be determined by which frequency—every year, every two years or every three years—receives the greatest number of votes cast.

Shareholders are being asked to vote on the following resolution at this annual meeting:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which we are to hold a shareholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Compensation Committee or our Board of Directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY ONE YEAR FOR FUTURE ADVISORY VOTES REGARDING EXECUTIVE COMPENSATION ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 5: APPROVAL OF AGREEMENT AND PLAN OF MERGER

EFFECTING AN INTERNAL RESTRUCTURING OF THE COMPANY

Approval of the Agreement and Plan of Merger of the Company with and into its wholly owned subsidiary, CBOCS, Inc. (the “Subsidiary”), will require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote. Abstentions and broker non-votes, as well as failure to vote on this proposal, will have the same effect as voting against this proposal.

THE RIGHTS AND PRIVILEGES OF THE SHAREHOLDERS AND THE TERMS AND PROVISIONS OF THE CAPITAL STOCK OF THE SURVIVING CORPORATION (AS DEFINED BELOW) AFTER THE MERGER WILL BE IDENTICAL TO THOSE OF THE SHAREHOLDERS AND CAPITAL STOCK OF THE COMPANY PRIOR TO THE MERGER.

What is the purpose of the Merger?

The Company was formed in 1998 as a holding company for the Subsidiary and potentially for other businesses. Although the Company has owned and operated other businesses, since 2007, the Company has owned and operated only the Subsidiary. Management of the Company believes that the holding company format is no longer necessary and that its elimination will allow the Company to realize material cost savings, simplify the corporate structure and facilitate more efficient cash management. Therefore, management proposes to merge the Company with and into the Subsidiary (the “Merger”) such that immediately thereafter, the Company’s separate corporate existence will cease and the Subsidiary will continue as the surviving corporation (the “Surviving Corporation”). The Board of Directors, having reviewed and considered management’s proposal, believes that the proposed Merger is in the best interests of the Company and its shareholders.

As a result of the Merger, the shares of capital stock of the Surviving Corporation will be owned directly by the Company’s shareholders in the same proportion as their ownership of the Company’s capital stock immediately prior to the Merger. Upon consummation of the Merger, the Surviving Corporation will change its name to “Cracker Barrel Old Country Store, Inc.”

Is there a summary term sheet for the Merger?

Yes. The Summary Term Sheet for the Merger is set forth below.

Companies	The Company is a Tennessee corporation. The Subsidiary is a Tennessee corporation and wholly owned subsidiary of the Company. The Subsidiary has been in existence since 1973.

Transaction Structure	Subject to the terms and conditions of the Merger Agreement, the Company will merge with and into the Subsidiary and, immediately thereafter, the Company’s separate corporate existence will cease and the Subsidiary will continue as the surviving corporation.

Exchange of Common Stock	Shares of the common stock of the Company will automatically be converted on a one-to-one basis to shares of common stock of the Subsidiary without any further action by the shareholders. Upon consummation of the Merger, all of the stock certificates that immediately prior to the effective time of the Merger represented shares of the Company’s common stock, will be deemed to represent shares of the Surviving Corporation’s common stock. No exchange of stock certificates will be required in connection with the Merger.

Assuming shareholders of the Company approve the shareholder rights plan as discussed under “PROPOSAL 2: APPROVAL OF SHAREHOLDER RIGHTS PLAN,” each share of common stock of the Surviving Corporation issued in the merger will have an associated preferred share purchase right, identical to the preferred share purchase right that is currently associated with the shares of the Company’s common stock.

State of Incorporation	There will be no change in the state of incorporation. The Company is a Tennessee corporation, and the Subsidiary is a Tennessee corporation.

Effects of the Merger	At the effective time of the Merger, the outstanding shares of the Company’s common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share, if any is then outstanding, will automatically be converted into an equivalent number of shares of the Subsidiary’s common stock and preferred stock, respectively. Certificates for the shares of the Company’s common stock and preferred stock (if any) will automatically represent shares of the Surviving Corporation’s common stock and preferred stock, respectively.

As a result of the Merger, the Charter of the Subsidiary will be amended (or, at the Company’s option, amended and restated) to become substantively identical to the Charter of the Company as in effect immediately prior to the time of the Merger. As a result of the Merger, the Bylaws of the Subsidiary will be amended and restated to become identical to the Bylaws of the Company as in effect immediately prior to the Merger. Therefore, immediately after the Merger, the Surviving Corporation will have the same authorized capital stock with the same rights and privileges as the capital stock of the Company immediately prior to the Merger.

Immediately after the Merger, the Surviving Corporation will have the same consolidated assets, liabilities and shareholders’ equity as the Company.

As a result of the Merger, the Surviving Corporation will have the same directors, with the same terms of service, as the Company immediately prior to the Merger. Officers of the Company immediately prior to the Merger will become officers of the Surviving Corporation with the same titles.

Following the Merger, the Surviving Corporation will be a publicly traded company with reporting obligations under the Exchange Act. It is expected that the Surviving Corporation’s common stock will be listed on The NASDAQ Global Select Market (“Nasdaq”) under the same ticker symbol used by the Company today, “CBRL.”

There will be no change to the general nature of the Company’s business as a result of the Merger.

Tax Consequences	It is intended that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), with the result that shareholders will not recognize gain or loss as a result of the Merger.

Termination	Pursuant to its terms, at any time prior to the consummation of the Merger, the Merger Agreement may be terminated and the Merger abandoned by unilateral action by the Board of Directors of the Company.

Timing	The Merger is expected to be effective as of the close of business on December 23, 2011 or such other time as may be specified in the articles of merger, which are anticipated to be filed with the Tennessee Secretary of State as soon as practicable following approval by the Company’s shareholders.

Corporate Office	The Surviving Corporation will have the same address and executive office as the Company: 305 Hartmann Drive, Lebanon, Tennessee 37087.

What are the conditions to the Merger?

The Merger is subject to the following conditions:

•

Approval of the Merger as provided for in the Agreement and Plan of Merger between the Company and the Subsidiary, a copy of which is attached to this proxy statement as Annex C (the “Merger Agreement”) by the holders of a majority of the outstanding shares of the Company’s common stock entitled to be cast;

•	Approval for listing on Nasdaq of the Subsidiary’s common stock to be issued in the Merger;

•	Absence of a determination by the Board of Directors of the Company that the Merger is not in the best interests of the Company;

•

Absence of a temporary restraining order, preliminary or permanent injunction or other order or decree issued by any governmental entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger; and

•

Receipt of all consents, approvals and authorizations deemed necessary or advisable to be obtained prior to the consummation of the Merger, other than those the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

Are there any regulatory requirements that apply to the Merger?

In connection with the consummation of the Merger, the Company and the Subsidiary will file articles of merger with the office of the Tennessee Secretary of State and will comply with any obligations to make filings with the SEC under the Exchange Act.

What are the key terms of the capital stock of the Company and the Subsidiary?

The following description of the capital stock of the Company is a summary of certain provisions of the Company’s Charter. As a result of the Merger, the Charter of the Subsidiary will be amended (or, at the Company’s option, amended and restated) to become substantively identical to the Charter of the Company as in effect immediately prior to the time of the Merger. Therefore, there will be no substantive change in the rights of shareholders before and after the Merger. The authorized number of shares of capital stock, and the par value thereof per share, are as follows: 400,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The terms and provisions of the capital stock of the Surviving Corporation immediately after the Merger will be identical to those of the capital stock of the Company immediately prior to the time of the Merger. At this time, there are no shares of Preferred Stock issued and outstanding. The Board of Directors of the Company has adopted the Rights Plan pursuant to which shareholders have one Right for each share of Common Stock owned.

Preferred Stock

The Company’s Charter authorizes the Board of Directors to issue, without further shareholder approval, up to 100,000,000 shares of Preferred Stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption, merger and other rights, or restrictions as may be provided for the issue of such series by resolution and amendment to the Company’s Charter adopted by the Board of Directors. This generally is referred to as “blank check” preferred stock. The Preferred Stock could have priority over Common Stock as to dividends and as to the distribution of our assets upon any liquidation, dissolution or winding up of the Company. The Company has authorized a series of junior participating preferred stock in connection with Rights under the Company’s Rights Plan, as described below.

Common Stock

Subject to the rights of the holders of any shares of the Company’s Preferred Stock that may be outstanding from time to time, holders of the Company’s Common Stock are entitled to (1) voting rights on all matters voted on at meetings of the Company’s shareholders; (2) receive dividends out of funds legally available for distribution when and if declared by the Company’s Board of Directors; and (3) receive the net assets of the Company upon dissolution.

Holders of the Company’s Common Stock have associated Rights under the Company’s Rights Plan, as described below, but do not have any preemptive rights to purchase or otherwise acquire any shares of stock of any class of the Company, or any options or rights to purchase shares of any class, or any other securities of the Company convertible into or carrying an option to purchase shares of any class, whether now or hereafter authorized. In addition, holders of the Company’s Common Stock do not have the right to cumulate their votes with respect to the election of directors or any other matters.

Shareholder Rights Plan

As discussed under “PROPOSAL 2: APPROVAL OF THE SHAREHOLDER RIGHTS PLAN” above, on September 22, 2011, the Board of Directors declared a dividend of one Right for each outstanding share of Common Stock and adopted a shareholder rights plan the Rights Plan. The Rights Plan became effective immediately upon adoption by the Board of Directors, and, if approved by the Company’s shareholders, will expire on September 22, 2014. If the Company’s shareholders do not approve the Rights Plan, it will expire immediately following the Annual Meeting. The dividend distribution of Rights was made on October 3, 2011, issued to the Company’s shareholders of record on that date, and is not taxable to the Company’s shareholders. The Rights Plan is described in detail under “PROPOSAL 2: APPROVAL OF THE SHAREHOLDER RIGHTS PLAN” above.

Assuming the Company’s shareholders approve the Rights Plan at the Annual Meeting, following the Merger, the Rights Plan will continue in effect with respect to the stock of the Surviving Corporation.

Will the Surviving Corporation keep the same stock exchange listing?

It is expected that the Surviving Corporation’s common stock will be listed on Nasdaq under the same symbol as the Company, “CBRL.” The Surviving Corporation will be a publicly-traded company with reporting obligations under the Exchange Act.

Will the Surviving Corporation have the same dividend policy?

The Surviving Corporation will follow the Company’s current dividend policy. The payment of any future cash dividends following the Merger will be determined by the Surviving Corporation Board of Directors in light of conditions then existing, including the Surviving Corporation’s earnings, financial condition and capital requirements, restrictions in financing agreements, business conditions, certain corporate law requirements and other factors.

Will the Surviving Corporation have the same management?

As a result of the Merger, the Surviving Corporation will have the same directors, with the same terms of service, as the Company immediately prior to the Merger. Officers of the Company immediately prior to the Merger will become officers of the Surviving Corporation with the same titles.

What will the Surviving Corporation’s debt structure be after the Merger?

The Company is the borrower and the Subsidiary is currently a guarantor under a $750,000,000 Revolving Credit Agreement dated July 8, 2011 with a group of the Company’s primary lenders (the “Credit Agreement”).

The Merger is expressly permitted under the terms of the Credit Agreement. By virtue of the Merger, the Subsidiary will be eliminated as a guarantor and the Surviving Corporation will become the borrower under the Credit Agreement at the time of the Merger. The Credit Agreement will otherwise be unaffected by the Merger.

Will the Surviving Corporation continue the Company’s stock, incentive and other benefit plans?

The Surviving Corporation will assume and continue all of the Company’s stock and other compensation, benefit and incentive plans and will assume all outstanding stock options, stock appreciation rights, nonvested stock, restricted stock units, other share-based awards and performance awards previously granted or incurred under such plans. In connection with the Merger, each of the Company’s outstanding stock options, stock appreciation rights, nonvested stock, restricted stock, restricted stock units, other share-based awards and performance awards will be converted into a stock option, stock appreciation right, nonvested stock, restricted stock, restricted stock unit, other share-based award or performance award, respectively, covering the same number of shares of the Surviving Corporation’s common stock, and with the same terms and conditions, including the same vesting and other restrictions, which will not be affected by the Merger.

What are the Federal income tax consequences of the Merger?

The following discussion summarizes the material U.S. federal income tax considerations of the Merger. The following discussion is based upon the current provisions of the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations. The following discussion does not address the tax consequences of the Merger under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of shareholders, such as dealers in securities, insurance companies, foreign persons, financial institutions and tax-exempt organizations. Finally, a tax ruling from the Internal Revenue Service has not been requested. THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES.

It is intended that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. As such, in general:

•	No gain or loss will be recognized for federal income tax purposes by the Company or the Subsidiary; and

•

Shareholders will recognize no gain or loss upon the conversion of shares of the Company’s common stock, including any associated Rights, into shares of the Subsidiary’s common stock and associated Rights in the Merger.

Will shareholders have appraisal rights?

Under the Tennessee Business Corporation Act, dissenting shareholders do not have “appraisal rights” when a publicly-traded parent company merges into its own wholly owned subsidiary. Consequently, a shareholder of the Company who votes against this proposal does not have a statutory right to demand payment of the “fair value” of his or her stock of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THIS MERGER ON THE WHITE PROXY CARD.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who has the Audit Committee retained as our independent registered public accounting firm?

The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for 2012.

How long has Deloitte & Touche LLP served as our independent registered public accounting firm?

Deloitte & Touche LLP has served as our independent registered public accounting firm since 1972.

Will representatives of Deloitte & Touche LLP attend the Annual Meeting?

Representatives of Deloitte & Touche LLP have been requested to attend the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

What happens if shareholders fail to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm?

If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider any failure to ratify the appointment of Deloitte & Touche LLP but in its discretion may still direct the appointment of Deloitte & Touche LLP. Also, if the ratification of the appointment of Deloitte & Touche LLP is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interest and the best interest of our shareholders.

What does our Board of Directors recommend?

Our Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012.

FEES PAID TO AUDITORS

What fees have been paid to the independent registered public accounting firm during the last two fiscal years?

The following table sets forth certain fees billed to us by Deloitte & Touche LLP in connection with various services provided to us throughout 2011 and 2010.

Service	Aggregate Fees Billed for FY 2011	Aggregate Fees Billed for FY 2010
Audit Fees(1)	$710,538	$657,892
Audit-Related Fees	0	0
Tax Fees(2)	0	6,604
All Other Fees(3)	2,200	2,000

Total Fees	$712,738	$666,496

(1)	Represents aggregate fees for professional services rendered for: the audit of our consolidated financial statements contained in our Annual Reports on Form 10-K for 2011 and 2010; reviews of our consolidated financial statements contained in our Quarterly Reports on Form 10-Q for 2011 and 2010; attestation report related to internal control over financial reporting for 2011 and 2010.
(2)	Represents aggregate fees for tax services rendered for tax authority examination support, consulting and compliance for 2011 and 2010.
(3)	Represents aggregate expenses for licenses to access financial accounting technical database.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls and has primary oversight responsibility for the Company’s risk management program. The Audit Committee’s functions are described in greater detail on pages 10 and 11 of this proxy statement. Among other things, the Audit Committee recommends to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K.

The Audit Committee comprises four directors, all of whom are independent as determined in accordance with Nasdaq’s listing standards and our Corporate Governance Guidelines. Each member of the Audit Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act. The Board of Directors has determined that all members of the Audit Committee satisfy the attributes of an audit committee financial expert, as defined by SEC regulations.

In connection with recommending that the Company’s audited financial statements be included in its Annual Report on Form 10-K, the Audit Committee took the following steps:

•

The Audit Committee discussed with the Company’s independent registered public accounting firm their judgment as to the quality, not just the acceptability, of the Company’s accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 114 (“Communication with Audit Committees”), as amended.

•

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm provided non-audit services to the Company and, if so, whether the provision is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence and assisted the Audit Committee in evaluating that independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•

The Audit Committee reviewed and discussed, with the Company’s management and independent registered public accounting firm, the Company’s audited consolidated balance sheets as of July 30, 2010 and July 31, 2009 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended July 30, 2010, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	The Audit Committee reviewed and discussed CEO and CFO certifications concerning the Company’s Annual Report on Form 10-K.

Based on the discussions with the Company’s independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly reviews, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K.

In order to ensure that the Company’s independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee requires that all services provided and fees charged by the independent registered public accounting firm be pre-approved by the Audit Committee. The authority to grant any pre-approval sought by the Audit Committee during the time period between regularly scheduled Audit Committee meetings is delegated to the Chairman of the Audit Committee. All of the services described above under the caption “FEES PAID TO AUDITORS” were pre-approved by the Audit Committee.

This report has been submitted by the members of the Audit Committee:

Richard J. Dobkin, Chairman

Robert V. Dale

Robert C. Hilton

Jimmie D. White

This Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporate this information by reference therein.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

How do I submit a shareholder proposal for next year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2012 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 20, 2012. Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2012 Annual Meeting of shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2011 Annual Meeting. The Company’s Bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2012 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2012 Annual Meeting (or, if the first public announcement of the date of the 2012 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2012 Annual Meeting is first made by the Company). In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.

ANNUAL REPORT AND FINANCIAL INFORMATION

A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Cracker Barrel Old Country Store, Inc., Attention: Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits on-line at the SEC website at sec.gov, or via our website at crackerbarrel.com.

OTHER BUSINESS

We are not aware of any other matters to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.

Directions to the Annual Meeting

Take I-40 West from Knoxville, Tennessee or I-40 East from Nashville, Tennessee.

Take the Hartmann Drive exit, Exit 236, and proceed North on Hartmann Drive.

Go North on Hartmann Drive approximately 2.6 miles.

Turn right at the Cracker Barrel campus.

Proceed as indicated by signs to the Operations Services Building 4.

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Director Nominees” and “Officers”) set forth the name and business address of our Director Nominees, and the name, present principal occupation and business address of our Officers who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our Annual Meeting.

Director Nominees

The principal occupations of our Director Nominees who are considered “participants” in our solicitation are set forth under the section above titled “PROPOSAL 1: ELECTION OF DIRECTORS” of this proxy statement. The name and business addresses, and address of the organization of employment, of our Director Nominees are as follows:

Name	Business Address
James W. Bradford	Vanderbilt University, Owen Graduate School of Management, 401 21st Avenue South, Nashville, Tennessee 37203, Office #206D

Sandra B. Cochran	Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Robert V. Dale	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Richard J. Dobkin	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Charles E. Jones, Jr.	Corporate Communications, Inc., 523 3rd Avenue South, Nashville, Tennessee 37210

B. F. “Jack” Lowery	LoJac Companies Inc., 1401 Toshiba Drive, Lebanon, Tennessee 37087

William W. McCarten	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Martha M. Mitchell	c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Coleman H. Peterson	Hollis Enterprises, LLC, 44 Gull Point, Hilton Head Island, South Carolina 29928

Andrea M. Weiss	Retail Consulting, Inc., 27400 SR 44 East, Eustis, Florida 32736

Michael A. Woodhouse	Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Officers

The principal occupations of our Officers who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087

Name	Principal Occupation
Lawrence E. Hyatt	Senior Vice President and Chief Financial Officer

N.B. Forrest Shoaf	Senior Vice President, Secretary and Chief Legal Officer

Douglas E. Barber	Executive Vice President and Chief People Officer

Terry A. Maxwell	Senior Vice President—Retail

Edward A. Greene	Senior Vice President—Strategic Initiatives

Information Regarding Ownership of Company Securities by Participants

The number of shares of our common stock held by our Director Nominees and Officers as of October 11, 2011 is set forth under the “Stock Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

Shares of our common stock owned of record by each of our Director Nominees and Officers are beneficially owned by such person.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors Nominees” and “Officers” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (10/11/2009–10/11/2011)

Name	Date	# of Shares	Transaction Description
Michael A. Woodhouse	11/25/2009	65,513	Acquisition—Stock option exercise
	11/25/2009	(65,513)	Disposition—Open market sale
	2/3/2010	25,000	Acquisition—Award of restricted stock units
	2/3/2010	(6,613)	Disposition—Surrender of shares for tax withholding
	3/11/2010	58,769	Acquisition—Stock option exercise
	3/11/2010	(58,769)	Disposition—Open market sale
	3/12/2010	(800)	Disposition—Open market sale of indirect shares
	4/7/2010	73,893	Acquisition—Stock option exercise
	4/7/2010	(73,893)	Disposition—Open market sale
	4/8/2010	86,107	Acquisition—Stock option exercise
	4/8/2010	(86,107)	Disposition—Open market sale
	10/12/2010	145,330	Acquisition—Stock option exercise
	10/12/2010	(145,330)	Disposition—Open market sale
	11/3/2010	200	Acquisition—Stock option exercise
	11/3/2010	(200)	Disposition—Open market sale
	11/4/2010	74,801	Acquisition—Stock option exercise
	11/4/2010	(74,801)	Disposition—Open market sale
	11/5/2010	15,346	Acquisition—Stock option exercise
	11/5/2010	(15,346)	Disposition—Open market sale
	11/5/2010	73,636	Acquisition—Stock option exercise
	11/5/2010	(73,636)	Disposition—Open market sale
	11/8/2010	5,016	Acquisition—Stock option exercise
	11/8/2010	(5,016)	Disposition—Open market sale
	2/24/2011	50,000	Acquisition—Award of restricted stock units
	2/24/2011	(16,199)	Disposition—Surrender of shares for tax withholding
	7/27/2011	25,000	Acquisition—Award of restricted stock units
	7/27/2011	(9,113)	Disposition—Surrender of shares for tax withholding
	7/28/2011	25,000	Acquisition—Award of restricted stock units
	7/28/2011	(9,113)	Disposition—Surrender of shares for tax withholding

Sandra B. Cochran	3/11/2011	(2,205)	Disposition—Surrender of shares for tax withholding

Name	Date	# of Shares	Transaction Description
Lawrence E. Hyatt	1/3/2011	8,000	Acquisition—Award of restricted stock units
	2/23/2011	2,000	Acquisition—Open market purchase

N.B. Forrest Shoaf	11/25/2009	(1,000)	Disposition—Open market sale
	12/15/2009	(500)	Disposition—Open market sale
	3/15/2010	(500)	Disposition—Open market sale
	3/12/2010	(300)	Disposition—Gift
	4/7/2010	(500)	Disposition—Open market sale
	4/12/2010	(371)	Disposition—Surrender of shares for tax withholding
	4/13/2010	8,000	Acquisition—Stock option exercise
	4/13/2010	(8,000)	Disposition—Open market sale
	4/14/2010	1,232	Acquisition—Stock option exercise
	4/14/2010	(1,232)	Disposition—Open market sale

N.B. Forrest Shoaf (cont)	6/16/2010	(500)	Disposition—Open market sale
	7/30/2010	(449)	Disposition—Surrender of shares for tax withholding
	9/21/2010	4,500	Acquisition—Stock option exercise
	9/21/2010	(4,500)	Disposition—Open market sale
	10/12/2010	(1,140)	Disposition—Surrender of shares for tax withholding
	10/14/2010	(1,000)	Disposition—Open market sale
	10/18/2010	(1,000)	Disposition—Open market sale
	12/7/2010	5,000	Acquisition—Stock option exercise
	12/7/2010	(5,000)	Disposition—Open market sale
	12/8/2010	(1,000)	Disposition—Open market sale
	12/17/2010	(500)	Disposition—Open market sale
	12/20/2010	(500)	Disposition—Open market sale
	12/28/2010	(150)	Disposition—Gift
	1/3/2011	2,500	Acquisition—Stock option exercise
	1/3/2011	(2,500)	Disposition—Open market sale
	4/5/2011	(110)	Disposition—Open market sale
	4/12/2011	(890)	Disposition—Open market sale
	6/6/2011	(500)	Disposition—Open market sale
	6/6/2011	(100)	Disposition—Gift
	6/8/2011	(100)	Disposition—Gift
	7/30/2011	(449)	Disposition—Surrender of shares for tax withholding
	9/15/2011	(2,000)	Disposition—Open market sale
	9/27/2011	4,000	Acquisition—Stock option exercise
	9/27/2011	(4,000)	Disposition—Open market sale

Douglas E. Barber	2/26/2010	(9,000)	Disposition—Open market sale
	4/16/2010	14,981	Acquisition—Stock option exercise
	4/16/2010	(14,981)	Disposition—Open market sale
	4/19/2010	2,153	Acquisition—Stock option exercise
	4/19/2010	(2,153)	Disposition—Open market sale
	9/17/2010	(7,000)	Disposition—Open market sale
	9/19/2010	(912)	Disposition—Surrender of shares for tax withholding
	10/11/2010	16,346	Acquisition—Stock option exercise
	10/11/2010	(16,346)	Disposition—Open market sale
	10/12/2010	1,650	Acquisition—Stock option exercise
	10/12/2010	(1,650)	Disposition—Open market sale
	10/12/2010	5,062	Acquisition—Stock option exercise

Name	Date	# of Shares	Transaction Description
	10/12/2010	(5,062)	Disposition—Open market sale
	10/12/2010	788	Acquisition—Stock option exercise
	10/12/2010	(788)	Disposition—Open market sale
	10/12/2010	(2,279)	Disposition—Surrender of shares for tax withholding
	11/24/2010	(12,596)	Disposition—Open market sale
	11/24/2010	(5,580)	Disposition—Open market sale
	11/24/2010	9,108	Acquisition—Stock option exercise
	11/24/2010	(9,108)	Disposition—Open market sale
	11/24/2010	24,444	Acquisition—Stock option exercise
	11/24/2010	(24,444)	Disposition—Open market sale
	11/24/2010	14,264	Acquisition—Stock option exercise
	11/24/2010	(14,264)	Disposition—Open market sale

Terry A. Maxwell	3/2/2010	5,102	Acquisition—Stock option exercise
	3/2/2010	(5,102)	Disposition—Open market sale
	3/2/2010	5,000	Acquisition—Stock option exercise
	3/2/2010	(5,000)	Disposition—Open market sale
	3/2/2010	13,100	Acquisition—Stock option exercise
	3/2/2010	(13,100)	Disposition—Open market sale
	4/15/2010	4,760	Acquisition—Stock option exercise
	4/15/2010	(4,760)	Disposition—Open market sale
	4/15/2010	4,777	Acquisition—Stock option exercise
	4/15/2010	(4,777)	Disposition—Open market sale
	4/15/2010	5,223	Acquisition—Stock option exercise
	4/15/2010	(5,223)	Disposition—Open market sale
	4/15/2010	4,053	Acquisition—Stock option exercise
	4/15/2010	(4,053)	Disposition—Open market sale
	4/15/2010	5,000	Acquisition—Stock option exercise
	4/15/2010	(5,000)	Disposition—Open market sale
	4/15/2010	9,422	Acquisition—Stock option exercise
	4/15/2010	(9,422)	Disposition—Open market sale
	4/15/2010	10,555	Acquisition—Stock option exercise
	4/15/2010	(10,555)	Disposition—Open market sale
	10/12/2010	(1,140)	Disposition—Surrender of shares for tax withholding

Edward A. Greene	12/10/2009	(1,000)	Disposition—Open market sale
	12/14/2009	(1,000)	Disposition—Open market sale
	3/9/2010	10,000	Acquisition—Stock option exercise
	3/9/2011	(10,000)	Disposition—Open market sale
	3/17/2010	(1,131)	Disposition—Open market sale
	9/20/2010	2,500	Acquisition—Stock option exercise
	9/20/2010	(2,500)	Disposition—Open market sale
	9/20/2010	9,895	Acquisition—Stock option exercise
	9/20/2010	(9,895)	Disposition—Open market sale
	9/20/2010	4,463	Acquisition—Stock option exercise
	9/20/2010	(4,463)	Disposition—Open market sale
	9/20/2010	3,715	Acquisition—Stock option exercise
	9/20/2010	(3,715)	Disposition—Open market sale
	10/3/2010	(265)	Disposition—Surrender of shares for tax withholding
	10/12/2010	(331)	Disposition—Surrender of shares for tax withholding
	11/1/2010	5,000	Acquisition—Award of restricted stock units

Name	Date	# of Shares	Transaction Description
	12/10/2010	(5,000)	Disposition—Open market sale
	12/16/2010	(4,362)	Disposition—Open market sale
	7/30/2011	(2,241)	Disposition—Surrender of shares for tax withholding
	9/16/2011	4,462	Acquisition—Stock option exercise
	9/16/2011	(4,462)	Disposition—Open market sale
	9/16/2011	3,715	Acquisition—Stock option exercise
	9/16/2011	(3,715)	Disposition—Open market sale

James W. Bradford	9/23/2011	1,000	Acquisition—Open market purchase

Robert V. Dale	12/2/2009	2,273	Acquisition—Award of restricted stock units
	4/16/2010	5,000	Acquisition—Stock option exercise
	4/16/2010	(5,000)	Disposition—Open market sale
	4/16/2010	1,000	Acquisition—Stock option exercise
	4/16/2010	(1,000)	Disposition—Open market sale
	4/16/2010	1,333	Acquisition—Stock option exercise
	4/16/2010	(1,333)	Disposition—Open market sale
	4/16/2010	667	Acquisition—Stock option exercise
	4/16/2010	(667)	Disposition—Open market sale
	12/1/2010	1,589	Acquisition—Award of restricted stock units

Richard J. Dobkin	12/2/2009	2,273	Acquisition—Award of restricted stock units
	6/21/2010	627	Acquisition—Stock option exercise
	6/21/2010	(627)	Disposition—Open market sale
	12/1/2010	1,589	Acquisition—Award of restricted stock units

Robert C. Hilton	12/2/2009	2,273	Acquisition—Award of restricted stock units
	4/7/2010	(2,000)	Disposition—Open market sale
	4/16/2010	25,312	Acquisition—Stock option exercise
	4/16/2010	(25,312)	Disposition—Open market sale
	4/16/2010	23,734	Acquisition—Stock option exercise
	4/16/2010	(23,734)	Disposition—Open market sale
	4/22/2010	1,578	Acquisition—Stock option exercise
	4/22/2010	(1,578)	Disposition—Open market sale
	4/22/2010	25,312	Acquisition—Stock option exercise
	4/22/2010	(25,312)	Disposition—Open market sale
	4/22/2010	16,110	Acquisition—Stock option exercise
	4/22/2010	(16,110)	Disposition—Open market sale
	12/1/2010	1,589	Acquisition—Award of restricted stock units

Charles E. Jones, Jr.	12/2/2009	2,273	Acquisition—Award of restricted stock units
	4/13/2010	25,312	Acquisition—Stock option exercise
	4/13/2010	(25,312)	Disposition—Open market sale
	12/1/2010	1,589	Acquisition—Award of restricted stock units

B.F. “Jack” Lowery	12/2/2009	2,273	Acquisition—Award of restricted stock units
	1/14/2010	13,098	Acquisition—Stock option exercise
	1/14/2010	(13,098)	Disposition—Open market sale
	1/14/2010	25,312	Acquisition—Stock option exercise
	1/14/2010	(25,312)	Disposition—Open market sale
	1/14/2010	16,110	Acquisition—Stock option exercise
	1/14/2010	(16,110)	Disposition—Open market sale
	3/1/2010	8,150	Acquisition—Stock option exercise
	3/1/2010	(8,150)	Disposition—Open market sale

Name	Date	# of Shares	Transaction Description
	3/1/2010	5,000	Acquisition—Stock option exercise
	3/1/2010	(5,000)	Disposition—Open market sale
	3/1/2010	(2,000)	Disposition—Open market sale
	3/15/2010	(4,065)	Disposition—Open market sale
	12/1/2010	1,589	Acquisition—Award of restricted stock units

Martha M. Mitchell	12/2/2009	2,273	Acquisition—Award of restricted stock units
	2/25/2010	200	Acquisition—Stock option exercise
	2/25/2010	(200)	Disposition—Open market sale
	2/26/2010	4,800	Acquisition—Stock option exercise
	2/26/2010	(4,800)	Disposition—Open market sale
	12/1/2010	1,589	Acquisition—Award of restricted stock units

Andrea M. Weiss	12/2/2009	2,273	Acquisition—Award of restricted stock units
	3/3/2010	(4,000)	Disposition—Open market sale
	12/1/2010	1,589	Acquisition—Award of restricted stock units
	12/3/2010	(2,000)	Disposition—Open market sale

Jimmie White	12/2/2009	2,273	Acquisition—Award of restricted stock units
	12/30/2009	(250)	Disposition—Gift
	3/1/2010	(2,000)	Disposition—Open market sale
	10/14/2010	(5,000)	Disposition—Open market sale
	12/1/2010	1,589	Acquisition—Award of restricted stock units
	9/15/2011	5,000	Acquisition—Stock option exercise
	9/15/2011	(5,000)	Disposition—Open market sale
	9/15/2011	1,000	Acquisition—Stock option exercise
	9/15/2011	(1,000)	Disposition—Open market sale
	9/15/2011	2,000	Acquisition—Stock option exercise
	9/15/2011	(2,000)	Disposition—Open market sale
	9/15/2011	1,333	Acquisition—Stock option exercise
	9/15/2011	(1,333)	Disposition—Open market sale

Miscellaneous Information Concerning Participants

Other than as set forth in this Annex A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Annex A or this proxy statement, neither we nor any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

Other than as set forth in this Annex A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

ANNEX B

CRACKER BARREL OLD

COUNTRY STORE, INC.

and

AMERICAN STOCK

TRANSFER & TRUST

COMPANY, LLC

Rights Agreement

Dated as of September 22, 2011

B-i

Exhibit A	-	Form of Articles of Amendment to the Charter of Cracker Barrel Old Country Store, Inc.

Exhibit B	-	Form of Right Certificate

Exhibit C	-	Summary of Rights to Purchase Preferred Shares

B-ii

Agreement, dated as of September 22, 2011, between CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as rights agent (the “Rights Agent”).

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on October 3, 2011 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; provided, however, that no Person who Beneficially Owns, as of the time of the public announcement of this Agreement, 10% or more of the Common Shares of the Company then outstanding shall become an Acquiring Person unless such Person shall, after the time of the public announcement of this Agreement, increase its Beneficial Ownership of the then outstanding Common Shares (other than as a result of an acquisition of Common Shares by the Company) to an amount equal to or greater than the greater of (x) 10% or (y) the sum of (i) the lowest Beneficial Ownership of such Person as a percentage of the outstanding Common Shares as of any time from and after the public announcement of this Agreement plus (ii) 0.001%. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company Beneficially Owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after the public announcement of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors of the Company determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(c) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company; or

(iv) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of Common Shares that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which are issuable by the Company and which such Person would be deemed to Beneficially Own hereunder.

(e) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(g) “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(k) “Exemption Date” shall have the meaning set forth in Section 23(c).

(l) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(m) “NASDAQ” shall mean The NASDAQ Stock Market LLC.

(n) “Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any group under Rule 13d-5(b)(1) of the Exchange Act.

(o) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Articles of Amendment to the Charter attached to this Agreement as Exhibit A.

(p) “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(q) “Qualifying Offer” shall mean an offer having all of the following characteristics:

(i) a fully financed all-cash tender offer for all of the Company’s outstanding Common Shares;

(ii) an offer that shall remain open for not less than 60 Business Days after the offer has commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open beyond (1) the time for which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open, or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Company’s Common Shares with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Shares thereunder (unless such other offer is terminated prior to its expiration without any Common Shares having been purchased thereunder);

(iii) an offer that is conditioned on a minimum number of the Company’s Common Shares being tendered and not withdrawn as of the expiration date as would provide the bidder, upon consummation of the offer, with beneficial ownership of at least a majority of the Company’s outstanding Common Shares, which condition shall not be waivable; and

(iv) an offer pursuant to which the offeror has made an irrevocable written commitment to provide a “subsequent offering period” in accordance with Rule 14d-11 of the Exchange Act of 20 Business Days following the consummation of the offer.

For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, binding written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(c) shall no longer be applicable to such offer.

(r) “Record Date” shall have the meaning set forth in the second paragraph hereof.

(s) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(t) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(u) “Right” shall have the meaning set forth in the second paragraph hereof.

(v) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(w) “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(x) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(y) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(z) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Right Certificates. (a) Until the tenth day after the Shares Acquisition Date (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a

Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Cracker Barrel Old Country Store, Inc. and American Stock Transfer & Trust Company, LLC, dated as of September 22, 2011, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Cracker Barrel Old Country Store, Inc. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Cracker Barrel Old Country Store, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights Beneficially Owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the earlier to occur of (A) the Close of Business on the day following the certification of the voting results of the Company’s 2011 annual meeting of shareholders, if at such shareholder meeting a proposal to approve this Agreement has not received the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or represented by proxy, entitled to vote and actually voted on such proposal or (B) Close of Business on September 22, 2014 (such earlier date, the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the time at which the Rights expire in connection with the consummation of a Qualifying Offer as provided in Section 23(d) hereof.

(b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $200, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

Section 9. Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an

Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

From and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. Neither the Company nor the Rights Agent shall have liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate or with respect to any Common Shares otherwise deemed to be Beneficially Owned by any of the foregoing; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or other Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

(iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such shareholders.

(n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event and a brief statement of the facts accounting for such adjustment or describing such event, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person, (b) any Person shall effect a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Company thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, share exchanges, or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange, be converted or consolidated, or any Person resulting from any merger, share exchange, conversion or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in such state), in good standing which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate or direct or indirect wholly-owned Subsidiary of such Person or its wholly-owning parent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.

(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

(c) In the event the Company receives a Qualifying Offer and, by the end of the 60 Business Days following the commencement (or, if later, the first existence) of a Qualifying Offer, the Board of Directors has not redeemed the outstanding Rights or exempted such offer from the terms of the Agreement, the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the 60th Business Day following the commencement (or, if later, the first existence) of a Qualifying Offer (the “Exemption Date”).

(d) From and after the Close of Business on the Exemption Date, the consummation of the Qualifying Offer shall not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights shall immediately expire and have no further force and effect upon such consummation.

Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events. (a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any share exchange, consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such share exchange, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Cracker Barrel Old Country Store, Inc.

305 Hartmann Drive

Lebanon, TN 37087

Attention: Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Relationship Manager

with a copy (which shall not constitute notice) to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:		CRACKER BARREL OLD COUNTRY STORE, INC.

By:	/s/ Sandra B. Cochran	By:	/s/ N.B. Forrest Shoaf
	Name: Sandra B. Cochran		Name: N. B. Forrest Shoaf
	Title: President & Chief Executive Officer		Title:	Senior Vice President, Chief Legal Officer and Secretary

Attest:		AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By	/s/ Alexandra Albrecht	By	/s/ Paula Carpolli
	Name: Alexandra Albrecht		Name: Paula Carpolli
	Title: Vice President		Title: Senior Vice President

Exhibit A

FORM

of

ARTICLES OF AMENDMENT TO THE CHARTER

of

CRACKER BARREL OLD COUNTRY STORE, INC.

(Pursuant to Section 48-20-102 of the

Tennessee Business Corporation Act)

In accordance with Sections 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Charter (the “Charter”):

1. The name of this corporation is Cracker Barrel Old Country Store, Inc.

2. Article 5 of the Charter is hereby amended, pursuant to the authority granted to the Board of Directors of this corporation by Section 5(c) of the Charter, by adding the following subsection (f) to Article 5 of the Charter, which subsection states the number, designation, relative rights, preferences and limitations of a new series of preferred stock as fixed by the Board of Directors and shall read in its entirety as follows:

“(f) Series A Junior Participating Preferred Stock:

(i) Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

(ii) Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any

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share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(iii) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other articles of amendment to this Charter creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the

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Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(iv) Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(4) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this subsection (iv), purchase or otherwise acquire such shares at such time and in such manner.

(v) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, or in any other articles of amendment to this Charter creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(vi) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued

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and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(vii) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(viii) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

(ix) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

(x) Amendment. These Articles of Amendment of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.”

3. Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.

4. These Articles of Amendment were duly adopted by the Board of Directors of the Corporation on September 22, 2011, without shareholder approval as no such approval was required.

5. These Articles of Amendment to the Charter of the Corporation will be effective as of 8:00 a.m. Central Time on September 23, 2011.

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IN WITNESS WHEREOF, these Articles of Amendment are executed on behalf of the Corporation this 22nd day of September, 2011.

CRACKER BARREL OLD COUNTRY STORE, INC.

By:
Name:
Title:

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Exhibit B

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER SEPTEMBER 22, 2014 OR EARLIER IF

REDEMPTION, EXCHANGE OR TERMINATION OCCURS. THE RIGHTS ARE

SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE OR

TERMINATION ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

Cracker Barrel Old Country Store, Inc.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of September 22, 2011 (the “Agreement”), between Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., New York City time, on September 22, 2014 (or earlier under certain circumstances set forth in the Agreement) at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), at a purchase price of $200 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of                     , 20    , based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $0.01 per share.

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No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                     , 20    .

ATTEST:	CRACKER BARREL OLD COUNTRY STORE, INC.

By
Name:		Name:
Title:		Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By
Name:
Title:

Form of Reverse Side of Right Certificate

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FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                       hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint              Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate—continued

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FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate.)

To: CRACKER BARREL OLD COUNTRY STORE, INC.

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

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NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

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Exhibit C

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

Introduction

On September 22, 2011, the Board of Directors of our Company, Cracker Barrel Old Country Store, Inc., a Tennessee corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share. The dividend is payable on October 3, 2011 to the shareholders of record on October 3, 2011.

Our Board has adopted this Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 10% or more of our outstanding common stock without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board. It also does not apply to a fully financed cash offer for all the Company’s shares meeting the requirements that we describe below.

For those interested in the specific terms of the Rights Agreement as made between our Company and American Stock Transfer & Trust Company, LLC, as the Rights Agent, on September 22, 2011, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated September 23, 2011. A copy of the agreement is available free of charge from our Company.

The Rights. Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on October 3, 2011. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after October 3, 2011 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $200, once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of our outstanding common stock.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act—are treated as beneficial ownership of the number of shares of the company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will

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constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $200, purchase shares of our common stock with a market value of $400 based on the market price of the common stock prior to such acquisition.

•

Flip Over. If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $200, purchase shares of the acquiring corporation with a market value of $400 based on the market price of the acquiring corporation’s stock, prior to such merger.

•

Notional Shares. Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration. The Rights will expire no later than September 22, 2014, but will expire immediately following the 2011 annual shareholders’ meeting if the rights plan is not approved by shareholders.

Redemption. Our Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Qualifying Offer Provision. The Rights would also not interfere with all-cash, fully financed tender offers for all shares of common stock that remain open for a minimum of 60 business days, are subject to a minimum condition of a majority of the outstanding shares and provide for a 20 business day “subsequent offering period” after consummation (such offers are referred to as “qualifying offers”). In the event the company receives a qualifying offer and the board of directors has not redeemed the Rights prior to the consummation of such offer, the consummation of the qualifying offer shall not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights will immediately expire upon consummation of the qualifying offer.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

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Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

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ANNEX C

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of October 11, 2011 (the “Agreement”), between CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Company”), and CBOCS, INC., a Tennessee corporation and a wholly owned subsidiary of the Company (the “Surviving Corporation”).

WHEREAS, the Charter of the Company, as amended, as of the date hereof, authorizes the Company to issue an aggregate of 500,000,000 shares of stock, of which 400,000,000 shares are classified and designated as common stock with a par value of $0.01 per share, with associated preferred purchase stock rights (“Company Common Stock”), and 100,000,000 shares are classified and designated as preferred stock with a par value of $0.01 per share, which includes 300,000 shares that are designated as Series A Junior Participating Preferred Stock as of the date hereof (“Company Preferred Stock”, and, collectively with Company Common Stock, the “Company Stock”);

WHEREAS, as of the date hereof, there are approximately 22,879,895 shares of Company Common Stock outstanding and there are no shares of Company Preferred Stock outstanding;

WHEREAS, as of the date hereof, the Surviving Corporation is authorized to issue an aggregate of 500,000,000 shares of stock, of which 400,000,000 shares are classified and designated as common stock with a par value of $0.01 per share (“Surviving Corporation Common Stock”) and 100,000,000 shares are classified and designated as preferred stock with a par value of $0.01 per share (“Surviving Corporation Preferred Stock”, and, collectively with Surviving Corporation Common Stock, the “Surviving Corporation Stock”);

WHEREAS, as of the date hereof, all the outstanding shares of Surviving Corporation Common Stock are held by the Company, and there are no shares of Surviving Corporation Preferred Stock outstanding;

WHEREAS, the Charter of the Surviving Corporation will be amended prior to the Effective Time of the Merger to designate 300,000 shares of Surviving Corporation Preferred Stock as Series A Junior Participating Preferred Stock, or such other amount of stock and in such proportions by type and class as is set forth in the Charter of the Company immediately prior to the Effective Time;

WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined below) shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement is intended to be and is adopted as a plan of reorganization; and

WHEREAS, the Boards of Directors of the Company and the Surviving Corporation deem it advisable and in the best interests of the respective corporations and their shareholders that the Company be merged with and into the Surviving Corporation (the “Merger”), upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, each of the parties hereto does hereby agree as follows:

ARTICLE I

MERGER

1.1 Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time the Company shall be merged with and into the Surviving Corporation in accordance with the Tennessee Business Corporation Act (the “TBCA”). Upon the Merger, the separate existence of the Company shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Tennessee as the surviving corporation.

1.2 Effect of the Merger. The Merger shall have the effects set forth in the Section 48-21-108 of the TBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and the Subsidiary shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and the Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

1.3 Effective Time. Subject to the satisfaction or waiver of all of the conditions set forth in Section 5.2 of this Agreement, the Merger shall become effective as of the close of business on the date of the filing of the articles of merger with the Secretary of State of the State of Tennessee, as required by the TBCA or such other time thereafter as may be set forth in the articles of merger (the “Effective Time”).

ARTICLE II

NAME, CHARTER, BYLAWS AND DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

2.1 Name. The name of the Surviving Corporation shall be “Cracker Barrel Old Country Store, Inc.” following the Merger.

2.2 Charter. The Charter of the Surviving Corporation immediately after the Effective Time shall be substantively identical to the Charter, as amended, of the Company as in effect immediately prior to the Effective Time. Any amendments to the Charter of the Surviving Corporation that are necessary to make the Charter of the Surviving Corporation substantively identical to the Charter, as amended, of the Company shall be made prior to the Effective Time, or in the articles of merger or in an amended and restated charter of the Surviving Corporation.

2.3 Bylaws. The Bylaws of the Surviving Corporation immediately after the Effective Time shall be substantively identical to the Bylaws of the Company in existence and in effect immediately prior to the Effective Time. Any amendments to the Bylaws of the Surviving Corporation that are necessary to make the Bylaws of the Surviving Corporation substantively identical may be made prior to the Merger or in amended and restated bylaws of the Surviving Corporation.

2.4 Directors. At the Effective Time, the number of directors of the Surviving Corporation shall be the same as the number of directors of the Company immediately prior to the Effective Time. The directors of the Company immediately prior to the Effective Time shall at the Effective Time become the directors of the Surviving Corporation until expiration of their then-current terms as directors, or prior resignation, death or removal.

2.5 Officers. The officers of the Company immediately prior to the Effective Time shall at the Effective Time become officers of the Surviving Corporation, with the same offices and titles, and shall hold office at the pleasure of the board of directors and subject to the bylaws of the Surviving Corporation.

2.6 Principal Place of Business. At the Effective Time, the principal place of business of the Surviving Corporation shall continue to be Lebanon, Wilson County, Tennessee.

ARTICLE III

CONVERSION OF SECURITIES

3.1 Conversion. At the Effective Time, each of the following transactions shall be deemed to occur simultaneously:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of Surviving Corporation Common Stock;

(b) Each share of Company Preferred Stock issued and outstanding, if any, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of Surviving Corporation Preferred Stock;

(c) Each option to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of Surviving Corporation Common Stock which is equal to the number of shares of Company Common Stock subject to such option. The exercise price per share of Surviving Corporation Stock under each of said options shall be equal to the exercise price per share of Company Common Stock under such option immediately prior to the Effective Time. For the avoidance of doubt, any options subject to vesting and/or other restrictions shall remain subject to the same terms and conditions, including as to vesting, exercisability and/or other restrictions, which shall not be affected by the Merger.

(d) Each restricted stock award, restricted stock unit, stock appreciation right, or any other stock-based award, stock purchase right or other right with respect to shares of Company Stock issued by the Company that is outstanding immediately prior to the Effective Time shall be converted into and become, upon the same terms and conditions, a restricted stock award, restricted stock unit, stock appreciation right, or other stock-based award, stock purchase right or other right with respect to shares of Surviving Corporation Stock, giving each holder the same rights, with respect to the same class and same number of shares of such stock of the Surviving Corporation, as such holder had with respect to the stock of the Company under such outstanding restricted stock award, restricted stock unit, stock appreciation right, or other stock-based award, stock purchase right or other right. All obligations in respect of such outstanding restricted stock awards, restricted stock units, stock appreciation rights, or other stock-based awards, stock purchase rights or other rights shall, as of the Effective Time, be assumed by the Surviving Corporation. For the avoidance of doubt, any restricted stock award, restricted stock unit, stock appreciation right or other stock-based award, stock purchase right or other right subject to vesting and/or other restrictions shall remain subject to the same terms and conditions, including as to vesting, exercisability and/or other restrictions, which shall not be affected by the Merger.

3.2 Certificates or book entries.

(a) Immediately after the Effective Time, each certificate or book entry theretofore representing issued and outstanding shares of Company Common Stock (and any rights associated therewith) or Company Preferred Stock (and any rights associated therewith) shall represent the same number of shares (and any rights associated therewith) of Surviving Corporation Common Stock or Surviving Corporation Preferred Stock, respectively.

(b) At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Company Common Stock (and any rights associated therewith) shall be deemed for all purposes to evidence ownership of, and to represent shares of, Surviving Corporation Common Stock (and any rights associated therewith) into which the shares of Company Common Stock (and any rights associated therewith) formerly represented by such certificates have been converted as herein provided. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Company Preferred Stock (and any rights associated therewith) shall be deemed for all purposes to evidence ownership of, and to represent shares of, Surviving Corporation Preferred Stock (and any rights associated therewith) into which the shares of Company Preferred Stock (and any rights associated therewith) formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company or its transfer agents of any such outstanding stock certificates shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Surviving Corporation Common Stock and Surviving Corporation Preferred Stock evidenced by such outstanding certificate as above provided.

3.3. Cancellation of Surviving Corporation Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Surviving Corporation Stock outstanding immediately prior to the Merger, all of which is held by the Company, shall be canceled and returned to the status of authorized but unissued shares of the Surviving Corporation.

ARTICLE IV

SPECIFIC UNDERTAKINGS

4.1 Stock Incentive Plans. Effective as of the Effective Time, the Surviving Corporation shall succeed to all of the rights and obligations of the Company under the Company’s 2010 Omnibus Stock and Incentive Plan, 2002 Omnibus Incentive Compensation Plan, Amended and Restated Stock Option Plan, 2000 Non-Executive Stock Option Plan, 1989 Stock Option Plan for Non-Employee Directors, FY 2012 Long-Term Performance Plan, FY 2011 Long-Term Performance Plan, FY 2010 Long-Term Performance Plan, FY 2012 Annual Bonus Plan, FY 2011 Annual Bonus Plan, FY 2010 Annual Bonus Plan, Non-Qualified Savings Plan, Deferred Compensation Plan, as amended and Corporate Severance Benefits Policy as each of said plans may then be in effect, and the parties hereto shall each take such action as may be necessary to enable each holder of an option or other right to acquire shares of Company Common Stock or Company Preferred Stock under any such plans and any award agreement therefor to become entitled, at and after the Effective Time, to exercise such option or right, subject to the terms and provisions thereof, as to that number of shares of Surviving Corporation Common Stock or Surviving Corporation Preferred Stock that is equal to the number of shares of Company Stock subject to such option or other rights immediately prior to the Effective Time; provided that the terms and conditions, including as to any vesting, exercisability and/or other restrictions under such plans or agreements therefor, for the avoidance of doubt, shall continue in effect and shall not be affected by the Merger.

4.2 Other Employee Benefit Plans. Following the Effective Time, the Surviving Corporation shall honor, or cause to be honored, all obligations under employment agreements, employee retention or consulting agreements and all employee benefit plans, programs, policies and arrangements of the Company in accordance with the terms thereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such agreements, programs, policies and arrangements after the Merger in accordance with the terms thereof and with applicable law.

4.3. Shareholder Rights Plan.

(a) At the Effective Time, subject to the approval by the Company’s shareholders of the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as the Rights Agent, dated as of September 22, 2011 (the “Rights Agreement”) at the Company’s 2011 annual meeting of shareholders, the Surviving Corporation shall assume and shall honor, or cause to be honored, all obligations under, the Rights Agreement.

(b) Following the Effective Time, subject to the approval by the Company’s shareholders of the Rights Agreement at the Company’s 2011 annual meeting of shareholders, each share of Surviving Corporation Common Stock issued in the Merger shall have attached one preferred share purchase right with the terms of such preferred share purchase rights to be governed by the Rights Agreement.

(c) Except as set forth in this Section 4.3, the Rights Agreement and the preferred share purchase rights issued thereunder shall not be affected by the consummation of the Merger.

ARTICLE V

GENERAL

5.1 Shareholder Approval. Subsequent to the execution of this Agreement, the Company shall submit the Merger as provided for herein to its shareholders for their approval pursuant to the applicable provisions of the TBCA.

5.2 Conditions to Merger. The Merger is subject to the following conditions:

(a) Approval of the Merger as provided for in this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to be cast;

(b) Approval for listing on The NASDAQ Global Select Market of the Surviving Corporation’s Common Stock to be issued in the Merger;

(c) The Board of Directors of the Company shall not have determined that the Merger is not in the best interests of the Company;

(d) No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any governmental entity of competent jurisdiction enjoining or otherwise preventing the consummation of the Merger shall be in effect; and

(e) Receipt of all consents, approvals and authorizations deemed necessary or advisable to be obtained prior to the consummation of the Merger other than those the failure of which to be obtained individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Company or the Surviving Corporation;

5.3 Amendment. This Agreement may be amended at any time by the mutual consent of the Company and the Surviving Corporation.

5.4 Termination and Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by the Board of Directors of the Company.

5.5 Other Obligations. The Surviving Corporation and the Company agree that all rights to indemnification and exculpation from liability for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto existing prior to the Effective Time in favor of current or former directors or officers of the Company as provided in the Company’s Charter, bylaws, under law or by any existing indemnification agreements or arrangements of the Company shall survive the Merger and become the obligations of the Surviving Corporation.

5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to conflicts of laws principles.

5.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

5.8 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracy in the statements contained in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the covenants, conditions or agreements contained in this Agreement, or any document delivered pursuant to this Agreement, provided that such action would not have a material adverse effect on the rights of the shareholders of the Company.

5.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the date and year first above written.

CRACKER BARREL OLD COUNTRY
STORE, INC.

By:	/s/ N.B. Forrest Shoaf
Name:	N.B. Forrest Shoaf
Title:	Senior Vice President

CBOCS, INC.

By:	/s/ N.B. Forrest Shoaf
Name:	N.B. Forrest Shoaf
Title:	Senior Vice President

CRACKER BARREL OLD COUNTRY STORE, INC. C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 3201 15th AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [                ], 2011. Have your proxy in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [                ], 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders To Be Held on Tuesday, December 20, 2011:

The Proxy Statement and the Annual Report are available at www.proxyvote.com.

CRACKER BARREL OLD COUNTRY STORE, INC.

Proxy Solicited by and on behalf of the Board of Directors for the

Annual Meeting of Shareholders to be held on Tuesday, December 20, 2011.

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Sandra B. Cochran, Michael A. Woodhouse and N.B. Forrest Shoaf, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) to be held at the Company’s offices, located at 305 Hartmann Drive, Lebanon, Tennessee, on Tuesday, December 20, 2011, at 10:00 a.m., Central Time, and at any adjournments or postponements of that meeting. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

[Please sign and date this Proxy.]

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1.	ELECTION OF DIRECTORS:

[ ]	FOR ALL of the following nominees:

01	James W. Bradford
02	Sandra B. Cochran
02	Robert V. Dale
04	Richard J. Dobkin
05	Charles E. Jones, Jr.
06	B. F. “Jack” Lowery
07	William W. McCarten
08	Martha M. Mitchell
09	Coleman H. Peterson
10	Andrea M. Weiss
11	Michael A. Woodhouse

[ ]	WITHHOLD ALL of the nominees

[ ]	FOR ALL EXCEPT
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3:

2.	TO APPROVE THE COMPANY’S SHAREHOLDER RIGHTS PLAN.

[ ]	FOR [ ] AGAINST [ ] ABSTAIN

3.	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

[ ]	FOR [ ] AGAINST [ ] ABSTAIN

The Board of Directors recommends you vote “1 YEAR” on the following proposal:

4.	TO SELECT, ON AN ADVISORY BASIS, THE FREQUENCY (ANNUAL, BIENNIAL OR TRIENNIAL) WITH WHICH SHAREHOLDERS OF THE COMPANY WILL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

[ ]	1 YEAR [ ] 2 YEARS [ ] YEARS [ ] ABSTAIN

The Board of Directors recommends you vote FOR proposals 5 and 6:

5.	TO APPROVE AN AGREEMENT AND PLAN OF MERGER EFFECTING AN INTERNAL RESTRUCTURING OF THE COMPANY THROUGH A MERGER OF THE COMPANY WITH AND INTO CBOCS, INC., THE COMPANY’S WHOLLY OWNED SUBSIDIARY.

[ ]	FOR [ ] AGAINST [ ] ABSTAIN

6.	TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR.

[ ]	FOR [ ] AGAINST [ ] ABSTAIN

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR all Board of Directors nominees in the election of directors; FOR the approval of the Company’s shareholder rights plan; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR having an advisory vote on the compensation of the Company’s named executive officers every one year; FOR the approval of an Agreement and Plan of Merger effecting an internal restructuring of the Company through a merger of the Company with and into CBOCS, Inc., the Company’s wholly owned subsidiary; FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year; and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and any adjournment or postponement of that meeting.

PLEASE SIGN HERE AND RETURN PROMPTLY

(Note: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.)

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date